Exhibit 10.1(a)

EXHIBIT A

[Form of]
ADMINISTRATIVE QUESTIONNAIRE

ADS Waste Holdings, Inc.

Agent Address: Deutsche Bank Trust Company Americas 5022 Gate Parkway, Suite 200 Jacksonville, Florida 23356	Return form to: Sara Pelton Telephone: (904) 271-2886 Facsimile: (904) 779-3080 E-mail: ______________

It is very important that **all** of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

____

Signature Block Information: ______________________________

- Signing Credit Agreement ☐ Yes ☐ No
- Coming in via Assignment ☐ Yes ☐ No

Type of Lender: ____________________

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other- please specify)

Lender Parent: ______________________________

Domestic Address	Eurodollar Address
____________________	____________________
____________________	____________________
____________________	____________________

A-1

Contacts/Notification Methods: Borrowings, Paydowns, Interest, Fees, etc.

Primary Credit Contact Secondary Credit Contact Name: Company: Title: Address:

Telephone: Facsimile: E-Mail Address:

Primary Operations Contact Secondary Operations Contact Name: Company: Title: Address:

Telephone: Facsimile: E-Mail Address:

Bid Contact LC Contact Name: Company: Title: Address:

Telephone: Facsimile: E-Mail Address:

Lender’s Domestic Wire fustructions Bank Name: ABAlRouting No.: Account Name: Account No.: FFC Account Name: FFC Account No.: Attention: Reference:

Lender’s Foreign Wire Instructions Currency: Bank Name: SwiftIRouting No.: Account Name: Account No.: FFC Account Name: FFC Account No.: Attention: Reference:

Agent’s Wire fustructions Bank Name: ABAlRouting No.: Account Name: Account No.: FFC Account Name: FFC Account No.: Attention: Reference:

Tax Documents

NON-U.S. LENDER INSTITUTIONS:

I. *Corporations*:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following tax forms, as applicable to your institution: ***a.) IRS Form W-8BEN*** (*Certificate of Foreign Status of Beneficial Owner*) or ***b.) IRS Form W-8ECI*** (*Income Effectively Connected to a U.S. Trade or Business*)

A U.S. taxpayer identification number is required for any institution submitting IRS Form W-8ECI. It is also required on IRS Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **An original tax form must be submitted.**

II. *Flow-Through Entities*:

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original ***IRS Form W-8IMY*** (*Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding*) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. **Original tax form(s) must be submitted.**

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return ***IRS Form W-9*** *(Request for Taxpayer Identification Number and Certification).* **Please be advised that we request that you submit an original IRS Form W-9.**

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned prior to the first payment of income. Failure to provide the proper tax form when requested may subject your institution to U.S. tax withholding.

A-4

EXHIBIT B

[Form of]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the "***Assignment and Assumption***") is dated as of the Effective Date set forth below and is entered into by and between [*Insert name of Assignor*] (the "***Assignor***") and [*Insert name of Assignee*] (the "***Assignee***"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including participations in any Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "***Assigned Interest***"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor: ______________________________

2. Assignee: ______________________________
   [and is an Affiliate of [*identify Lender*] / Debt Fund Affiliate / Non-Debt Fund Affiliate[1]]

3. Borrower: [ADS Waste Escrow Corp. II][ADS Waste Holdings, Inc.]

4. Administrative Agent: Deutsche Bank Trust Company Americas, as the administrative agent under the Credit Agreement

5. Credit Agreement: The Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "***Credit Agreement***"), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL

1 Select as applicable.

B-1

WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto.

6. Assigned Interest:

Aggregate Amount Percentage

I

of Commitments! Amount of Assigned of Loans for all Commitments! Commitments!

2

Facility Assigned Lenders Loans Assigned Loans CUSIP Number

•	Term Loan $ $ %

I Revolving Credit $ $ % Commitment

2

Set forth, to at least 9 decimals, as a percentage of the CommitmentlLoans of all Lenders thereunder.

B-2

Effective Date: _,201_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

B-3

Consented to and Accepted:

[ADS WASTE ESCROW CORP. II][ADS WASTE HOLDINGS, INCi

By:

Name: Title:

4

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:

Name: Title:

[, as Issuing Bank and Swingline Lender

By:

Name:

Title: ]5

3

To be completed to the extent consent is required under Section 9.04(b) or the definition of “Eligible Assignee.”

4

To be completed to the extent consent is required under Section 9.04(b) or the definition of “Eligible Assignee.”

5

To be completed to the extent consent is required under Section 9.04(b) or the definition of “Eligible Assignee.”

B-4

ANNEX 1 to Assignment and Assumption

ADS WASTE HOLDINGS, INC. CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in . or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereun-der, (iii) the financial condition of Intermediate Holdings, the Borrower, the Restricted Subsidiaries or any of their Affiliates or any other person obligated in respect of any Loan Document or (iv) the performance or observance by Intermediate Holdings, the Borrower, the Restricted Subsidiaries or any of their Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received, or has been accorded the opportunity to receive, copies of the most recent financial statements delivered pursuant to Sections 4.02G) or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it has duly completed an Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement, unless it is already a Lender under the Credit Agreement, (viii) the Administrative Agent has received a processing and recordation fee of $3,500 as of the Effective Date (unless such fee has been waived by the Administrative Agent), (ix) it is [not a Fund Affiliate] [a [Non-Debt] [Debt] Fund Affiliate], (x) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.20(f) of the Credit Agreement, duly completed and executed by the Assignee and (xi) it is not a Defaulting Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

B-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by, the law of the State of New York without regard to conflicts of principles of law that would require the application of the laws of another jurisdiction.

B-2

EXHIBIT C

(Form of]

BORROWING REQUEST

Deutsche Bank Trust Company Americas as Administrative Agent for the Lenders referred to below, 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attention: Sara Pelton

Re: ADS WASTE HOLDINGS, INC.

(Date]

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of October 9,2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. n, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADV ANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement. The undersigned Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A) Borrower ADS WASTE HOLDINGS, INC.

(B) Class of Borrowing (Revolving Credit Borrowing] (Term Borrowing] (Incremental Term Borrowing]

(C) Principal amount of Borrowing I

(D) Date of Borrowing (which is a Business Day)

(E) Type of Borrowing (ABR] (Eurodollar]

(F) For Eurodollar Borrowing, the Interest Period and the last day thereof

Other than Swingline Loans, Loans requested shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million for Term Borrowings, (ii) an integral multiple of $500,000 and not less than $500,000 for Revolving Credit Borrowings or (iii) equal to the remaining available balance of the applicable Commitments.

D-l

(G) Funds are requested to be disbursed to tbe undersigned Borrower’s account witb [BANK] (Account No. ).

The undersigned Borrower hereby certifies tbat on the proposed Date of Borrowing, botb before and after giving effect thereto and to the application of proceeds tberefrom, tbe Borrowing complies with the terms and conditions of the Credit Agreement (including, witbout limitation, Sections 4.01 (b) and 4.01(c) of the Credit Agreement).

[Signature Page Follows]

D-2

ADS WASTE HOLDINGS, INC.

By:

Name:

Title: [Responsible Officer]

D-3

EXHIBIT D

[Fonn of]

COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as of October 9,2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto. Capitalized tenns used but not defined herein shall have the meanings given to them in the Credit Agreement. Pursuant to Section 5.02(a) of the Credit Agreement, [ ], [Responsible Officer] of Advanced Disposal Waste Holdings Corp. (in such capacity and not in his or her individual capacity), hereby certifies as follows:

a. [Attached hereto as are computations in reasonable detail demonstrating compliance with the financial covenant contained in Section 6.13 of the Credit Agreement for the four consecutive fiscal quarter period ended [ ], 201[_].]1 [Attached hereto as Schedule 2 is Intennediate Holdings’ calculation of Excess Cash Flow for [the fiscal year of Intermediate Holdings ended December 31,201 l [Attached hereto as Schedule 3 is the report of [ LLP].]3

b. No Default or Event of Default has occurred under the Credit Agreement which has not been previously disclosed in writing to the Administrative Agent pursuant to a Compliance Certificate.4

To accompany fmancial statements delivered under Sections 5.D1(a) and (b) (to the extent such financial covenant is required to be tested at such time), which computations shall be reasonably satisfactory to the Administrative Agent.

2

To accompany financial statements delivered under Section 5.01(a) only.

3

To accompany financial statements delivered under Section 5.01(a) only and which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” (except as a result of the maturity of any Loans occurring during the subsequent fiscal year) or like qualification or exception or any qualification or exception as to the scope of such audit.

4

Ifa Default or Event of Default shall have occurred, an explanation specifying the nature and extent of such Default or Event of Default shall be provided on a separate page together with an explanation of any corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

E-l

Dated this ( ] day of ( ], 20l(].

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:

Name:

Title: [Financial Officer]

SCHEDULE 1

Financial Covenant

Maximum Total Leverage Ratio: Total Consolidated Debt to Consolidated EBITDA

Total Consolidated Debt calculation:

(i) Aggregate amount of fudebtedness with respect to futermediate Holdings, without duplication, whether classified as fudebted-ness or otherwise on the consolidated balance sheet of futerme-diate Holdings, the Borrower and the Restricted Subsidiaries for:

(a) borrowed money or credit obtained or other similar monetary obligations, direct or indirect (including any· unpaid reimbursement obligations with respect to Letters of Credit, but excluding any contingent obligations with respect to Letters of Credit outstanding)

(b) all obligations evidenced by notes, bonds, debentures, or other similar debt instruments (other than performance bonds, landfill closure and post closure bonds) and related closure and post-closure liability obligations

(c) the deferred purchase price of assets or services (other than trade payables incurred in the ordinary course of business)

(d) all obligations, liabilities and fudebtedness relating to Capital Lease Obligations and Synthetic Leases which correspond to principal plus

(li) fudebtedness of the type referred to in clause (i) above of another Person Guaranteed by futermediate Holdings, the Borrower or the Restricted Subsidiaries:

(w) borrowed money or credit obtained or other similar monetary obligations, direct or indirect (including any unpaid reimbursement obligations with respect to Letters of Credit, but excluding any contingent obligations with respect to Letters of Credit outstanding)

(x) all obligations evidenced by notes, bonds, debentures, or other similar debt instruments (other than performance bonds, landfill closure and post closure bonds) and related closure and post-closure liability obligations

(y) the deferred purchase price of assets or services (other than trade payables incurred in the ordinary course of business)

(z) all obligations, liabilities and Indebtedness relating to Capital Lease Obligations and Synthetic Leases which correspond to principal

Total Consolidated Debt (the sum of (i)(a) through (i)(d) plus (ii)(w) through (ii)(z»

Consolidated EBITDA calculation for such period: (i) Adjusted Net Income plus (or minus, as appropriate) (ii) income taxes (iii) Consolidated Interest Expense

(iv) depreciation, depletion, accretion expense, amortization, restructuring costs and expenses associated with the integration of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) with Intermediate Holdings, the Borrower and the Restricted Subsidiaries (including, without limitation, severance and relocation expenses)

(v) other non-cash expenses (including, without limitation, impairment charges, non-cash amortization of debt issuance costs, write-off of deferred financing fees and charges in connection with the Refinancing and in connection with the Credit Agreement, net foreign exchange gain or loss, and net income or loss from equity accounted investee)

(vi) net gain or loss on sale of capital assets

(vii) nonrecurring expenses or charges

(viii) fair value adjustments attributable to stock options

(ix) restricted share expense

(x) retention payments made to management of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions)

(xi) payments to management in respect of certain completed acquisitions

Consolidated EBITDA (the sum of (i) through (xi»5

Total Consolidated Debt to Consolidated EBITDA ]:1.00

Total Leverage Ratio Covenant Requirement No more than

[ ]:1.00

5

Amount in clauses (i) through (xi), in each case, shall be only to the extent added to or deducted from Adjusted Net Income, without duplication, and determined in accordance with GAAP.

SCHEDULE 2

Excess Cash Flow Calculation:

(1)	Consolidated EBITDA for such fiscal year (as calculated in Schedule 1 above)

minus

(a)	Consolidated Interest Expense actually paid in cash during such fiscal year
(b)	all Taxes actually paid in cash during such fiscal year

(c) Capital Expenditures and closure and post-closure expenditures made in cash during such fiscal year to the extent funded with internally-generated cash flows (excluding any reimbursement or other third party payments from private or governmental entities)

(d) the cash purchase price paid in such fiscal year in connection with Permitted Acquisitions made during such fiscal year to the extent funded with internally-generated cash flows

(e) regularly scheduled principal amortization payments made in cash pursuant to Section 2.11 or with respect to Intermediate Holdings’. the Borrower’s and the Restricted Subsidiaries’ other Total Consolidated Debt during such fiscal year

(f) to the extent that any of the following expenses were added in the calculation of Consolidated EBITDA and were paid in cash during such fiscal year: (i) to the extent added in the calculation of Consolidated EBITDA, restructuring costs and expenses associated with the integration of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) with Intermediate Holdings, the Borrower and the Restricted Subsidiaries (including, without limitation, severance and relocation expenses) (ii) to the extent added in the calculation of Consolidated EBITDA, non-recurring expenses or charges, and (iii) to the extent added in the calculation of Consolidated EBITDA, retention payments made to management of acquired companies (including, without limitation, the Acquired Business and Permitted Acquisitions) and payments to management in respect of certain completed acquisitions

(g) to the extent added in the calculation of Consolidated EBITDA, the amount of any cost savings (net of the amount of actual benefits realized during such period) projected by

Intermediate Holdings to be realized upon an acquisition (including, without limitation, excess owner’s compensation)

(h) any increases in the accounts receivable and any decreases in the accounts payable of the Borrower and the Restricted Subsidiaries during such fiscal year plus

(i) any decreases in the accounts receivable and any increases in the accounts payable of the Borrower and the Restricted Subsidiary during such fiscal year

Excess Cash Flow «(1) less the sum of (a) through (h) plus (i))

SCHEDULE 3

Report of [ LLP]

EXHIBIT E

[Fonnofj

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

[ ],2012, among

ADS WASTE HOLDINGS, INC., as Borrower, THE GRANTORS PARTY HERETO and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

PAGE

SECTION 1. DEFINITIONS. 1 SECTION 2. GUARANTEES BY GUARANTORS. 8 SECTION 3. GRANT OF TRANSACTION LIENS. 10 SECTION 4. GENERAL REPRESENTATIONS AND WARRANTIES 11 SECTION 5. FURTHER ASSURANCES; GENERAL COVENANTS 13 SECTION 6. RECORDABLE INTELLECTUAL PROPERTY 14 SECTION 7. INVESTMENT PROPERTY 15 SECTION 8. DEPOSIT ACCOUNTS 17 SECTION 9. CASH COLLATERAL ACCOUNTS 17 SECTION 10. COMMERCIAL TORT CLAIMS 18 SECTION 12. LEITER-OF-CREDIT RIGHTS 18 SECTION 13. TRANSFER OF RECORD OWNERSHIP 18 SECTION 14. RIGHT TO VOTE SECURITIES. 19 SECTION 15. CERTAIN CASH DISTRIBUTIONS 19 SECTION 16. REMEDIES UPON EVENT OF DEFAULT. 19 SECTION 17. APPLICATION OF PROCEEDS. 20 SECTION 18. FEES AND EXPENSES; INDEMNIFICATION. 22 SECTION 19. AUTHORITY TO ADMINISTER COLLATERAL. 23 SECTION 20. LIMITATION ON DUTY IN RESPECT OF COLLATERAL 24 SECTION 21. GENERAL PROVISIONS CONCERNING THE COLLATERAL AGENT. 24 SECTION 22. TERMINATION OF TRANSACTION LIENS; RELEASE OF COLLATERAL. 25 SECTION 23. ADDITIONAL GUARANTORS AND GRANTORS 25

SECTION 24. NOTICES 26

SECTION 25. NO IMPLIED WAIVERS; REMEDIES NOT EXCLUSNE 26 SECTION 26. SUCCESSORS AND ASSIGNS 26 SECTION 27. AMENDMENTS AND WAIVERS 26 SECTION 28. CHOICE OF LA W 26 SECTION 29. WANER OF JURY TRIAL 26 SECTION 30. SEVERABILITY 27

-i-

SCHEDULES:

Schedule 1 Equity Interests in Subsidiaries and Affiliates Owned by Original Grantors ScheduJe2 Other Investment Property Owned by Original Grantors Schedule 3 Material Commercial Tort Claims

EXHIBITS:

Exhibit A Guarantee and Collateral Agreement Supplement ExhibitB Copyright Security Agreement Exhibit C Patent Security Agreement ExhibitD Trademark Security Agreement ExhibitE Perfection Certificate ExhibitF Issuer Control Agreement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT dated as of [ ],2012, among ADS WASTE HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto and DEUTSCHE BANK TRUST COMPANY AMERlCAS, as Collateral Agent.

WHEREAS, the Borrower is entering into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower intends to borrow Loans and obtain Letters of Credit for the purposes set forth therein;

WHEREAS, the Borrower is willing to secure (i) its obligations under the Credit Agreement, (ii) its obligations under Hedging Agreements with Lenders and their Affiliates and (iii) certain other obligations, by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, Intermediate Holdings is willing to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Borrower is willing to cause each of its Domestic Restricted Subsidiaries (other than Excluded Subsidiaries) to guarantee the foregoing obligations of the Borrower and to secure its guarantee thereof by granting Liens on its assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Lenders and the Issuing Bank are not willing to make Loans or issue or participate in Letters of Credit under the Credit Agreement, and the counterparties to the Hedging Agreements referred to above are not willing to enter into or maintain them, unless (i) the foregoing obligations of the Borrower are secured and guaranteed as described above and (li) each guarantee thereof is secured by Liens on assets of the relevant Guarantor as provided in the Security Documents; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section 1 have, as used herein, the respective meanings provided for therein. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

(b) Terms Defined in UCe. Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, each of the following terms has the meaning specified in the UCC:

Authenticate 9-102 Certificated Security 8-102 Chattel Paper 9-102 Commercial Tort Claim 9-102

Commodity Account 9-102 Commodity Customer 2 Deposit Account 9-102 Document 9-102 Entitlement Holder 8-102 Entitlement Order 8-102 Equipment 9-102 Financial Asset 8-102 & 103 Fixtures 9-102 HYibles 9-102 Goods 9-102 Instrument 9-102 Inventory 9-102 Investment Property 9-102 Letter-of-Credit Right 9-102 Record 9-102

~Curities Account 8-501

Securities Intermediary 02 Security 8-102 & 103 Security Entitlement 8-102 Supporting Obligations 9-102 Uncertificated Security 8-102

(c)	Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Cash Collateral Account” has the meaning set forth in Section 9.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” shall mean all property (including all Intellectual Property), whether now owned or hereafter acquired, on which a Lien is granted or pnrported to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Grantor, the term “Collateral” means all its property (including all Intellectual Property) on which such a Lien is granted or purports to be granted.

“Collateral Accounts” shall mean the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Contingent Obligation” shall mean, at any time, any Obligation (or portion thereot) that is contingent in nature at such time, including any Obligation that is:

(i)	an obligation to reimburse the Issuing Bank for drawings not yet made under a Letter of Credit issued by it;

(ii) an obligation under a Secured Hedging Agreement to make payments that cannot be quantified at such time;

(iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

(iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Control” shall have the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant CollateraL

“Controlled Deposit Account” shall mean a Deposit Account (i) that is subject to a Deposit Account Coritrol Agreement or (ii) as to which the Collateral Agent is the Depositary Bank’s “customer” (as defined in UCC Section 4-104).

“Controlled Securities Account” shall mean a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Collateral Agent and such Securities Intermediary.

“Copyright License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

“Copyrights” shall mean all the following (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the copyright registrations and copyright applications described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit B (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement” shall mean the Credit Agreement dated as of October 9, 2012 (as amended, supplmented or otherwise modified from time-to-time) among the Borrower (as successor in interest to ADS Waste Escrow Corp.IT), Intermediate Holdings, the lenders that are parties thereto and Deutsche Bank: Trust Company Americas, as Administrative Agent.

“Deposit Account Control Agreement” shall mean, with respect to any Deposit Account of any Grantor, a Deposit Account Control Agreement among such Grantor, the Collateral Agent and the relevant Depositary Bank: in form and substance satisfactory to the Collateral Agent; it being understood that each such Deposit Account Control Agreement shall contain an agreement that the Depositary Bank shall comply with the instructions originated by the Grantor unless and until the Collateral Agent delivers a notice of exclusive control to the Depositary Bank in accordance with the terms of this Agreement.

“Depositary Bank” shall mean a bank at which a Controlled Deposit Account is maintained.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv)-in the case of any other business entity, any participation or other interest in the equity or profits thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Grantors” shall mean the Borrower and the Guarantors.

“Guarantee” shall mean, with respect to each Guarantor, its guarantee of the Obligations under Section 2 hereof or Section 1 of a Guarantee and Collateral Agreement Supplement.

“Guarantee and Collateral Agreement Supplement” shall mean a Guarantee and Collateral Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 23 andlor adding additional property to the Collateral.

“Guarantors” shall mean Intermediate Holdings, each Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 23.

“Intellectual Property” shall mean any and all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including all inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, and all rights to sue for any infringement, misappropriation or any violation of, and all income, royalties, damages and payments due or payable with respect to, any of the foregoing.

“Intellectual Property Filing” shall mean (i) with respect to any Patent, Patent License, Trademark or Trademark License that constitutes Recordable Intellectual Property, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form and (ii) with respect to any Copyright or Copyright License that constitutes Recordable Intellectual Property, the filing ofthe applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” shall mean a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“Intermediate Holdings” shall mean Advanced Disposal Waste Holdings Corp., a Delaware corporation.

“Issuer Control Agreement” shall mean an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent shall have approved).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Material Commercial Tort Claim” shall mean a Commercial Tort Claim involving a claim for more than $5,000,000.

“Mortgage” shall mean a mortgage or deed of trust in form satisfactory to the Collateral Agent in each case creating a Lien on real property in favor ofthe Collateral Agent (or a sub-agent appointed pursuant to Section 21(b» for the benefit of the Secured Parties and with such changes in the form thereof as the Collateral Agent shall request for the purpose of conforming to local practice for similar instruments in the jurisdiction where such real property is located.

“Non-Contingent Obligation” shall mean at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

“Obligations” shall mean (a) obligations of Borrower and the Guarantors from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including Post-Petition Interest) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by Borrower and the Guarantors under the Credit Agreement or this Agreement in respect of any Letter of Credit, when and as due, including reimbursement payments, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Borrower and the Guarantors under the Credit Agreement, this Agreement and the other Loan Documents, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, (c) all obligations of a Loan Party to any Qualified Counterparty under any Secured Hedging Agreements and (d) all obligations of a Loan Party to any Cash Management Bank under any Secured Cash Management Agreements.

“Original Grantor” shall mean any Grantor that grants a Lien on any of its assets hereunder on the Acquisition Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patent License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not, including any agreement identified in Schedule 1 to any Patent Security Agreement.

“Patents” shall mean (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the issued patents and pending patent applications described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Patent Security Agreement” shall mean a Patent Security Agreement, substantially in the form of Exhibit C (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Perfection Certificate” shall mean, with respect to any Grantor, a certificate substantially in the form of Exhibit E (with any changes that the Collateral Agent shall have approved), completed and supplemented with the schedules contemplated thereby to the satisfaction of the Collateral Agent, and signed by an officer of such Grantor.

“Permitted Liens” shall mean (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.01 of the Credit Agreement.

“Personal Property Collateral” shall mean all property included in the Collateral except Real Property Collateral.·

“Pledged,” when used in conjunction with any type of asset, shall mean at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Post-Petition Interest” shall mean any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of anyone or more of the Grantors (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Proceeds” shall mean all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Qualified Counterparty” shall mean any Person that, (x) with respect to any Hedging Agreement entered into on or after the Closing Date, at the time it enters into a Hedging Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Hedging Agreement and (y) with respect to any Hedging Agreement entered into prior to, an in effect as of, the Closing Date, Bank of America, N.A., in its capacity as a party to such Hedging Agreement.

“Real Property Collateral” shall mean all interests in real property included in the Collateral.

“Recordable Intellectual Property” shall mean (i) any Patent registered with the United States Patent and Trademark Office, and any Patent License with respect to a Patent so registered, (ii) any Trademark registered with the United States Patent and Trademark Office, and any Trademark License with respect to a Trademark so registered, (iii) any Copyright registered with the United States Copyright

Office and any Copyright License with respect to a Copyright so registered and (iv) all rights in or under any of the foregoing.

“Release Conditions” shall mean the following conditions for releasing all the Guarantees and terminating all the Transaction Liens:

(i)	all Commitments under the Credit Agreement shall have expired or been terminated;

(ii) all Non-Contingent Obligations shall have been paid in full; and

(iii) no Contingent Obligation (other than contingent indenmification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding;

provided that the condition in clause (iii) shall not apply to outstanding Letters of Credit if (x) no Event of Default has occurred and is continuing and (y) the Borrower has Cash Collateralized such Letters of Credit.

“Secured Agreement,” when used with respect to any Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Guarantor and/or rights of the holder with respect to such Obligation.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is between a Loan Par-tyand any Qualified Counterparty.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the Lenders, each Qualified Counterparty party to a Secured Hedging Agreement, each Cash Management Bank party to a Secured Cash Management Agreement and the holders from time to time of the Obligations.

“Securities Account Control Agreement” shall mean, when used with respect to a Securities Account, a Securities Account Control Agreement among the relevant Securities Intermediary, the relevant Grantor and the Collateral Agent in form and substance satisfactory to the Collateral Agent; it being understood that each such Securities Account Control Agreement shall contain an agreement that the Securities Intermediary shall comply with Entitlement Orders originated by the Grantor unless and until the Collateral Agent delivers a notice of exclusive control to the Securities Intermediary in accordance with the terms of this Agreement.

“Security Documents” shall mean this Agreement, the Guarantee and Collateral Agreement Supplements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Mortgages, the Intellectual Property Security Agreements and all other supplemental or additional security agreements, pledge agreements, control agreements, mortgages or similar instruments delivered pursuant to the Loan Documents.

“Software” shall mean all (i) computer programs and supporting information provided in connection with a transaction relating to the program and (li) computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program whether or not the program is associated with the goods in such a manner that it customarily is considered part of the goods, and whether or not, by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods and whether or not the program is embedded in goods that consist solely of the medium in which the program is embedded.

“Trademark License” shall mean any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, whether registered or not, (li) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including the trademark registrations and trademark applications described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past, present or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past, present or future infringements thereof.

“Trademark Security Agreement” shall mean a Trademark Security Agreement, substantially in the form of Exhibit D (with any changes that the Collateral Agent shall have approved), executed and delivered by a Grantor in favor of the and Collateral Agent for the benefit of the Secured Parties.

“Transaction Liens” shall mean the Liens granted by the Grantors under the Security Documents.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

SECTION 2. Guarantees by Guarantors.

(a) Guarantees. Each Guarantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). Ifthe Borrower fails to pay any Obligation punctually when due, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

(b) Guarantees Unconditional. The obligations of each Guarantor under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;

(li) any modification or amendment of or supplement to any Secured Agreement;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

(iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;

(v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory coun-terclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower, any other Guarantor or any other Person; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.

(c) Release of Guarantees. (i) All the Guarantees will be released when all the Release Conditions are satisfied. Ifat any time any payment of an Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii) Ifall the capital stock of a Guarantor or all the assets of a Guarantor are sold to a Person other than Intermediate Holdings or another Loan Party in a transaction permitted by the Credit Agreement (any such sale, a “Sale of Guarantor”), the Collateral Agent shall release such Guarantor from its Guarantee. Such release shall not require the consent of any Secured Party, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale constitutes a Sale of Guarantor.

(iii) In addition to any release permitted by subsection (ii) above, the Collateral Agent may release any Guarantee with the prior written consent of the Required Lenders; provided that any release of all or substantially all the Guarantees shall require the consent of all the Lenders.

(d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person.

(e) Subrogation. A Guarantor that makes a payment with respect to an Obligation hereunder shall be subrogated to the rights of the payee against the Borrower with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against the Borrower, or by reason of contribution against any other Guarantor of such Obligation, until all the Release Conditions have been satisfied.

(0 Stay ofAcceleration. Ifacceleration of the time for payment of any Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.

(g) Right ofSet-Off If any Obligation is not paid promptly when due, each of the Secured Parties and their respective Affiliates is authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Secured Party or Affiliate to or for the credit or the account of any Guarantor against the obligations of such Guarantor under its Guarantee, irrespective of whether or not such Secured Party shall have made any demand thereunder and although such obligations may be unmatured. The rights of each Secured Party under this subsection (g) are in addition to all other rights and remedies (including other rights of set-oft) that such Secured Party may have.

(h) Continuing Guarantee. Each Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. Ifall or part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights under each Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

(i) Limitation on Obligations ofSubsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.

SECTION 3. Grant of Transaction Liens.

(a) The Borrower, in order to secure the Obligations, and each GUarantor, in order to secure its Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located: all Accounts;

(i)	all Chattel Paper;

(ii) all cash and Deposit Accounts;

(iii) all Documents;

(iv) all Equipment (including, without limitation, all machinery, tractors, trailers, rolling stock and vehicles now owned or hereafter acquired by such Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto);

(v) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

(ix) the Commercial Tort Claims described in Schedule 3;

(x)	Letter-of-Credit Rights;

(xi) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xii) such Grantor’s ownership interest in (w) its Collateral Accounts, (x) all Financial Assets credited to its Collateral Accounts from time to time and all Security Entitlements in respect thereof, (y) all cash held in its Collateral Accounts from time to time and (z) all other money in the possession of the Collateral Agent;

(xiii) all other Goods (including but not limited to Fixtures) and personal property of such Grantor, whether tangible or intangible;

(xiv) all computer records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software and any cash collateral, deposit account or investment account established or maintained hereunder;

(xv) all Supporting Obligations; and

(xvi) all Proceeds of the Collateral described in the foregoing clauses (i) through (xv);

provided that the Excluded Assets shall be excluded from the foregoing security interests. Each Grantor shall, upon request of the Collateral Agent, use all reasonable efforts to obtain any such required consent that is reasonably obtainable.

(b) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any person under or in respect of any of the Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Grantor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereun-der or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

SECTION 4. General Representations and Warranties. Each Grantor represents and warrants that:

(a) Such Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate.

(b) With respect to each Original Grantor, Schedule 1 lists all Equity Interests in subsidiaries and Affiliates owned by such Grantor as of the Acquisition Date. Such Grantor holds all such Equity Interests directly (i.e., not through a subsidiary, a Securities Intennediary or any other Person) and in the amounts as specified on Schedule 1.

(c) With respect to each Original Grantor, Schedule 2 lists, as of the Acquisition Date, (i) all Securities owned by such Grantor (except Securities evidencing Equity Interests in subsidiaries and Affiliates) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Grantor owns Security Entitlements.

(d)	Grantor owns no Commodity Account in respect of which such Grantor is the Commodity Customer.

(e) All Pledged Equity Interests owned by such Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) any inchoate tax liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Grantor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect thereto.

(f)	Such Grantor owns all its Collateral, free and clear of any Lien other than Permitted Liens.

(g) Such Grantor has not perfonned any acts that might prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens or as otherwise consented to by the Collateral Agent (such consent not to be unreasonably withheld or delayed). After the Acquisition Date, no Collateral owned by such Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Lien.

(h) The Transaction Liens on all Personal Property Collateral owned by such Grantor (i) have been validly created, (li) will attach to each item of such Collateral on the Acquisition Date (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Obligations or such Grantor’s Guarantee, as the case may be.

(i) Such Grantor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Original Grantor, information set forth therein is correct and complete as of the Acquisition Date. Within 30 days after the Acquisition Date, such Original Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in its Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on its Personal Property Collateral.

(j) When UCC financing statements describing the Personal Property Collateral as “all personal property” have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Personal Property Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein (except Permitted Liens). When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 6(a», the Transaction Liens will constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein (except Permitted Liens). Except for (i) the filing of such UCC financing statements, (ii) such Intellectual Property Filings and (iii) the due recordation ofthe Mortgages, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens.

(k) Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

(1)	Such Grantor’s Collateral is insured as required by Section 5.07 of the Credit Agreement.

(m) All of such Grantor’s Inventory has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

SECTION 5. Further Assurances; General Covenants. Each Grantor covenants as follows:

(a) Such Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or advisable, or that the Collateral Agent may request, in order to:

(i)	create, preserve, perfect, confrrm or validate the Transaction Liens on such Grantor’s Collateral;

(ii) in the case of Pledged Deposit Accounts, Pledged Investment Property and Pledged Letter-of-Credit Rights, cause the Collateral Agent to have Control thereof;

(iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral.

Such Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property” or other words to that effect) and other information set forth therein as the Collateral Agent may deem necessary or advisable for the purposes set forth in the preceding sentence. Each Gran-

tor also ratifies its authorization for the Collateral Agent to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confining, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b) Such Grantor will not (i) change its name, identity, organizational identification number or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or the location of its chief executive office or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Collateral Agent notice thereof within 10 days after any such action, and as a result of any of the foregoing, each Grantor shall take all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.

(c)	[Reserved].

(d) Such Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral, except as permitted by the Credit Agreement. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Grantor or a lease) permitted by the foregoing proviso, the Transaction Liens on the assets sold or disposed of (but not in any Proceeds arising from such sale or disposition) will cease immediately without any action by the Collateral Agent or any other Secured Party. The Collateral Agent will, at the Borrower’s expense, execute and deliver to the relevant Grantor such documents as such Grantor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien; provided that the Collateral Agent shall have received such certifications of the Borrower with respect to such sale or disposition that it shall reasonably request.

(e) Such Grantor will, promptly upon request, provide to the Collateral Agent all instruments and documents (including legal opinions and lien searches) and all other information and evidence concerning such Grantor’s Collateral (including as to the perfection and priority status of each such security interest and Lien) that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(f) Such Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 6. Recordable Intellectual Property. Each Grantor covenants as follows:

(a) On the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will sign and deliver to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by, or licensed to, such Grantor. Within 30 days after each December 31 and June 30 thereafter, it will sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by, or licensed to, such Grantor on such December 31 or June 30 that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b) Such Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any material Recordable Intellectual Property owned by or licensed to such Grantor may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of, or rights to, such material Recordable Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same; provided, that such Grantor shall solely have the right to abandon or cancel any application or registration relating to any material Recordable Intellectual Property owned by or licensed to such Grantor in its reasonable business judgment. If any of such Grantor’s rights to any Recordable Intellectual Property are infringed, misappropriated or diluted by a third party, such Grantor will notify the Collateral Agent within 30 days after it learns thereof, but such Grantor shall solely have, in its reasonable business judgment, the right to sue or not to sue for infringement, misappropriation or dilution and to recover or not to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Recordable Intellectual Property.

(c) Upon the occurrence and during the continuance of an Event of Default, upon the request of the Collateral Agent, each Grantor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

SECTION 7. Investment Property. Each Grantor represents, warrants and covenants as follows:( a) Certificated Securities. On the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor. Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will promptly, and in any event, within ten (10) days thereafter, deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 7G) in the case of voting Equity Interests in a Foreign Subsidiary.

(b) Uncertificated Securities. On the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its frrst Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will enter into (and cause the rele-

vant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will promptly, and in any event, within ten (10) days thereafter, enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 7G) in the case of voting Equity Interests in a Foreign Subsidiary.

(c) Security Entitlements. On the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will, with respect to each Security Entitlement with a value in excess of $5,000,000 then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Security Entitlement with a value in excess of $5,000,000, such Grantor will, as promptly as practicable, cause the underlying Financial Asset to be credited to a Controlled Securities Account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities or any Securities Intermediary unless an Event of Default has occurred and is continuing.

(d) Perfection as to Certificated Securities. When such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 7(h) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others and (ii) the Collateral Agent will have Control of such Pledged Certificated Security.

(e) Perfection as to Uncertificated Securities. When such Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others and (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security.

(f) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens) and (ii) the Collateral Agent will have Control of such Security Entitlement.

(g) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-HO(e» will at all times be located in the United States.

(h) Delivery ofPledged Certificates. All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent.

(i) Communications. Each Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Grantor or its nominee and (ii) Pledged Security Entitlements as to which such Grantor is the Entitlement Holder.

(j) Foreign Subsidiaries. A Grantor will not be obligated to comply with the provisions of this Section 7 at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time as an Excluded Asset and/or the comparable provisions of one or more Guarantee and Collateral Agreement Supplements.

(k) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 7(a) and such Grantor shall fulfi~l all other requirements under Section 7 applicable in respect thereof

SECTION 8. Deposit Accounts. Each Grantor represents, warrants and covenants as follows:

(a) In respect to each Controlled Deposit Account, the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(b) So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except the Depositary Bank’s right to deduct its normal operating charges, any uncollected funds previously credited thereto and other customary depository fees and expenses and the Depositary Bank’s Lien with respect thereto).

(c) The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.

SECTION 9. Cash Collateral Accounts. If and when required for purposes hereof or of any other Loan Document, the Collateral Agent will establish with respect to each Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all cash collateral that is required to be deposited therein pursuant to the Loan Documents shall be deposited from time to time. Funds held in any Cash Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Grantor shall request from time to time; provided that if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Cash Equivalents. Subject to Section 17, withdrawal of funds on deposit in any Cash Collateral Account shall be permitted if, as and when expressly so provided in or in respect of the applicable provision of the Loan Documents pursuant to which such Cash Collateral Account was required to be established.

SECTION 10. Commercial Tort Claims. Each Grantor represents, warrants and covenants as follows:

(a) In the case of an Original Grantor, Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to DCC Section 9-108, each Material Commercial Tort Claim with respect to which such Original Grantor is the claimant as of the Acquisition Date. In the case of any other Grantor, Schedule 3 to its first Guarantee and Collateral Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Guarantee and Collateral Agreement Supplement.

(b) If any Grantor acquires a Material Commercial Tort Claim after the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), such Grantor will promptly sign and deliver to the Collateral Agent a Guarantee and Collateral Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

. On the Acquisition Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Guarantee and Collateral Agreement Supplement (in the case of any other Grantor), if any amount in excess of $5,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor, upon the request of the Collateral Agent, will deliver such Instrument or Chattel Paper to the Collateral Agent as Collateral hereunder, accompanied by instruments of transfer or assignment duly executed in blank. Thereafter, if any amount in excess of $5,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Grantor will deliver to such Instrument or Chattel Paper to the Collateral Agent as Collateral hereunder.

SECTION 12. Letter-ol-Credit Rights. Ifat any time any Grantor is a beneficiary under a . Letter of Credit, such Grantor shall promptly notify the Collateral Agent thereof and such Grantor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confumer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clause (i) and (li) have not been taken, does not exceed $5,000,000 in the aggregate for all Grantors.

SECTION 13. Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section 13. Ifthe provisions of this Section 13 are implemented, Section 7(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

SECTION 14. Right to Vote Securities.

(a) Unless an Event of Default shall have occurred and be continuing, each Grantor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

(b) If an Event of Default shall have occurred and be continuing, the Collateral Agent will have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent had an interest therein identical to that of the applicable Grantor, and each Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

SECTION 15. Certain Cash Distributions. Cash Distributions with respect to assets held in a Cash Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided in Section 9. Cash Distributions with respect to any Pledged Equity Interest or Pledged Indebtedness that is not held in a Collateral Account (whether held in the name of a Grantor or in the name of the Collateral Agent or its nominee) shall be deposited, promptly upon receipt thereof, in a Deposit Account of the relevant Grantor; provided that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may deposit, or direct the recipient thereof to deposit, each such Cash Distribution in the relevant Grantor’s Cash Collateral Account.

SECTION 16. Remedies upon Event of Default.

(a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such subagents) under the Security Documents.

(b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Personal Property Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and (with the consent of the Collateral Agent, which may be withheld in its discretion) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all of any part of the Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c) If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 17 hereof. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.

(d) Notice of any such sale or other disposition shall be given to the relevant Grantor(s) as (and it) required by Section 19.

(e) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised only upon the occurrence and during the continuation of an Event of Default; provided, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

(t) The foregoing provisions of this Section shall not apply to Real Property Collateral; provided that the foregoing provisions of this Section shall also apply to Fixtures to the extent such Fixtures are governed by Article 9 of the UCc.

SECTION 17. Application of Proceeds.

(a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 18 or pursuant to Section 9.05 of the Credit Agreement;

second, to pay ratably all interest (including Post-Petition Interest) on and fees in respect of the Obligations payable under the Credit Agreement, until payment in full of all such interest and fees shall have been made;

third, to pay the unpaid principal of the Obligations ratably (or provide for the payment thereof pursuant to Section 17 (b», until payment in full of the principal of all Obligations (including all payments in respect of Secured Hedging Agreements) shall have been made (or so provided for);

founh, to pay all other Obligations ratably (or provide for the payment thereof pursuant to Section 17(b», until payment in full of all such other Obligations shall have been made (or so provided for); and

finally, to pay to the relevant Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

provided that Collateral owned by a Subsidiary Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third andfourth only to the extent permitted by the limitation in Section 2(i). The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 17(b), be payable pursuant to Section 17(a) in respect of a Contingent Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Obligation if then ascertainable (e.g., in the case of a Letter of Credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Obligation, but instead will hold such monies or invest such monies in Cash Equivalents. All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 17(b) rather than Section 17(a). The Collateral Agent will hold all such monies and Investments and the net proceeds thereof in trust until all or part of such Contingent Obligation becomes a Non-Contingent Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Obligation; provided that, if the other Obligations theretofore paid pursuant to the same clause of Section 17(a) (i.e., clause second orfourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Obligation as the percentage of such other Obligations theretofore paid pursuant to the same clause of Section 17(a). If (i) the holder of such Contingent Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Obligation and (ii) the Collateral Agent still holds -21-

any amount held in trust pursuant to this Section 17(b) in respect of such Contingent Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 17(a).

(c) In making the payments and allocations required by this Section 17, the Collateral Agent may rely upon information supplied to it pursuant to Section 21(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

SECTION 18. Fees and Expenses; Indemnification.

(a)	Each Grantor agrees, jointly and severally, promptly upon demand, to pay to the Collateral Agent:

(i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii) the amount of all reasonable and documented or invoiced out-of-pocket fees and expenses (including transfer taxes and reasonable fees and expenses of experts) incurred by the Collateral Agent (or its Affiliates) in connection with (x) the preparation, administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or (z) the enforcement or protection of its rights in, or the exercise of its rights or powers under, the Security Documents (including the collection, sale or other disposition of any Collateral), including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable and documented fees, charges and disbursements of a single counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Collateral Agent (and its Affiliates) (and, in the case of an actual or perceived conflict of interest, where the Person affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person and any similar affected Persons);

(iii) the amount of any fees that the Borrower shall have agreed in writing to pay to the Collateral Agent and that shall have become due and payable in accordance with such written agreement; and

(iv) the amount required to indemnify the Collateral Agent for, or hold it harmless and defend it against, any loss, claim, damage, liability and reasonable and documented or invoiced out-of-pocket fees and expense (including the reasonable and documented fees and expenses of its counsel and any experts or sub-agents appointed by it hereunder) incurred or suffered by the Collateral Agent in connection with the Security Documents, except to the extent that such loss, claim, damage, liability, fee or expense are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Collateral Agent or any of its controlled Affiliates or any Related Party, in each case acting at the direction of the Collateral Agent, or breach of any duty that the Collateral Agent has under this Agreement (after giving effect to Section 20). Any such amount -22-

not paid to the Collateral Agent on demand will be subject to the terms of Section 2.07 of the Credit Agreement.

(b) Ifany transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c) Each Grantor agrees, jointly and severally, to indemnify the Secured Parties and each Related Party ofthe Secured Parties (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable and documented fees, disbursements and other charges of any environmental consultant and one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another finn of counsel for such affected Indemnitee and any similarly affected Indemnitees) of any such Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of the Security Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (li) any Environmental Liability related in any way to the Grantors, any of their respective subsidiaries or any property currently or formerly owned, leased or operated by the Grantors, any of their respective subsidiaries or any of their respective predecessors, including the Mortgaged Properties (except that the Grantors shall not be obligated to indemnify any Indemnitee for any environmental condition at any property to the extent negligently caused by an Indemnitee and clearly demonstrated by a Grantor as first occurring after any transfer of the property by foreclosure or by a deed in lieu of foreclosure) or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Grantor or any of their respective Affiliates); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its controlled Affiliates or any of the officers, directors, employees, agents, advisors or other representative of any of the foregoing, in each case, acting at the direction of such Indemnitee, (y) a material breach of any of its obligations under this Agreement as determined by a court of competent jurisdiction in a final and non-appealable decision by such Indem-nitee or (z) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Swingline Lender or the Issuing Bank, in each case in their respective capacitates as such).

SECTION 19. Authority to Administer Collateral.

(a) Each Grantor irrevocably appoints the Collateral Agent as its true and lawful attorney, with full power of substitution, in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(li) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto, -23-

(iii) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent had an interest therein identical to that of the applicable Grantor, and

(iv) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Personal Property Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (x) contain the information specified in DCC Section 9-613, (y) be Authenticated and (z) be sent to the parties required to be notified pursuant to DCC Section 9-611 (c); provided, further, that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the DCC.

(b) Notwithstanding anything to the contrary herein, the foregoing provisions of this Section shall not apply to Real Property Collateral; provided that the foregoing provisions of this Section 19 shall apply to Fixtures to the extent such Fixtures are governed by Article 9 of the DCC.

SECTION 20. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 21. General Provisions Concerning the Collateral Agent.

(a) The provisions of Article VIII and Section 9.05 of the Credit Agreement shall inure to the benefit of the Administrative Agent and the Collateral Agent, to the extent provided for therein, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent and the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Administrative Agent and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Administrative Agent and the Collateral Agent are required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Administrative Agent and the Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Administrative Agent and the Collateral Agent shall be deemed not to have knowledge of any Event of

Default unless and until written notice thereof is given to the Collateral Agent by Intermediate Holdings, the Borrower or a Secured Party.

(b) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 20 and this Section 21 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(c) Information as to Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lenders, their Obligations and actions taken by them, (li) any Secured Party for information as to its Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

SECTION 22. Termination of Transaction Liens; Release ofCollateral.

(a) The Transaction Liens granted by each Guarantor shall terminate when its Guarantee is released pursuant to Section 2(c).

(b)	The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.

(c) At any time before the Transaction Liens granted by the Borrower terminate, the Collateral Agent may, at the written request of the Borrower and to the extent permitted by the Credit Agreement, (i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or (li) release all or substantially all the Collateral with the prior written consent of all Lenders.

(d) Upon any termination of a Transaction Lien orrelease of Collateral, the Collateral Agent will, at the expense of the relevant Grantor, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, and to terminate Control Agreements and similar third party agreements with respect to the released Collateral; provided that the Collateral Agent shall have received such certifications of the Borrower with respect to such sale or disposition that it shall reasonably request.

SECTION 23. Additional Guarantors and Grantors. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Guarantee and Collateral Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Grantor” as defined herein. The execution and delivery of such Guarantee and Collateral Agreement Supplement shall not require the con-

sent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

SECTION 24. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Borrower, shall be given to it in care of the Borrower.

SECTION 25. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

SECTION 26. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Obligatiori is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns.

SECTION 27. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Lenders as are required to consent thereto under Section 9.08 of the Credit Agreement. No such waiver, amendment or modification shall (i) be binding upon any Grantor, except with its written consent or (li) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

SECTION 28. Choice ofLaw. THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN SUCH SECURITY DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY SUCH OTHER SECURITY DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 29. Waiver ofJury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER SECURITY DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 29.

SECTION 30. Severability. Ifany provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year fIrst above written.

ADS WASTE HOLDINGS, INC., as Borrower

By:

Name: Title:

ADVANCED DISPOSAL WASTE HOLDINGS CORP., as Intermediate Holdings and a Guarantor

By:

Name: Title:

[Signature Page—Guarantee and Collateral Agreement]

Guarantors:

[Guarantors]

By:             Name: Title:

[Signature Page Guarantee and Collateral Agreement)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:             Name: Title:

By:             Name: Title:

[Signature Page Guarantee and Collateral Agreement]

SCHEDULEl

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES OWNED BY ORIGINAL GRANTORS

(as of the Acquisition Date)

Jurisdiction Number of of Owner of Percentage Shares or Issuer Organization Equity Interest Owned Units

S-l-l

SCHEDULE 2

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Afflliates) OWNED BY ORIGINAL GRANTORS

(as of the Acquisition Date)

PART 1- Securities

Jurisdiction of Amount Type of Issuer Organization Owner of Securities Owned Security”

PART 2—Securities Accounts

The Original Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Securities

Owner Intermediary Account Number

S-3-1

SCHEDULE 3

MATERIAL COMMERCIAL TORT CLAIMS

A-I

EXHffiITA to Guarantee and Collateral Agreement

GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT

GUARANTEE AND COLLATERAL AGREEMENT SUPPLEMENT dated as of             , between [NAME OF GRANTOR] (the “Grantor”) and Deutsche Bank Trust Company Ameri-cas, as Collateral Agent.

WHEREAS, ADS WASTE HOLDINGS, INC., the Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Collateral Agent, are parties to a Guarantee and Collateral Agreement dated as of [ ],2012 (as heretofore amended and/or supplemented, the “Guarantee and Collateral Agreement”) under which the Borrower secures certain of their obligations under and in connection with the Credit Agreement (the “Obligations”) and the Guarantors guarantee the Obligations and secure their respective guarantees thereof;

WHEREAS, [name of Grantor] [desires to become] [is] a party to the Guarantee and Collateral Agreement as a Guarantor and Grantor thereunder; 12 and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Guarantee.13

1. The Grantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Grantor acknowledges that, by signing this Guarantee and Collateral Agreement Supplement and delivering it to the Collateral Agent, the Grantor becomes a “Guarantor” and “Grantor” for all purposes of the Guarantee and Collateral Agreement and that its obligations under the foregoing Guarantee are subject to all the provisions of the Guarantee and Collateral Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.

2. Grant of Transaction Liens.

(a) In order to secure [its Guarantee]14 [the Obligations]15, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property

12 If the Grantor is the Borrower, delete this recital and Section 1 hereof.

l3 Delete this Section if the Grantor is the Borrower or a Guarantor that is already a party to the Guaranty and Collateral Agreement.

14 Delete bracketed words if the Grantor is the Borrower.

15 Delete bracketed words if the Grantor is a Guarantor.

of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral] 16

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3. Delivery of Collateral. Concurrently with delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Section 7 of the Guarantee and Collateral Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

4. Party to Guarantee and Collateral Agreement. Upon delivering this Guarantee and Collateral Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Guarantee and Collateral Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto. 17

5. Representations and Warranties.

(a) The Grantor is duly organized, validly existing and in good standing under the laws of [j urisdiction of organization].

(b) The Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof. Within 30 days after the date hereof, the Grantor will furnish to the Collateral Agent a file search report from each UCC filing office listed in such Perfection Certificate, showing the filing made at such filing office to perfect the Transaction Liens on the New Collateral.

(c) The execution and delivery of this Guarantee and Collateral Agreement Supplement by the Grantor and the performance by it of its obligations under the Guarantee and Collateral Agreement as supplemented hereby are within its organizational powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

16 If the Grantor is not already a party to the Guaranty and Collateral Agreement, clauses (i) through (xvi) of, and the proviso to, Section 3(a) of the Guaranty and Collateral Agreement may be appropriate.

17 Delete Section 4 if the Grantor is already a party to the Guaranty and Collateral Agreement.

(d) The Guarantee and Collateral Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e) Each of the representations and warranties set forth in Sections 4 through 11 of the Guarantee and Collateral Agreement is true, in all material respects, as applied to the Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to Schedules to the Guarantee and Collateral Agreement shall be deemed to refer to the corresponding Schedules to this Guarantee and Collateral Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Acquisition Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Guarantee and Collateral Agreement Supplement.

6. Governing Law. This Guarantee and Collateral Agreement Supplement and any claim, controversy or dispute arising under or related to this Guarantee and Collateral Agreement (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof) shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Collateral Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:

Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:

Name: Title:

By:

Name: Title:

Schedule 1 to Guarantee and CoUateral Agreement Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES OWNED BY GRANTOR

Jurisdiction of Percentage Number of Issuer Organization Owned Shares or Units

Schedule 2 to Guarantee and Collateral Agreement Supplement

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates) OWNED BY GRANTOR

PART 1- Securities Jurisdiction

Jurisdiction of Amount Type of Issuer Organization Owned Security

PART 2—Securities Accounts

The Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Securities Intermediary Account Number

EXHIBIT B to Guarantee and Collateral Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright Applications and Copyright Licenses)

COPYRIGHT SECURITY AGREEMENT, dated as of , __, between [NAME OF GRANTOR], a corporation 1 (herein referred to as the “Grantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, ADS WASTE HOLDINGS, INC. (as successor in interest to ADS Waste Escrow Corp. II, the “Borrower”), ADV ANCED DISPOSAL WASTE HOLDINGS CORP. (“Intermediate Holdings”), the Lenders that are parties thereto, and Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, are parties to a Credit Agreement dated as of October [9], 2012 (as amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of [ ],2012 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties referred to therein (ih such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations”)f [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee,,)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in certain personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

Modify as needed if the Grantor is not a corporation.

2	Delete these bracketed words if the Grantor is a Guarantor.
3	Delete these bracketed words if the Grantor is the Borrower.

C-l

(i) each Copyright owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

(U) each Copyright License to which the Grantor is a party, including, without limitation, each Copyright Ucense identified in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright (including, without limitation, any Copyright owned by the Grantor and identified in Schedule 1), and all rights and benefits of the Grantor under any Copyright License (including, without limitation, any Copyright Ucense identified in Schedule 1);

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Copyright Collateral any and all appropriate action which the Grantor might take with respect to the Copyright Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Copyright Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights !Vith respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any of the provisions of the Copyright Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR)

By:

Name: Title:

C-2

Acknow ledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:

Name: Title:

By:             Name: Title:

C-l

Schedule I to Copyright Security Agreement

[NAME OF GRANTOR]

COPYRIGHT REGISTRATIONS

Expiration Registration No. Registration Date Title Date

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Name of Parties Date of Subject Agreement LicensorlLicensee Agreement Matter

C-2

EXHIDITC to Guarantee and Collateral Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent :t-icenses)

PATENT SECURITY AGREEMENT, dated as of , __, between [NAME OF

i

GRANTOR], a corporation (herein referred to as the “Grantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, ADS WASTE HOLDINGS, INC. (as successor in interest to ADS Waste Escrow Corp. II, the “Borrower”), ADVANCED DISPOSAL WASTE HOLDINGS CORP. (“Intennediate Holdings”), the Lenders that are parties thereto, and Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, are parties to a Credit Agreement dated as of October [9], 2012 (as amended from time to time, the “Credit Agreement”)

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of [ ],2012 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations,,)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee,,)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in certain personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collecti vel y referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

Modify as needed if the Grantor is not a corporation.

2	Delete these bracketed words if the Grantor is a Guarantor.
3	Delete these bracketed words if the Grantor is the Borrower.

D-l

(i)	each Patent owned by the Grantor, including, without limitation, each Patent referred to in Schedule I hereto;

(ii) each Patent License to which the Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor (including, without limitation, any Patent identified in Schedule 1 hereto) and all rights and benefits of the Grantor under any Patent License (including, without limitation, any Patent License identified in Schedule 1 hereto);

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Patent Collateral any and all appropriate action which the Grantor might take with respect to the Patent Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Patent Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Patent Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any of the provisions of the Patent Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:             Name: Title:

D-2

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:             Name: Title:

By:             Name: Title:

D-1

Schedule 1 to Patent Security Agreement

[NAME OF GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No. Issued iration Country Title

PATENT APPLICATIONS

Case No. Serial No. Country Date Filing Title

PATENT LICENSES

Name of Parties Date of Subject Agreement Licensor/Licensee Agreement Matter

D-2

EXHIBITD to Guarantee and Collateral Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark Applications and Trademark Licenses)

TRADEMARK SECURITY AGREEMENT, dated as of “ between [NAME OF GRANTOR], a corporation! (herein referred to as the “Grantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent.

WHEREAS, the Grantor owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, ADS WASTE HOLDINGS, INC. (as successor in interest to ADS Waste Escrow Corp. II, the “Borrower”), ADVANCED DISPOSAL WASTE HOLDINGS CORP. (“Intermediate Holdings”), the Lenders that are parties thereto, and Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Administrative Agent, are parties to a Credit Agreement dated as of October [9],2012 (as amended from time to time, the “Credit Agreement”)

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of [ ], 2012 (as amended and/or supplemented from time to time, the “Guarantee and Collateral Agreement”) among the Borrower, the Guarantors that are parties thereto and Deutsche Bank Trust Company Americas, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”) and (ii) certain other Security Documents (including this Copyright Security Agreement), the Grantor has [secured certain of its obligations (the “Obligations,,)]2 [guaranteed certain obligations of the Borrower and secured such guarantee (the “Grantor’s Guarantee,,)]3 by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in certain personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below); and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor grants to the Grantee, to secure the [Obligations] [Grantor’s Guarantee], a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

Modify as needed if the Grantor is not a corporation.

2	Delete these bracketed words if the Grantor is a Guarantor.
3	Delete these bracketed words if the Grantor is the Borrower.

E-1

(i) each Trademark (except for any Trademark that constitutes an Excluded Asset) owned by the Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii) each Trademark License to which the Grantor is a party, including, without limitation, each Trademark License identified in Schedule 1 hereto; and

(iii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto), and all rights and benefits of the Grantor under any Trademark License (including, without limitation, any Trademark License identified in Schedule 1 hereto), or for injury to the goodwill associated with any of the foregoing;

provided that the Excluded Assets shall be excluded from the foregoing security interest.

The Grantor irrevocably constitutes and appoints the Grantee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the name of the Grantor or in the Grantee’s name, from time to time, in the Grantee’s discretion, so long as any Event of Default shall have occurred and be continuing, to take with respect to the Trademark Collateral any and all appropriate action which the Grantor might take with respect to the Trademark Collateral and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Trademark Security Agreement and to accomplish the purposes hereof.

Except to the extent expressly permitted in the Guarantee and Collateral Agreement or the Credit Agreement, the Grantor agrees not to sell, license, exchange, assign or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Trademark Collateral.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Guarantee and Collateral Agreement. The Grantor acknowledges and affinns that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any of the provisions of the Trademark Security Agreement are deemed to conflict with any of the provisions of the Guarantee and Collateral Agreement, the provisions of the Guarantee and Collateral Agreement shall govern.

E-2

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:             Name: Title:

B-1

Acknowledged:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:

Name: Title:

By:

Name: Title:

E-l

Schedule I to Trademark Security Agreement

[NAME OF GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK REG. NO. REG. DATE

U.S. TRADEMARK APPLICATIONS

~             T             RAD E             MA R_K            — +            RE _G_.N_O_.             + -1_·· __REG. DATE

E-2

TRADEMARK LICENSES

Name of Parties Date of Subject Agreement LicensorlLicensee Agreement Matter

B-3

EXHIDITE to Guarantee and CollateraJ Agreement

PERFECTION CERTIFICATE

[See Attached]

F-4

EXHIBIT F
to Guarantee and Collateral Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of _____, ______ among __________ (the "**Grantor**"), Deutsche Bank Trust Company Americas, as Collateral Agent (the "**Secured Party**"), and ____________ (the "**Issuer**"). All references herein to the "UCC" refer to the Uniform Commercial Code as in effect from time to time in [Issuer's jurisdiction of organization].

WITNESSETH:

WHEREAS, the Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the "**Securities**");

WHEREAS, pursuant to a Guarantee and Collateral Agreement dated as of [ ], 2012 (as such agreement may be amended and/or supplemented from time to time, the "**Guarantee and Collateral Agreement**"), the Grantor has granted to the Secured Party a continuing security interest (the "**Transaction Lien**") in all right, title and interest of the Grantor in, to and under the Securities, whether now existing or hereafter arising;

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities; and

WHEREAS, terms defined in the Guarantee and Collateral Agreement (or whose definitions are incorporated by reference in Section 1 of the Guarantee and Collateral Agreement) and not otherwise defined herein shall have, the respective meanings provided for therein;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. *Nature of Securities.* The Issuer confirms that Article 1 the Securities are "uncertificated securities" (as defined in Section 8-102 of the UCC) and Article 2 the Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2. *Instructions.* The Issuer agrees to comply with any "instruction" (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Grantor or any other person. The Grantor consents to the foregoing agreement by the Issuer.

Section 3. *Waiver of Lien; Waiver of Set-off.* The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer's obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4. *Choice of Law.* This Issuer Control Agreement and any claim, controversy or dispute arising under or related to this Issuer Control Agreement (including, without limitation, any claims sounding in contract law or tort law arising out of the subject matter hereof) shall be construed in accordance with and governed by the laws of the State of New York.

Section 5. *Conflict with Other Agreements.* There is no agreement (except this Agreement) between the Issuer and the Grantor with respect to the Securities [except for [identify any existing other

F-1

agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7. Notice ofAdverse Claims. Except for the claims and interests of the Secured Party anc;l the Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. Ifany person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Grantor thereof.

Section 8. Maintenance ofSecurities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions of the Secured Party as agreed in Section 2 hereof, the Issuer agrees as follows:

(i) Grantor Instructions; Notice ofExclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Grantor or any duly authorized agent of the Grantor in respect of the Securities. After the Issuer receives a written notice in the form of Exhibit A hereto from the Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Contro]”) the Issuer will cease complying with instructions of the Grantor or any of its agents. A Notice of Exclusive Control shall not be delivered unless an Event of Default has occurred and is continuing and shall be rescinded upon the cure or waiver of such Event of Default.

(ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.

(iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

(v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 9. Representations, Warranties and Covenants ofthe Issuer. The Issuer makes the following representations, warranties and covenants:

(i)	This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person other than the Secured Party relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Sec-

F-2

tion 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective Article 1 when delivered to such party at its address specified below, Article 2 when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or Article 3 ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Grantor: Secured Party: Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12. Termination. The rights and powers granted herein to the Secured Party Article 1 have been granted in order to perfect the Transaction Lien, Article 2 are powers coupled with an interest and Article 3 will not be affected by any bankruptcy of the Grantor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Guarantee and Collateral Agreement.

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

F-3

[NAME OF GRANTOR]

By:

Name: Title:

F-l

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:             Name: Title:

By:             Name: Title:

[NAME OF ISSUER]

By:             Name: Title:

F-2

Exhibit A

[Letterhead of Secured Party] [Date] [Name and Address of Issuer] Attention:

Re: Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of __, __among [name of Grantor], us and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive con-trolover [specify Pledged Uncertificated Securities] registered in the name of [name of Grantor] (the “Securities”). You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:

Name: Title:

By:

Name: Title: cc: [name of Grantor]

F-3

EXHIBITF

[Form of]

REAL ESTATE LOCAL COUNSEL OPINION

[Letterhead of Local Counsel]

2012

To the Lenders and the Administrative Agent and Collateral Agent Referred to Below c/o Deutsche Bank Trust Company Americas as Administrative Agent for the Lenders referred to below, 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attention: Sara Pelton

Ladies and Gentlemen:

We have acted as special counsel in the State of (the “State”) in connection with the transactions contemplated by the Credit Agreement, dated as of October 9,2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. IT, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date (“Intermediate Holdings” and, together with the Subsidiary Guarantors as defined therein, including , a             the “‘Mortgagor”) 1, the Borrower and Intermediate Holdings, the “Credit Parties”) the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I of the Credit Agreement), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders, have assisted in the preparation of the Mortgagels [Deedls of Trust] (defined below), and have been requested to render this opinion pursuant to Section 4.02(e) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Mortgagels [Deedls of Trust].

We have examined (i) the Credit Agreement, (ii) the mortgage/s [deedls of trust] described in Schedule I hereto (the “Mortgagels [Deedls of Trust],,), (iii) the Guarantee and Collateral Agreement dated as of _,2012 (the “Security Agreement”) among the Companies, the Guarantors signatory thereto and the Agent and (iv) [the financing statements described in Schedule IT hereto (the “Fi-

This opinion form assumes that the Mortgagor is (x) a corporation, (y) a subsidiary guarantor of the obligations of the borrowers. and (z) not organized in the State. Revise accordingly for entities other than corporations, if the Mortgagor is a borrower and if Mortgagor is organized in State.

F-l

nancing Statements,,]2; the Credit Agreement, the Mortgage/s [Deedls of Trust], the Security Agreement and the Financing Statements being collectively referred to herein as the “Loan Documents”). The term “Mortgaged [Trust] Property” has the meaning assigned to it in the Mortgage/s [Deedls of Trust].

We have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact and hiw as we have deemed necessary or advisable for purposes of this opinion. In rendering our opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies. In rendering this opinion, we have assumed that:

(a) The Mortgagor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and all material governmental licenses, authorizations, consents and approvals necessary to own and operate the Mortgaged [Trust] Property.

(b) The execution, delivery and performance by the Mortgagor of the Mortgage/s [Deedls of Trust] and the execution, delivery and performance by the Mortgagor of each of the other Loan Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not require any authorization, approval or consent of, or filings or registrations with, any governmental or regulatory authority or agency outside of the State, except for authorizations, consents, approvals that have already been obtained or filings that have already been made and that remain in effect, (iv) do not contravene any provision of its certificate of incorporation or by-laws, and (v) do not contravene or constitute a breach of or default under any applicable provision of the laws of any jurisdiction other than the State and the federal laws of the United States or any applicable regulation thereunder or under any agreement, judgment, injunction, order, decree or other instrument binding upon it.

(c)	The Mortgage/s [Deedls of Trust] and Financing Statements have been duly executed and delivered by the Mortgagor.

(d) [The Loan Documents other than the Mortgage/s [Deedls of Trust] constitute legal, valid and binding obligations of the Mortgagor under the laws of the State of New York.]

(e)	The Mortgagor [owns] [has a valid leasehold interest in] the Mortgaged [Trust] Property.

(f) The Mortgage will be duly recorded in the office described in Schedule I [and that all applicable mortgage recording or tangibles tax imposed thereon or with respect to the indebtedness secured thereby will be paid].3

2

Include only if either (x) fixture filings will be recorded or (y) with respect to Article 9 collateral, the Mortgagor is organized in the State.

3

Insert for mortgage or intangibles tax jurisdictions.

Upon the basis of the foregoing, we are of the opinion that, under applicable law in effect on the date of this opinion:

1. The Mortgagor has been duly qualified as a foreign entity for the transaction of

4

business in the State.

2. None of the execution, delivery and performance of the Mortgage/s [Deedls of Trust] and the other Loan Documents and the consummation of the transactions contemplated thereby (i) contravene or constitute a breach of or default under any applicable provision of the laws of the State or any applicable regulation thereunder or Oi) require any authorization, approval or consent of, or filings or registrations with any governmental or regulatory authority or agency of or in the State.

3. The [Each of the] Mortgage/s [Deedls of Trust] constitutes a legal, valid and binding obligations of the Mortgagor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles. The [Each of the] Mortgage/s [Deedls of Trust] is in proper form under applicable laws of the State to be accepted for recording in the offices designated in Schedule I hereto.

4. None of the Collateral Agent or the Lenders is required to pay any tax or be qualified to do business or file any designation for service of process or file any reports in the State or comply with any statutory or regulatory rule or requirement applicable only to financial institutions chartered or qualified to do business in the State solely by reason of its execution and delivery or acceptance of the Mortgage/s [Deedls of Trust] or the other Loan Documents or by reason of its participation in any of the transactions under or contemplated by the Loan Documents, including, without limitation, the making of any Loan, the making and receipt of payments pursuant thereto and the exercise of any right or remedy under or with respect to the Mortgage/s [Deedls of Trust], and the validity and enforceability of the Mortgagels [Deedls of Trust] and the other Loan Documents will not be affected by any failure to so qualify or file.

5. The [Each of the] Mortgage/s [Deedls of Trust] creates a valid mortgage [deed of trust] Lien upon such of the Mortgaged [Trust] Property described therein (the “Real Property”) as constitutes real property under the law of the State and a valid security interest in such of the other Mortgaged [Trust] Property described therein as constitutes “fixtures” (the “vee Property”) under the provisions of Article 9 of the Uniform Commercial Code as in effect in the State (the “Vee”), in each case in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Mortgages) securing the Obligations as defined in the Mortgages. The recording of the Mortgage/s [Deedls of Trust] in the office designated in Schedule I hereto [and the filing of the Financing Statements in the offices designated in Schedule IT hereto]5 are the only filings, recordings and registrations necessary to perfect, publish notice of and preserve the Lien of and security interest in the Mortgaged [Trust] Property (including the UCC Property) created by the Mortgage/s [Deedls of Trust] [, except that (i) continuation statements relating to the Financing Statements must be filed within [state time period], and (ii) additional filings may be necessary with respect to the UCC Property if the Mortgagor changes its name, iden-

4

Alternatively, opine that the Mortgagor need not so qualify.

Alternatively, opine that the Mortgage is effective as a fixture filing and no separate UCCs are required in connection with perfecting a lien on fixtures.

tity or corporate structure or the jurisdiction in which its places of business in the State or the VCC Property are located.]

6. No taxes or other charges, including, without limitation, mortgage taxes, intangible taxes, documentary stamp taxes, recording taxes, transfer taxes or similar taxes or charges, are payable to the State or to any jurisdiction therein on account of the execution, delivery, holding, ownership or performance of the Mortgage/s [Deed/s of Trust], the Security Agreement or the other Loan Documents, the creation of the indebtedness evidenced or secured thereby, the creation of the Liens and security interests thereunder, or the filing, recording or registration of the Mortgage/s [Deed/s of Trust] or the Financing Statements, except for nominal filing or recording fees.

7. The Liens and security interests created by the Mortgage/s [Deed/s of Trust] on or in the Mortgaged [Trust] Property will validly secure the payment of all future advances pursuant to the Credit Agreement, whether or not at the time such advances are made an Event of Default or other event not within the control of the Lenders has relieved or may relieve the Lenders from their obligations to make such advances, and are perfected to the extent set forth in paragraph 5 above with respect to such future advances. The priority of the Liens and security interests created by the Mortgage/s [Deed/s of Trust] and the Security Agreement will be the same with respect to Loans made or deemed made after the date hereof as with respect to any such Loans made on the date hereof, except to the extent that any priority may be affected by any security interest, Lien or other encumbrance imposed by law in favor of any government or governmental authority or agency.

8. The choice of New York law to govern the Loan Documents in which such choice is stipulated is a valid and effective choice of law under the laws of the State and adherence to existing judicial precedents would require a court sitting in the State to abide by such choice of law.

9. In connection with the remedies provided in the Mortgage!s [Deed/s of Trust]:

(i) The exercise at any time and in any order of any remedies available against the VCC Property or other Collateral (as defined in the Security Agreement) located within the State, would not be affected by, nor would the exercise at any time of such remedies affect, the exercise of any remedies relating to the Real Property, except to the extent that the fair value of such security or collateral so sold or disposed of has been appropriately applied to the payment of such Obligations, or unless the Obligations have been paid and performed in full.

(li) The exercise of any remedies with respect to any security or collateral located outside of the State securing the Obligations will not affect or limit the Agent’s ability to foreclose against, or exercise any other remedies with respect to, any Mortgaged [Trust] Property or VCC Property, either contemporaneously with, or before or after the exercise of such remedies against other collateral located outside of the State, except to the extent that the fair value of such security or collateral so sold or disposed of has been appropriately applied to the payment of such Obligations, or unless such Obligations have been paid and performed in full.

(iii) There is no “one form of action” or similar law in the State which would limit the Secured Parties to choosing only one remedy to enforce their rights under the Mortgage/s [Deed/s of Trust] and the other Security Documents.

10. Under the law of the State, the local law of the State of [“location” of debtor] governs perfection by filing of the security interest granted by each Credit Party under the Security Agreement in so much of the Collateral as constitutes “accounts,” “general intangibles,” “chattel paper,” “negotiable documents,” “goods,” “instruments” and “investment property” of such Credit Party except (i) to the extent that Article 9 of the Uniform Commercial Code as in effect in the State of (the “[State] VCC”) does not apply thereto by reason of Section 9-104 thereof, (ii) with respect to Collateral constituting “goods” in which such security interest is perfected by filing of a fixture filing and (iii) with respect to Collateral constituting “timber to be cut,” “as-extracted collateral” or “goods covered by a certificate oftitle.” All terms in quotation marks in the preceding sentence are used with the meanings ascribed to them in Article 9 of the [State] UCc.

11. The Collateral Agent will have the power, without naming all of the Secured Parties, to exercise remedies under the Mortgage/s [Deed/s of Trust] and the Security Agreement for the realization of the Mortgaged [Trust] Property or the Collateral (as the case may be) in its name as Collateral Agent.

12. Assuming that the Loan Documents are governed by the laws of the State for the purpose of rendering the opinion set forth in this paragraph, none of the provisions of the Loan Documents (including, without limitation, the Obligations as defined in each Security Document) will violate any law, statute or regulation of the State relating to usury.

The opinions expressed above as to the enforceability ofthe Mortgage/s [Deed/s of Trust] and the other Loan Documents are subject to the qualification that certain of the remedial provisions thereof may be limited by applicable law, although such limitations do not in our opinion make the remedies provided for therein inadequate for the practical realization of the benefits of the security intended to be afforded thereby.

We are admitted to practice only in the State, and the foregoing opinions are limited to the laws of said State and the federal laws of the United States of America.

Very truly yours,

Schedule I

Mortgage/s [Deed/s of Trust]

Mortgage [Deed of Trust], Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of _,2012, from the , as the mortgagor [grantor], to [ , as trustee for the benefit of] [Deutsche Bank Trust Company Americas], as Administrative Agent and Collateral Agent, as the mortgagee [beneficiary], relating to the Mortgaged [Trust] Property known as             in the CityITown of , County of , State of

Schedule II

Financing Statements

Financing Statement on form UCC-l listing as debtor and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, as secured party, relating to fixtures under the Mortgage [Deed of Trust] described in paragraph 1 of Schedule I, to be filed in the Office of the

            , County of , State of             -

EXHIBITG

[Fonnof]

INTERCOMPANY NOTE

New York, New York [date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to such other entity listed below or its registered assigns (each, in such capacity, a “Payee” and together with each Payor, the “Note Parties”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement, dated as of Oc-tober 9,2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized tenns used but not defined herein shall have the meanings given to them in the Credit Agreement), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, AD-V ANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intennediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto, and is subject to the tenns thereof, and shall be pledged by each Payee pursuant to the Credit Agreement, to the extent required pursuant to the tenns thereof. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Guarantee and Collateral Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is the Borrower or a Guarantor to any Payee other than the Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note

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and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(li) upon written notice given by the Administrative Agent to any Payor after the occurrence and during the continuance of an Event of Default that the Administrative Agent and Lenders intend to exercise remedies under the Loan Documents, then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii) if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash (other than contingent indemnification obligations not then due and payable), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and the Administrative Agent, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not the Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Upon execution and delivery after the date hereof of a counterpart signature page hereto by the Borrower or any Subsidiary, such subsidiary shall become a Note Party hereunder with the same force and effect as if originally named as a Note Party hereunder. The rights and obligations of each Payor hereunder shall remain in full force and effect notwithstanding the addition of any new Payor as a party to this Note.

THIS NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDM ING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

ADS WASTE HOLDINGS, INC.

By:

Name: Title:

[ADDITIONAL SUBSIDIARIES]

By:

Name: Title:

EXHIBIT H

[Form of]

INTEREST ELECTION REQUEST

Deutsche Bank Trust Company Americas as Administrative Agent for the Lenders referred to below, 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attention: Sara Pelton

[Date]

Re: ADS WASTE HOLDINGS, INC.

Ladies and Gentlemen:

This futerest Election Request is delivered to you pursuant to Section 2.10 of the Credit Agreement, dated as of October 9,2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. IT, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as futermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto. Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement. The Borrower hereby requests that on (the “Interest Election Date”),

1. $[ ] of the presently outstanding principal amount of the [Term] [Revolving] Loans originally made on L            J

2. all presently being maintained as [ABR Loans] [Eurodollar Loans],

3. be [converted into][continued as]

4. [Eurodollar Loans having an futerest Period of [[ ] daysf [one/two/tbree/six[/nine/twelve]3 months] [ABR Loans].

Shall be a Business Day that is (a) the date hereof in the case of a conversion into ABR Borrowing to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 (noon), New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof, and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodol-lar Borrowings to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 (noon), New York City time on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

2

To be included if agreed to by Intermediate Holdings or the Borrower in their sole discretion.

3

To be included only if agreed by all relevant Lenders.

H-1

[Signature Page Follows]

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The Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

ADS WASTE HOLDINGS, INC.

By:

Name: Title:

EXHIBIT 1-1

[Form of] MORTGAGE

This instrument was prepared by the attorney described below in consultation with counsel in the State in which the Mortgaged Property is located and, when recorded, the recorded counterparts should be returned to:

Athy A. O’Keeffe, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING1

dated as of , 2012

by

the Mortgagor,

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Administrative Agent and Collateral Agent for the Lenders,

the Mortgagee

Property: [1

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES. THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES.

1	Local counsel to conform cover to local law requirements.

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Page

ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.01. Definitions 8

Section 1.02. Interpretation 10

Section 1.03. Resolution of Drafting Ambiguities 11

ARTICLE 2

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Title, Authority and Effectiveness 11

Section 2.02. Impositions. 12

Section 2.03. Legal and Insurance Requirements 12

Section 2.04. Status and Care of the Property , 13

Section 2.05. Liens. 13

Section 2.06. Transfers 13

Section 2.07. Credit Agreement 13

INSURANCE, CASUALTY AND CONDEMNATION

Section 3.01. Insurance 14

Section 3.02. Casualty 14

Section 3.03. Insurance Claims and Proceeds 14

Section 3.04. Condemnation 14

Section 3.05. Condemnation Awards 15

ARTICLE 4

CERTAIN OBLIGATIONS

Section 4.01. Revolving Loans 15

Section 4.02. Right to Perform Obligations 15

Section 4.03. Changes in the Laws Regarding Taxation 15

Section 4.04. Indemnification 16

Section 4.05. Title 16

ARTICLE 5

DEFAULTS, REMEDIES AND RIGHTS

Section 5.01. Events of Default 17

Section 5.02. Remedies. 17

Section 5.03. Waivers by the Mortgagor 20

Section 5.04. Jurisdiction; Process and Waiver of Jury Trial 20

Section 5,05. Sales 21

Section 5.06. Proceeds 22

Section 5.07, Assignment of Leases 23

Section 5,08. Dealing with the Mortgaged Property 24

Section 5.09. Information and Right of Entry 24

ARTICLE 6

SECURITY AGREEMENT AND FIXTURE FILING

Section 6.01. Security Agreement , 24

Section 6.02. Fixture Filing 25

ARTICLE 7

MISCELLANEOUS

Section 7.01. Concerning the Mortgagee 26

Section 7.02. Release of Mortgaged Property 27

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Section 7.03. Notices 27

Section 7.04. Amendments in Writing 27

Section 7.05. Severability 27

Section 7.06. Binding Effect 28

Section 7.07. Governing Law 28

Section 7.08. Local Law Provisions 28

Section 7.09. Multisite Real Estate Transaction 28

Exhibit A — Description of the Land Exhibit B — Permitted Encumbrances

Appendix — Local Law Provisions

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THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT

AND FIXTURE FILING (the “Mortgage”) is dated as of , 2012 by , a

(the “Mortgagor”), having an address at c/o ADS Waste Holdings, Inc., 7915 Bay-meadows Way, Suite 400, Jacksonville, Florida 32256, Attention: Steven R. Cam, Chief Financial Officer, with a copy to ADS Waste Holdings, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, Attention: Scott E. Friedlander, to DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent and collateral agent for itself and the other Lenders (hereinafter defined) (the “Mortgagee”), having an address at 60 Wall Street, New York, NY 10005.

WITNESSETH:

Credit Agreement. Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (the “Credit Agreement”), among ADS WASTE HOLDINGS, INC., a Delaware corporation (the “Escrow Borrower”) (which on the Acquisition Date (as defined below) shall be merged with and into ADS WASTE HOLDINGS, INC., a Delaware corporation (“ADS”)), upon the effectiveness of the Joinder Agreement (as defined below), ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation (“ADS Holdings” and, upon the effectiveness of the Joinder Agreement, “Intermediate Holdings”), the Lenders (such term and each other capitalized term used but not defined in this introductory statement having the meaning given it in Article I of this Mortgage), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders. Pursuant to the Credit Agreement, the Lenders have extended and/or may from time to time extend Loans to the Borrowers. Pursuant to the Credit Agreement, the Issuing Bank may also from time to time issue Letters of Credit for the account of the Borrowers. As contemplated by the Credit Agreement, the Loan Parties may also become obligated to one or more of the Lenders by entering into Hedging Agreements.

Guaranty. Pursuant to the Guarantee and Collateral Agreement dated as of October 9, 2012 (the “Guarantee and Collateral Agreement”) among the Borrower, the Mortgagor, the other Subsidiary Guarantors that are parties thereto and the Agent, the Mortgagor has unconditionally guaranteed, subject to the limitations set forth therein, the full and punctual payment and performance of all obligations of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

Mortgage. The lien of this Mortgage is being granted to secure payment, performance and observance of the Obligations and upon the foreclosure or other enforcement of this Mortgage, the net proceeds of the Mortgaged Property are to be received by or paid over to the Mortgagee and applied as provided herein.

[The maximum principal indebtedness that may be secured by this Mortgage is [$2,100,000,000.00] [(the “Secured Loan Amount”)]2. The scheduled maturity date of the latest to mature of the Obligations is October 9, 2019].]3

[Insert value of property or allocated loan amount in mortgage tax locations.]

[Local counsel: please confirm if maximum principal amount or outside maturity date is required to be stated.]

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GRANTING CLAUSES

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Obligations and intending to be bound hereby, the Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, ASSIGN, TRANSFER and WARRANT to the Mortgagee for the benefit of the Secured Parties, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Mortgagee a continuing security interest in and to all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the “Mortgaged Property”), to wit:

I. GRANTING CLAUSE

Land. All estate, right, title and interest of the Mortgagor in, to, under or derived from: the lots,

pieces, tracts or parcels of land located in County, , more particularly described in

Exhibit A (the “Land”).

II. GRANTING CLAUSE

Improvements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on or attached to the Land, including all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address, communications and telecommunications equipment and systems; all screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the buildings and other improvements located on the Land which by the nature of their location thereon or affixation thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the “Improvements”).

III. GRANTING CLAUSE

Equipment. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all equipment, fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on, or in, or affixed (actually or constructively) to, the Land or the Improvements, whether or not affixed thereto and which are not real property under applicable law, including all partitions, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; all radio and cable antennae and systems, satellite dishes and systems, audio and video systems, equipment and facilities; all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment; all elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and ex-

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tinguishing apparatus and materials; and all motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures, and including any of the foregoing that is temporarily removed from the Land or Improvements to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the “Equipment”; and the Land with the Improvements thereon and the Equipment therein being collectively called the “Property”).

IV. GRANTING CLAUSE

Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements, servitudes, privileges and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights now or hereafter appertaining to the use and enjoyment of the Property.

V. GRANTING CLAUSE

Agreements. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder) and other policies of insurance maintained by the Borrower (for the benefit of Mortgagor) or Mortgagor with respect to the Property (even if not required to be maintained hereunder); all guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contracts and agreements affecting or relating to the use, enjoyment or occupancy of the Property.

VI. GRANTING CLAUSE

Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

VII. GRANTING CLAUSE

Rents, Issues and Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the “Rents”), all of which

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the Mortgagor hereby irrevocably directs be paid to the Mortgagee, subject to the license granted to the Mortgagor pursuant to Section 5.07(b). to be held, applied and disbursed as provided in this Mortgage.

VIII. GRANTING CLAUSE

Permits. All estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the “Permits”).

DC. GRANTING CLAUSE

Books and Records. All estate, right, title and interest of the Mortgagor in, to, under or derived from all books and records, including tenant files, credit files, customer files, computer printouts, files, programs and other computer and electronic materials and records, now or hereafter relating to the Property.

X. GRANTING CLAUSE

Intangible Property. All estate, right, title and interest of the Mortgagor in, to, under or derived from the Property and other intangible property not described in the foregoing Granting Clauses now or hereafter relating to the use and operation of the Property as a going concern.

XI. GRANTING CLAUSE

Deposits, Proceeds and Awards. All estate, right, title and interest of the Mortgagor in, to, tinder or derived from all amounts deposited with the Mortgagee under the Loan Documents with respect to the Property, including all Net Cash Proceeds, Awards and title net cash proceeds under any title insurance policy now or hereafter held by the Mortgagor, proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property; and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereun-der, to be held, applied and disbursed as provided in this Mortgage.

XII. GRANTING CLAUSE

Additional Property. All greater, additional or other estate, right, tide and interest of the Mortgagor in, to, under or derived from the Mortgaged Property hereafter acquired by the Mortgagor, including all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Security Documents, required to be subjected to the lien hereof; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Mortgagor’s business or operations conducted therein as a going concern in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Mortgagor; and all estate, right, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the lien hereof by the Mortgagor.

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EXCLUDING, however, from the foregoing grants, the Excluded Assets (as defined in the Guarantee and Collateral Agreement).

TO HAVE AND TO HOLD the Mortgaged Property, together with all estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, to the Mortgagee and its successors and assigns, forever for the benefit of the Secured Parties for the purpose of securing the payment and performance in full of all the Obligations.

PROVIDED ALWAYS that this Mortgage is upon the express condition that the Mortgaged Property shall be released from the hen of this Mortgage in full or in part in the manner and at the time provided in Section 7.02.

THE MORTGAGOR ADDITIONALLY COVENANTS AND AGREES WITH THE MORTGAGEE AS FOLLOWS:

ARTICLE 1 Definitions and Interpretations

Section 1.01. Definitions.

(a) Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement, and if not defined therein, then in the Guarantee and Collateral Agreement, and have the same meanings herein as therein.

(b) In addition, as used herein, the following terms have the following meanings: “Collateral Agent” is defined in the Recitals.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Borrower” shall be deemed to mean, prior to the Acquisition Date, the Escrow Borrower and, on and after the Acquisition Date, ADS.

“Casualty” means any damage to, or destruction of, the Property by reason of fire or any other cause or event.

“Condemnation” means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

“Credit Agreement” is defined in the Recitals.

“Equipment” is defined in Granting Clause IE.

“Guarantee and Collateral Agreement” is defined in the Recitals.

“Impositions” means all taxes (including real estate taxes and transfer taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), gas, electricity, steam, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each

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case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Mortgaged Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents, or (iv) the Obligations or the Security Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Mortgagor or any Secured Party, except to the extent that such taxes of the Mortgagor or any Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

“Improvements” is defined in Granting Clause II.

“Insurance Policies” means the insurance policies and coverages required to be maintained by the Mortgagor with respect to the Property pursuant to Section 3.01.

“Insurance Premiums” means all premiums payable under the Insurance Policies.

“Insurance Requirements” means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the Property, any adjoining vaults, sidewalks, parking areas or driveways, or any use or condition thereof.

“Land” is defined in Granting Clause I.

“Lease” means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant thereunder or any right to possession under the Bankruptcy Code or any other applicable law in the event of the rejection of any Lease by the landlord or its trustee pursuant to said Code or said applicable law.

“Legal Requirements” means all provisions of Permits and applicable laws (including Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, or any use or condition thereof.

“Lenders” is defined in the Recitals.

“Mortgage” is defined in the Preamble.

“Mortgaged Property” is defined in the Granting Clauses.

“Mortgagee” is defined in the Preamble.

“Mortgagor” is defined in the Preamble.

“Obligations” is defined in the Guarantee and Collateral Agreement.

“Permits” is defined in Granting Clause VIII.

“Permitted Contest” means a contest permitted by and in accordance with Section 5.04, 6.01(c) or £d} of the Credit Agreement.

“Permitted Encumbrances” means the Liens described in Exhibit B.

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“Permitted Collateral Liens” is defined in the Credit Agreement,

“Post-Default Rate” means, for any day, the applicable rate provided in Section 2.07 of the

Credit Agreement.

“Proceeds” is defined in the Guarantee and Collateral Agreement.

“Property” is defined in Granting Clause HI.

“Receiver” is defined in Section 5.02(a)(iv”).

“Rents” is defined in Granting Clause VII.

“Restore” means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to a value, utility and condition existing immediately prior to such Casualty or Condemnation.

[“Secured Loan Amount” is defined in the Recitals.]

“Secured Parties” is defined in the Guarantee and Collateral Agreement.

“Security Deposit” means any payment, note, letter of credit or other security or deposit made or given by or on behalf of a tenant under a Lease as security for the performance of its obligations thereunder, and any interest accrued thereon.

“Transfer” means, when used as a noun, any sale, transfer, lease, or other disposition and, when used as a verb, to sell, transfer, assign, lease, or otherwise dispose of, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

“UCC” means the Uniform Commercial Code as in effect in the State in which the Mortgaged Property is located, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Mortgaged Property is located, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(c) In this Mortgage, unless otherwise specified, references to this Mortgage, the Credit Agreement, Notes, Guarantee and Collateral Agreement, Loan Documents, Security Documents, and Letters of Credit include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

Section 1.02. Interpretation. In this Mortgage, unless otherwise specified: (a) singular words include the plural and plural words include the singular; (b) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Obligations, Property and Mortgaged Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (c) words importing any gender include the other genders; (d) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives; (e) references to any statute or other law in-

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elude all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (f) the words “consent,” “approve,” “agree” and “request,” and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (g) the words “include” and “including,” and words of similar import, shall be deemed to be followed by the words “without limitation”; (h) the words “hereto,” “herein,” “hereof and “hereunder,” and words of similar import, refer to this Mortgage in its entirety; (i) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Mortgage; (j) “the Schedules and Exhibits to this Mortgage are incorporated herein by reference; (k) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Mortgage; (1) all obligations of the Mortgagor hereunder shall be satisfied by the Mortgagor at the Mortgagor’s sole cost and expense; and (m) all rights and powers granted to the Mortgagee hereunder shall be deemed to be coupled with an interest and be irrevocable.

Section 1.03. Resolution of Drafting Ambiguities. The Mortgagor acknowledges that it was represented by counsel in connection with this Mortgage, that it and its counsel reviewed and participated in the preparation and negotiation of this Mortgage and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Mortgagee shall not be employed in the interpretation of this Mortgage.

ARTICLE 2 Certain Representations, Warranties and Covenants

Section 2.01. Title, Authority and Effectiveness.

The Mortgagor represents and warrants that (i) the Mortgagor has good and marketable title to the fee simple interest in the Land and the Improvements, free and clear of all Liens other than the Permitted Encumbrances; (ii) the Mortgagor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Mortgaged Property, in each case free and clear of all Liens other than the Permitted Collateral Liens; (iii) the Permitted Encumbrances do not materially interfere with the use, enjoyment or operation of the Mortgaged Property or materially and adversely affect the value thereof; (iv) the Improvements located on the Land do not materially interfere with any of the Permitted Encumbrances; (v) the execution, delivery and performance by the Mortgagor of this Mortgage are within the Mortgagor’s [corporate] power, have been duly authorized by all necessary [corporate and, if required, stockholder] action, require no consent or approval of, registration or filing with, or other action by, any governmental authority (except for the recording or filing of this Mortgage and UCC financing statements) and do not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Mortgagor or any order of any governmental authority, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Mortgagor or its assets, or give rise to a right thereunder to require any payment to be made by the Mortgagor, and will not result in the creation or imposition of any Lien on any asset of the Mortgagor (other than the lien of this Mortgage on the Mortgaged Property); and (vi) this Mortgage constitutes a valid, binding and enforceable agreement of the Mortgagor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

The Mortgagor shall cause the warranties in subsection (a) of this Section to be true and correct in each and every respect; and forever preserve, protect, warrant and defend (i) its estate, right, title and interest in and to the Mortgaged Property and (ii) the validity, enforceability and priority of

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the lien of this Mortgage on the Mortgaged Property, in each case, against all other Liens and claims whatsoever, subject only to the Permitted Collateral Liens.

The Mortgagor, at its sole cost and expense, shall upon the request of the Mortgagee, (i) promptly correct any defect or error which may be discovered in this Mortgage or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Mortgage and any financing statements or other documents which the Mortgagee may require from time to time (all in form and substance reasonably satisfactory to the Mortgagee) in order to effectuate, complete, perfect, continue or preserve (A) the lien of this Mortgage as a first lien on the Mortgaged Property, whether now owned or hereafter acquired, subject only to the Permitted Collateral Liens, or (B) any right, power or privilege granted or intended to be granted to the Mortgagee hereunder or otherwise accomplish the purposes of this Mortgage. To the fullest extent permitted by applicable law, the Mortgagor hereby authorizes the Mortgagee to file financing statements or continuation statements. The Mortgagor shall pay on demand the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Mortgaged Property.

Upon the recording of this Mortgage in the appropriate county recording offices, the lien of this Mortgage in the Mortgaged Property constituting real property and fixtures granted hereby shall be a perfected first Lien on such Mortgaged Property (including fixtures) prior to all Liens on and security interests in such Property other than the Permitted Collateral Liens.

Nothing herein shall be construed to subordinate the lien of this Mortgage to any Permitted Collateral Lien to which the lien of this Mortgage is not otherwise subordinate.

Section 2.02. Impositions. The Mortgagor shall (a) duly and punctually pay all Impositions before any penalty or fine accrues thereon other than Impositions that are the subject of a Permitted Contest; (b) duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the due date thereof; (c) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Mortgagee a copy of such notice of default; and (d) not make any deduction from or claim any credit on any Obligation by reason of any Imposition and, to the extent permitted under applicable law, hereby irrevocably waives any right to do so.

Section 2.03. Legal and Insurance Requirements.

The Mortgagor represents and warrants that (i) as of the date hereof, the Property and the use and operation thereof comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) there is no material default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Mortgage will not contravene any provision of or constitute a default under any Legal Requirement or Insurance Requirement.

The Mortgagor shall (i) duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements other than any Legal Requirement or Insurance Requirement that is the subject of a Permitted Contest; (ii) procure, maintain and duly and punctually comply with all Permits required for the Property other than any Permit that is the subject of a Permitted Contest; (iii) promptly notify the Mortgagee of the receipt by the Mortgagor of any notice of material default regarding any Legal Requirement or Insurance Requirement or any possible or actual termination of any Permit or Insurance Policy and furnish to the Mortgagee a copy of such notice of default or termination except terminations not having a material adverse effect on the use or operation of the Property as then

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conducted; and (iv) upon request, promptly furnish to the Mortgagee a copy of any material Permit obtained by the Mortgagor with respect to the Property after the date hereof.

Section 2.04. Status and Care of the Property.

The Mortgagor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities, which facilities have capabilities sufficient to serve the current use and operation of the Property; and (ii) the Property has legal access to all streets or roads necessary for the use and operation of the Property, including as appropriate access over properly granted, perpetual, private easements, rights of way or servitudes that are specifically included in the Mortgaged Property.

The Mortgagor shall (i) use and operate the Property, or cause the same to be used and operated, for substantially the same uses and purposes as they are used and operated as of the date hereof; (ii) maintain the Property as required by Section 5.06 of the Credit Agreement; and (iii) not initiate or affirmatively support any change in the applicable zoning adversely affecting the Property, seek any variance (or any change in any variance) under the zoning adversely affecting the Property, execute or file any subdivision or other plat or map adversely affecting the Property or consent to any of the foregoing.

The Mortgagor represents and warrants that prior to the date hereof, the Mortgagor has delivered to the Mortgagee a completed “Life-of Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with notices about special flood hazard area status and flood disaster assistance relating thereto, duly executed by [the Borrower]4 and the Mortgagor) with respect to each portion of the Mortgaged Property.

Section 2.05. Liens, The Mortgagor shall not create or permit to be created or to remain, and, subject to Permitted Contests, shall immediately discharge or cause to be discharged, any Lien on the Mortgaged Property or any interest therein, in each case (a) whether voluntarily or involuntarily created, (b) whether directly or indirectly a Lien thereon and (c) whether or not subordinated hereto, except Permitted Collateral Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Collateral Liens) on the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Loan Documents. Nothing herein shall obligate the Mortgagor to remove any inchoate statutory Lien in respect of obligations not yet due and payable.

Section 2.06. Transfers. The Mortgagor shall not Transfer, or suffer any Transfer of, the Mortgaged Property or any part thereof or interest therein, except as permitted or contemplated by the Credit Agreement. The provisions of this Section shall apply to each and every Transfer of the Mortgaged Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the provisions of the Loan Documents.

Section 2.07. Credit Agreement. This Mortgage is given pursuant to the Credit Agreement. The Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents, subject to any applicable grace and cure periods. The Mortgagor represents, warrants, covenants and agrees that each of the representations, warranties, covenants and other agree-

4	INCLUDE ONLY IF THE MORTGAGOR IS NOT THE BORROWER.

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ments of the Mortgagor (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

ARTICLE 3 Insurance, Casualty and Condemnation

Section 3.01. Insurance.

The Mortgagor shall maintain in full force and effect Insurance Policies with respect to the Property as required by, and otherwise comply with, Section 5.07 of the Credit Agreement.

If any portion of the Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Mortgagor shall maintain, or cause to be maintained, with a financially sounds and reputable insurer, (i) flood insurance in amounts and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Hood Insurance Laws and (ii) delivery to the Mortgagee evidence of such compliance in form and substance reasonably acceptable to the Mortgagee.

Section 3.02. Casualty.

The Mortgagor represents and warrants that, as of the date hereof, there is no material Casualty affecting the Property.

In the event of any material Casualty, the Mortgagor shall (i) promptly give notice thereof to the Mortgagee, (ii) immediately take such action as may be necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage, and (iii) Restore the Property to the extent required by the Credit Agreement.

Section 3.03. Insurance Claims and Proceeds. Subject to the terms of the Credit Agreement, Mortgagor (a) assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property and (b) upon the occurrence and during the continuance of an Event of Default, authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly. All Net Cash Proceeds with respect to any Casualty shall be held, applied and disbursed as required by the Credit Agreement.

Section 3.04. Condemnation.

The Mortgagor represents and warrants that, as of the date hereof, (i) except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no Condemnation affecting the Property, and (ii) to the knowledge of Mortgagor, there are no negotiations or proceedings which might result in such a Condemnation.

In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Mortgagor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the Mortgagee.

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Section 3.05. Condemnation Awards. Mortgagor assigns all Net Cash Proceeds resulting from a Condemnation to Mortgagee and, upon the occurrence and during the continuance of an Event of Default, authorizes Mortgagee to collect and receive such Net Cash Proceeds and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. All Net Cash Proceeds with respect to such Condemnation shall be held, applied and disbursed as required by the Credit Agreement.

ARTICLE 4

Certain Obligations

Section 4.01. Revolving Loans. The Obligations secured by this Mortgage include Revolving Loans made, and reimbursement obligations relating to Letters of Credit issued, under the Credit Agreement [in the maximum principal or face amount of $]5 which are advanced, paid and readvanced from time to time. Notwithstanding the amount outstanding at any particular time, this Mortgage secures the total amount of Obligations [up to the Secured Loan Amount], The unpaid balance of the Revolving Loans and the unpaid balance of the reimbursement obligations may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any Lender’s obligations to issue Letters of Credit or to advance Revolving Loans, or to make payments upon draws under Letters of Credit, all of which are obligatory subject to the conditions stated in the Credit Agreement. Each of the interest of the Mortgagee hereunder and the priority of the lien of this Mortgage will remain in full force and effect with respect to all of the Obligations notwitiistanding such a zero balance of the L/C Disbursements or the reimbursement obligations relating thereto, and the lien of this Mortgage will not be extinguished until this Mortgage has been terminated pursuant to Section 7.02.

Section 4.02. Right to Perform Obligations. If the Mortgagor fails to pay or perform any of its obligations with respect to the Property hereunder or under any other Loan Document, the Mortgagee shall have the right, (a) without notice if any Event of Default has occurred and is continuing, (b) with simultaneous notice if such payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee’s rights under this Mortgage or with respect to the Mortgaged Property, or (c) after notice given reasonably in advance to allow the Mortgagor an opportunity to cure, if no Event of Default has occurred and is continuing, to pay or perform such obligation, provided the Mortgagor is not contesting payment or performance thereof pursuant to a Permitted Contest and further provided that no such payment or performance shall be construed to be a cure of any Event of Default or constitute a waiver of any Event of Default. If pursuant to this Section 4.02. the Mortgagee shall make any payment on behalf * of the Mortgagor or shall incur hereunder any expense for which the Mortgagee is entitled to reimbursement pursuant to the provisions of the Loan Documents, such Obligation shall be repayable on demand and shall bear interest from the date incurred at the Post-Default Rate. Such interest, and any other interest on the Obligations payable at the Post-Default Rate pursuant to the terms of the Loan Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Obligations and shall be secured by this Mortgage.

Section 4.03. Changes in the Laws Regarding Taxation. If after the date hereof there is enacted any applicable law deducting from the value of the Property for the purpose of taxation the Lien of any Security Document or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage, the Obligations, or any Secured Party, upon demand by the Mortgagee or any other affected Secured Party and to the fullest extent permitted under applicable law, the Mortgagor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such Secured Party

5	Local counsel: please advise if amount is required to be stated.

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for all such taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.

Section 4.04. Indemnification. The Mortgagor shall protect, indemnify and defend each of the Mortgagee and each other Indemnitee from and against all losses, claims, damages, liabilities and related expenses, including the fees, charges or disbursements of counsel for the Mortgagee or any other Indemnitee, incurred by or asserted against the Mortgagee or any other Indemnitee arising out of, in connection with, or as a result of (a) the Mortgagee’s exercise of any of its rights and remedies hereunder; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Mortgagor to perform or comply with any of the terms of this Mortgage; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (e) any Environmental Liability; or (f) any other conduct or misconduct of the Mortgagor, any lessee or other occupant of any of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expense resulted from such Indemnitee’s bad faith, gross negligence or willful misconduct. Any amount payable under this Section will be payable on demand, be deemed a Obligation and will bear interest at the Post-Default Rate. The obligations of the Mortgagor under this Section shall continue in full force and effect notwithstanding the satisfaction of the Release Conditions and the discharge of all Obligations; provided, however, that the obligations of the Mortgagor hereunder shall be limited to the same extent that the obligations of the Borrowers are limited pursuant to Section 9.05 of the Credit Agreement.

Section 4.05. Title. The Mortgagor shall

(i)	protect, preserve and defend all its right, title and interest in the Mortgaged Property and title thereto;

(ii) (A),comply with each of the terms, conditions and provisions of any obligation of the Mortgagor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property subject to Permitted Collateral Liens, (B) forever warrant and defend to the Mortgagee the Lien and security interests created and evidenced hereby and the validity and first priority position hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Mortgaged Property or any of the rights of the Mortgagee hereunder and (C) maintain this Mortgage as a valid and enforceable first priority mortgage Lien on the Mortgaged Property and, to the extent any of the Mortgaged Property shall consist of fixtures, or other personal property, a first priority security interest in such fixtures and personal property which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Permitted Encumbrances; and

(iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Mortgagor from the Mortgaged Property or any part thereof, except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, by paramount title or otherwise questioning the Mortgagor’s right, title and interest in, to and under the Mortgaged Property as warranted in this Mortgage, or of any condition that could give rise to any such proceedings, notify the Mortgagee thereof. The Mortgagee may participate in such proceedings and the Mortgagor will deliver or cause to be delivered to the Mortgagee all instruments requested by the Mortgagee to permit such participation. In any such proceedings, the Mortgagee may be represented by counsel satisfactory to the Mortgagee at the reasonable ex-

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pense of the Mortgagor. If, upon the resolution of such proceedings, the Mortgagor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Mortgagee to be applied as Net Cash Proceeds to the payment of the Obligations or otherwise in accordance with the provisions of the Credit Agreement.

(iv) not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Property without the prior written consent of the Mortgagee.

ARTICLE 5 Defaults, Remedies and Rights

Section 5.01. Events of Default.

Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder; for the avoidance of doubt, all periods of time or other conditions or circumstances necessary for the existence of an Event of Default under the Credit Agreement shall likewise be necessary for the existence of an Event of Default hereunder.

All notice and cure periods provided in the Credit Agreement and the other Loan Documents shall run concurrently with any notice or cure periods provided under applicable law.

Section 5.02. Remedies.

(a) If an Event of Default has occurred and is continuing, the Mortgagee shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, whether or not the maturity of the Obligations has been accelerated, to wit:

(i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale hereunder or under any applicable provision of law; or

(ii) to sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of the Mortgagor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Mortgagee may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Mortgaged Property, this Mortgage shall continue as a Lien on the remaining Mortgaged Property [up to the remaining balance of the Secured Loan Amount]; or

(iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Mortgage; or

(iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a “Receiver”) of the Mortgaged Property, without notice to Mortgagor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Obligations or the solvency of the Mortgagor or any other Loan Party, and the Mortgagor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice,

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said appointee to be vested with the fullest powers permitted under applicable law, including to the fullest extent permitted under applicable law those under Section 5.02(a)(v); or

(v) to enter upon the Property, by the Mortgagee or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted under applicable law, exclude the Mortgagor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Mortgaged Property and all books, records and accounts relating thereto, and upon demand the Mortgagor shall surrender possession of the Property, the other Mortgaged Property and such books, records and accounts to the Person exercising the rights under this clause after the occurrence of any Event of Default; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Mortgagor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Mortgagor and the Mortgaged Property, without interference by the Mortgagor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, restorations, betterments and improvements to the Property and (C) in such Person’s own name or, at the option of such Person, in the Mortgagor’s name, exercise all rights, powers and privileges of the Mortgagor with respect to the Mortgaged Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Mortgagor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person’s own bad faith, willful misconduct or gross negligence; or

(vi) with or, to the fullest extent permitted by applicable law, without entry upon the Property, in the name of the Mortgagee or a Receiver (as required by law and whichever is the Person exercising the rights under this clause) or, at such Person’s option, in the name of the Mortgagor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Mortgaged Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Mortgaged Property and otherwise in exercising the rights under Section 5.02(a)(v) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

(vii) to take any action with respect to any Mortgaged Property permitted under the UCC; or

(viii) to take any other action, or pursue any other remedy or right, as the Mortgagee may have under applicable law, and the Mortgagor does hereby grant the same to the Mortgagee; or

(ix) to exercise any statutory power of sale; or

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(x) to declare all sums secured hereby to be immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived.

(b)	To the fullest extent permitted by applicable law,

(i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Loan Document or under applicable law;

(ii) every remedy or right hereunder, under any other Loan Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Mortgagee;

(iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law shall be construed as a waiver of any Default hereunder or under any other Loan Document;

(iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default hereunder or under any other Loan Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default hereunder or under any other Loan Document;

(v) no single or partial exercise of any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default hereunder or under any other Loan Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Loan Document or under applicable law upon such Default or upon any other or subsequent Default hereunder or under any other Loan Document;

(vi) the acceptance by the Mortgagee or any other Secured Party of any payment less than the amount of the Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Loan Document with respect thereto; and

(vii) the acceptance by the Mortgagee or any other Secured Party of any payment of, or on account of, any Obligation shall not be deemed to be a waiver of any Default hereunder or under any other Loan Document with respect to any other Obligation,

If the Mortgagee has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Mortgagor or any other Person (other than other Secured Parties as may be required by the other Loan Documents), and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Mortgagor and the Mortgagee shall retain and be restored to their former positions and rights hereunder with respect to the Mortgaged Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

For the purpose of carrying out any provisions of Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi). 5.05 or 5.07 or any other provision hereunder authorizing the Mortgagee or any other Person to perform any action on behalf of the Mortgagor, the Mortgagor hereby irrevocably ap-

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points the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)fvi) or such other Person (as the case may be as the Person appointed under this subsection) as the attorney-in-fact of the Mortgagor (with a power to substitute any other Person in its place as such attomey-in-fact) to act in the name of the Mortgagor or, at the option of the Person appointed to act under this subsection, in such Person’s own name, to take the action authorized under Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi), 5.05 or 5.07 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

Section 5.03. Waivers by the Mortgagor. To the fullest extent permitted under applicable law, the Mortgagor shall not assert, and hereby irrevocably waives, any right or defense the Mortgagor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Mortgaged Property or the other assets of the Mortgagor, sale of the Mortgaged Property in any order or notice of deficiency or intention to accelerate any Obligation; (b) impairment of any right of subrogation or reimbursement; (c) any requirement that at any time any action must be taken against any other Person, any portion of the Mortgaged Property or any other asset of the Mortgagor or any other Person;

any provision barring or limiting the right of the Mortgagee to sell any Mortgaged Property after any other sale of any other Mortgaged Property or any other action against the Mortgagor or any other Person;

any provision barring or limiting the recovery by the Mortgagee of a deficiency after any sale of the Mortgaged Property; (f) any other provision of applicable law which might defeat, limit or adversely affect any right or remedy of the Mortgagee or the holders of the Obligations under or with respect to this Mortgage or any other Security Document as it relates to any Mortgaged Property; or (g) the right of the Mortgagee to foreclose this Mortgage in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party.

Section 5.04. Jurisdiction; Process and Waiver of Jury Trial.

(a)	To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document as it relates to any Mortgaged Property, the Mortgagor irrevocably consents to (i) the jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) the service of (A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Mortgagee hereunder by sending a copy of such process or notice by prepaid overnight courier or United States registered or certified mail, postage prepaid, return receipt requested to the Mortgagor at its address specified in or pursuant to Section 7.03. such service to be effective when received at the address specified or when delivery at such address is refused.

(b) Nothing in this Section shall affect the right of the Mortgagee to bring any suit, action or proceeding arising out of or relating to this Mortgage or any other Security Document in any court having jurisdiction under the provisions of any other Security Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Security Document or applicable law.

(c) MORTGAGOR AND MORTGAGEE EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

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OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE. EACH OF MORTGAGOR AND MORTGAGEE HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT FT AND THE OTHER PARTY HERETO HA BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.04.

Section 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Mortgagee, the following provisions shall apply to any sale of the Mortgaged Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

The Mortgagee or the court officer (whichever is the Person conducting any sale) may conduct any number of sales from time to time. The power of sale hereunder shall not be exhausted by any sale as to any part or parcel of the Mortgaged Property which is not sold, unless and until the Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and as provided in Section 5.03, the Mortgagor has thereby waived its right to direct the order in which the Mortgaged Property or any part or parcel thereof is sold.

Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Mortgagor in and to the Mortgaged Property sold and shall receive the proceeds of such sale [up to the Secured Loan Amount] and apply the same as provided in Section 5.06. The Mortgagor hereby irrevocably appoints the Person conducting such sale as the attomey-in-fact of the Mortgagor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Mortgagor or, at the option of the Person conducting such sale, in such Person’s own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Mortgaged Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Mortgagor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Mortgagor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Obligation, the occurrence of any Event of Default, the amount of the Obligations due and payable, the request to the Mortgagee to sell, the notice of the time, place and terms of sale and of the Mortgaged Property to be sold having been duly given, the refusal, failure or inability of the Mortgagee to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Mortgagor, the Mortgagee or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited. The Person con-

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ducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale.

The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Mortgaged Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Mortgagor in and to the Mortgaged Property sold, and shall be a perpetual bar both at law and in equity against the Mortgagor and any and all Persons claiming such Mortgaged Property or any interest therein by, through or under the Mortgagor.

(g) At any sale, the Mortgagee may bid for and acquire the Mortgaged Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

(h) If the Mortgagor or any Person claiming by, through or under the Mortgagor shall transfer or fail to surrender possession of the Mortgaged Property, after the exercise by the Mortgagee of the Mortgagee’s remedies under Section 5.02Ca’)(v’) or after any sale of the Mortgaged Property pursuant hereto, then the Mortgagor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

(i)	Upon any sale, it shall not be necessary for the Person conducting such sale to have any Mortgaged Property being sold present or constructively in its possession.

(j)	If a sale hereunder shall be commenced by the Mortgagee, the Mortgagee may at any time before the sale abandon the sale, and may institute suit for the collection of the Obligations or for the foreclosure of this Mortgage; or if the Mortgagee should institute a suit for collection of the Obligations or the foreclosure of this Mortgage, the Mortgagee may at any time before the entry of final judgment in said suit dismiss the same and sell the Mortgaged Property in accordance with the provisions of this Mortgage.

Section 5.06. Proceeds. Except as otherwise provided herein or required under applicable law, the proceeds of any sale of the Mortgaged Property hereunder [up to the Secured Loan Amount], whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

(a) First: to pay of all expenses of such sale, including compensation for the Person conducting such sale (which may include the Mortgagee), the cost of title searches, foreclosure certificates and attorneys’ fees and expenses incurred by such Person;

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Second: to the payment of the expenses and other amounts payable under Section 4.02 and Section 4.04, if any; and

Third: to the payment of the other Obligations in the order and priority set forth in Section 17 of the Guarantee and Collateral Agreement, until all Obligations shall have been paid in full.

Section 5.07. Assignment of Leases.

Subject to paragraph 5.07(d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Mortgagor to the Mortgagee and, subject to the license to the Mortgagor under Section 5.07(b), the Mortgagee or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Mortgagee or such Receiver, the Mortgagor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Mortgagee or such Receiver may require from time to time (all in form and substance satisfactory to the Mortgagee or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to be an assumption by the Mortgagee or any such Person of, or to otherwise make the Mortgagee or such Person liable or responsible for, any of the obligations of the Mortgagor under or with respect to the Leases or for any Rent, Security Deposit or other amount delivered to the Mortgagor, provided that the Mortgagee or any such Person exercising the rights of the Mortgagee hereunder shall be accountable as provided in Section 5.07(c) for any Rents, Security Deposits or other amounts actually received by the Mortgagee or such Person, as the case may be. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder shall be construed to obligate the Mortgagee or any such Person to take any action under or with respect to the Leases or with respect to the Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Property, to appear in or defend any action or proceeding relating to the Leases or the Property, to constitute the Mortgagee as a mortgagee in possession (unless the assignee hereunder actually enters and takes possession of the Property), or to be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property other than to the extent caused by the bad faith, willful misconduct or gross negligence of the Mortgagee or any Person exercising the rights of the Mortgagee hereunder.

In the absence of an Event of Default, the Mortgagor shall have a license granted hereby to collect and receive all Rents and apply the same subject to the provisions of the Loan Documents. This license shall terminate, at the option of the Mortgagee, upon the occurrence of an Event of Default.

If any Event of Default has occurred and is continuing, the Mortgagee or a Receiver appointed pursuant to Section 5,02(a)(iv) (as the case may be as the Person t? A.CA viol II g the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Mortgagor and to exercise the rights and remedies provided under Section 5.07(a), under Section 5.02(a)(v) and Section 5,02(a)(vi) or under applicable law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Mortgagor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the occurrence of

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such Event of Default. Subject to Section 5.02(a)(v) and Section 5.02(a)(vi) and any applicable requirement of law, any Rents received hereunder by such Receiver shall be promptly paid to the Mortgagee, and any Rents received hereunder by the Mortgagee shall be deposited in the Collateral Account, to be held, applied and disbursed as provided in the Guarantee and Collateral Agreement, provided that, subject to Section 5.02(a)(v) and Section 5.02(a)(vi) and any applicable requirement of law, any Security Deposits actually received by such Receiver shall be promptly paid to the Mortgagee, and any Security Deposits actually received by the Mortgagee shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

(d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Mortgagor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

Section 5.08. Dealing with the Mortgaged Property. Subject to Section 7.02, the Mortgagee shall have the right to release any portion of the Mortgaged Property to or at the request of the Mortgagor, for such consideration as the Mortgagee may require without, as to the remainder of the Mortgaged Property, in any way impairing or affecting the Lien or priority of this Mortgage, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, co-maker or other obligor of the Obligations, except to the extent that the Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Mortgagee may require without being accountable therefor to any other lienholder.

Section 5.09. Information and Right of Entry,.

Upon reasonable request by the Mortgagee, the Mortgagor shall deliver to the Mortgagee promptly after such request or, if requested by the Mortgagee, on a continuing or periodic basis, any information, certificates and documents with respect to the matters referred to in this Mortgage as the Mortgagor shall reasonably request.

The Mortgagee and the representatives of the Mortgagee shall have the right, (i) without notice, if any Event of Default has occurred and is continuing, (ii) with simultaneous notice, if any payment or performance is necessary in the opinion of the Mortgagee to preserve the Mortgagee’s rights under this Mortgage or with respect to the Mortgaged Property, or (iii) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Mortgaged Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Mortgagee hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Mortgagor’s business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 4.02 or for any other purpose, shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a mortgagee in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(aXv), or (y) a cure of any Default or waiver of any Default.

ARTICLE 6 Security Agreement and Fixture Filing

Section 6.01. Security Agreement.

(a) To the extent that the Mortgaged Property constitutes or includes personal property and equipment, including goods or items of personal property or equipment which are or are to be-

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come fixtures under applicable law, the Mortgagor hereby grants a security interest therein (and any Proceeds thereof) and this Mortgage shall also be construed as a pledge and a security agreement under the UCC; and, if an Event of Default has occurred and is continuing, the Mortgagee shall be entitled with respect to such personal property and equipment to all remedies available under the UCC, the Guarantee and Collateral Agreement and all other remedies available under applicable law. For purposes of this Article 13, “equipment” shall have the meaning assigned to such term in the UCC. Without limiting the foregoing, any personal property or equipment may, at the Mortgagee’s option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder or under the Guarantee and Collateral Agreement, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Mortgagee in any other manner permitted under applicable law. The Mortgagee may require the Mortgagor to assemble the personal property and make it available to the Mortgagee at a place to be designated by the Mortgagee. If any Event of Default has occurred and is continuing, the Mortgagee shall be the attomey-in-fact of the Mortgagor with respect to any and all matters pertaining to the personal property and equipment (and Proceeds thereof) with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Mortgagor and to execute on behalf of the Mortgagor and in Mortgagor’s name any instruction, agreement or other writing required therefor. The Mortgagor acknowledges and agrees that a disposition of the personal property in accordance with the Mortgagee’s rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Mortgaged Property includes Collateral (as defined in the Guarantee and Collateral Agreement), the provisions of the Guarantee and Collateral Agreement shall govern with respect to such property.

(b) The Mortgagor hereby authorizes the Mortgagee to file a Record or Records (as defined in the UCC), including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Mortgagee may determine, in its sole discretion, are necessary or advisable to perfect the lien and security interest granted to the Mortgagee herein. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Mortgagee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Mortgagee herein. The Mortgagor constitutes the Mortgagee its attorney-in-fact to file any filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens (as defined in the Guarantee and Collateral Agreement) terminate pursuant to the Loan Documents. The Mortgagor shall pay the costs of, or reasonable costs incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto concerning the collateral described herein.

Section 6.02. Fixture Filing. To the extent that the Mortgaged Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Mortgage in the real estate records of the county in which the Mortgaged Property is located shall also operate from the time of filing as a fixture filing with respect to such Mortgaged Property, and the following information is applicable for the purpose of such fixture filing, to wit:

(a)	Name and Address of the debtor:

c/o ADS Waste Holdings, Inc. 7915 Baymeadows Way, Suite 400 Jacksonville, Florida 32256

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(b)	Name and Address of the secured party:

[Deustehe Bank Trust Company Americas

60 Wall Street

New York, NY 10005]

This document covers goods or items of personal property which are or are to become fixtures upon the Property.

The name of the record owner of the real estate on which such fixtures are or are to be located is Mortgagor.

ARTICLE 7 Miscellaneous

Section 7.01. Concerning the Mortgagee.

(a) The provisions of Article 8 of the Credit Agreement and Sections 19. 20 and 21 of the Guarantee and Collateral Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Mortgagee in respect of this Mortgage and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Mortgagee therein set forth:

(i) The Mortgagee is authorized to take all such action as is provided to be taken by it as Mortgagee hereunder and under any other Security Document and all other action incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Mortgaged Property) the Mortgagee shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

(ii) The Mortgagee shall not be responsible for the existence, genuineness or value of any of the Mortgaged Property or for the validity, perfection, priority or enforceability of the lien of this Mortgage on any of the Mortgaged Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Mortgagee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Mortgage by the Mortgagor.

(iii) For all purposes of the Security Documents the Mortgagee will be entitled to rely on information from (A) its own records for information as to the Lenders, its Obligations and actions taken by it, (B) any Secured Party for information as to its Obligations and actions taken by it, to the extent that the Mortgagee has not obtained such information from the foregoing sources, and (C) Mortgagor, to the extent that the Mortgagee has not obtained information from the foregoing sources.

(b) At any time or times, in order to comply with any Legal Requirement, the Mortgagee may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Mortgagee, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Mortgagee, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 7.01).

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Section 7.02. Release of Mortgaged Property.

This Mortgage and the security interest and Lien granted hereby shall cease, terminate and thereafter be of no further force or effect in the event all of the Release Conditions (as defined in the Guarantee and Collateral Agreement) shall have been satisfied.

At any time and from time to time, the Mortgagee may release all or a portion of the Mortgaged Property from the lien of this Mortgage in connection with an asset disposition or release of the Mortgagor as permitted under the Credit Agreement,

At any time and from time to time, the Mortgagee may release all or any part of the Mortgaged Property from the lien of this Mortgage with the prior written consent of the Required Lenders; provided that if any such release is in connection with a release of all or substantially all of the security for the Obligations, such release shall require the prior written consent of all the Lenders.

The Mortgagee may request Mortgagor deliver and may conclusively rely on any certificate delivered to it by the Borrower or the Mortgagor stating that the execution of such documents and release of the Mortgaged Property is in accordance with and permitted by the terms of the Credit Agreement and this Mortgage. Upon any termination of this Mortgage or release or reconveyance of Mortgaged Property, or any portion thereof, the Mortgagee shall, at the expense of the Mortgagor, execute, acknowledge and deliver to the Mortgagor such documents, without warranty, as the Mortgagor shall reasonably request to evidence the release of Mortgaged Property or termination of this Mortgage, as the case may be.

Section 7.03. Notices. Each notice, request or other communication given to any party hereun-der shall be given in accordance with Section 9.01 of the Credit Agreement [and in the case of Mortgagor, shall be given to it in care of the Borrower]6.

Section 7.04. Amendments in Writing. 7 No provision of this Mortgage shall be modified, waived, amended or terminated, and no consent to any departure by the Mortgagor from any provision of this Mortgage shall be effective, unless the same shall be pursuant to an agreement or agreements in writing entered into by the Mortgagee, with the consent of such Lenders as are required to consent thereto under Section 9.08 of the Credit Agreement. No such waiver, amendment or modification shall (i) be binding upon Mortgagor, except with its written consent or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

Section 7.05. Severability. All rights, powers and remedies provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Mortgage are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Mortgage illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Mortgage or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Mortgage not to be entitled to be recorded, registered or filed, the remaining provisions of this Mortgage or the application of such provision to other Persons or circumstances shall not be affected

Insert if Mortgagor is not Borrower.

7	To conform to Guarantee and Collateral Agreement.

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thereby, and each provision of this Mortgage shall be valid and be enforced to the fullest extent permitted under applicable law,

Section 7.06. Binding Effect.

The provisions of this Mortgage shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

To the fullest extent permitted under applicable law, the provisions of this Mortgage binding upon the Mortgagor shall be deemed to be covenants which run with the land.

Section 7.07. Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED EN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY

IS LOCATED, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State in which the Mortgaged Property is located are governed by the laws of such jurisdiction.

Section 7.08. Local Law Provisions. The terms and provisions set forth in Appendix A attached hereto are incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions of the body of the Mortgage and the terms and provisions of Appendix A, the latter shall control.

Section 7.09. Multisite Real Estate Transaction. The Mortgagor acknowledges that this Mortgage is one of a number of mortgages, deeds of trust and other security documents (“Other Mortgages”) that secure the Obligations. Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of the Obligations, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Obligation or any collateral security therefor including the Other Mortgages. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations or of any of the collateral security therefor, including the Other Mortgages or of any guarantee thereof, and, to the fullest extent permitted by applicable law, Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages or any of Mortgage’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Mortgagor specifically consents and agrees the Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

[Remainder of Page Intentionally Blank] 1-1-28

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.

[NAME OF MORTGAGOR]

By:

Name: Title:

[ATTEST:

Name:

Title: ]

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[Add State form of acknowledgment]

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EXHIBIT A

Description of the Land

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EXHIBIT B

Permitted Encumbrances

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Exhibit A attached hereto.

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Appendix A

Local Law Provisions

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EXHIBIT 1-2

[Form of] DEED OF TRUST

This instrument was prepared by the attorney described below in consultation with counsel in the State in which the Trust Property is located and, when recorded, the recorded counterparts should be returned to:

Athy A. O’Keeffe. Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING42

dated as of , 2012

by

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the Grantor,

to

[TRUSTEE]

for the benefit of

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Administrative Agent and Collateral Agent for the Lenders,

the Beneficiary

Property:

[ ]

This INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES. THIS INSTRUMENT ALSO SECURES FUTURE ADVANCES.

42 Local counsel to conform cover to local law requirements.

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ARTICLE 1

DEFINITIONS AND INTERPRETATIONS

Section 1.01. Definitions 8

Section 1.02. Interpretation . 10

Section 1.03. Resolution of Drafting Ambiguities 11

ARTICLE 2

CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01. Title, Authority and Effectiveness 11

Section 2.02. Impositions 12

Section 2.03. Legal and Insurance Requirements 12

Section 2.04. Status and Care of the Property 13

Section 2.05. Liens 13

Section 2.06. Transfers 13

Section 2.07. Credit Agreement 13

ARTICLE 3

INSURANCE, CASUALTY AND CONDEMNATION

Section 3.01. Insurance 14

Section 3.02. Casualty 14

Section 3.03. Insurance Claims and Proceeds 14

Section 3.04. Condemnation. 14

Section 3.05. Condemnation Awards 15

ARTICLE 4

CERTAIN OBLIGATIONS

Section 4.01. Revolving Loans 15

Section 4.02. Right to Perform Obligations 15

Section 4.03. Changes in the Laws Regarding Taxation 15

Section 4.04. Indemnification 16

Section 4.05. Title 16

ARTICLE 5

DEFAULTS, REMEDIES AND RIGHTS

Section 5.01. Events of Default 17

Section 5.02. Remedies .17

Section 5.03. Waivers by the Grantor 20

Section 5.04. Jurisdiction; Process and Waiver of Jury Trial .20

Section 5.05. Sales , 21

Section 5.06. Proceeds 22

Section 5.07. Assignment of Leases 23

Section 5.08. Dealing with the Trust Property 24

Section 5.09. Information and Right of Entry 24

ARTICLE 6

SECURITY AGREEMENT AND FIXTURE FILING

Section 6.01. Security Agreement 24

Section 6.02. Fixture Filing ,.25

ARTICLE 7

MISCELLANEOUS

Section 7.01. Concerning the Beneficiary 26

Section 7.02. Release of Trust Property 27

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Section 7.03. Notices 27

Section 7.04. Amendments in Writing 27

Section 7.05. Severability 27

Section 7.06. Binding Effect 28

Section 7.07. Governing Law 28

Section 7.08. Local Law Provisions 28

Section 7.09. Multisite Real Estate Transaction 28

Section 7.10. Intentionally deleted 28

Section 7.11. Trustee 28

Exhibit A — Description of the Land Exhibit B — Permitted Encumbrances

Appendix — Local Law Provisions

THIS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is dated as of _, 2012 by

‘ a (the “Grantor”), having an address at c/o ADS Waste Holdings, Inc., 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256, Attention: Steven R. Cam, Chief Financial Officer, with a copy to ADS Waste Holdings, Inc., 7915 Baymeadows Way, Suite 400,

Jacksonville, Florida 32256, Attention: Scott E. Friedlander, to [TRUSTEE], a (the

“Trustee”), having an address at , for the benefit of DEUTSCHE BANK

TRUST COMPANY AMERICAS, as administrative agent and collateral agent for itself and the other Lenders (hereinafter defined) (the “Beneficiary”), having an address at 60 Wall Street, New York, NY 10005.

WITNESSETH:

Credit Agreement. Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (the “Credit Agreement”), among ADS WASTE HOLDINGS, INC., a Delaware corporation (the “Escrow Borrower”) (which on the Acquisition Date (as defined below) shall be merged with and into ADS WASTE HOLDINGS, INC., a Delaware corporation (“ADS”)), upon the effectiveness of the Joinder Agreement (as defined below), ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation (“ADS Holdings” and, upon the effectiveness of the Joinder Agreement, “Intermediate Holdings”), the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of this Deed of Trust), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders. Pursuant to the Credit Agreement, the Lenders have extended and/or may from time to time extend Loans to the Borrowers. Pursuant to the Credit Agreement, the Issuing Bank may also from time to time issue Letters of Credit for the account of the Borrowers. As contemplated by the Credit Agreement, the Loan Parties may also become obligated to one or more of the Lenders by entering into Hedging Agreements.

Guaranty, Pursuant to the Guarantee and Collateral Agreement dated as of October 9, 2012 (the “Guarantee and Collateral Agreement”) among the Borrowers, the Grantor and the other Subsidiary Guarantors that are parties thereto, and the Collateral Agent, the Grantor has unconditionally guaranteed, subject to the limitations set forth therein, the full and punctual payment and performance of all obligations of the other Loan Parties now or hereafter existing under or in respect of the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

Deed of Trust. The hen of this Deed of Trust is being granted to secure payment, performance and observance of the Obligations and upon the foreclosure or other enforcement of this Deed of Trust, the net proceeds of the Trust Property are to be received by or paid over to the Beneficiary and applied as provided herein.

[The maximum principal indebtedness that may be secured by this Deed of Trust is $[2,100,000,000.00] [(the “Secured Loan Amount”)]43. The scheduled maturity date of the latest to mature of the Obligations is [October 9, 2019.J44

[Insert value of property or allocated loan amount in mortgage tax locations.]

[Local counsel: please confirm if maximum principal amount or outside maturity date is required to be stated.]

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GRANTING CLAUSES

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the due and punctual payment, performance and observance of the Obligations and intending to be bound hereby, the Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and WARRANT to the Trustee for the benefit of the Beneficiary and the other Secured Parties, with power of sale and right of entry as hereinafter provided, and (to the extent covered by the UCC) does hereby GRANT AND WARRANT to the Beneficiary a continuing security interest in and to all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the “Trust Property”), to wit:

I. GRANTING CLAUSE

Land. All estate, right, title and interest of the Grantor in, to, under or derived from: the lots,

pieces, tracts or parcels of land located in County, , more particularly described in

Exhibit A (the “Land”).

n. GRANTING CLAUSE

Improvements. All estate, right, title and interest of the Grantor in, to, under or derived from: all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on or attached to the Land, including all parking areas, roads, driveways, walks, fences, walls, berms, recreation facilities, drainage facilities, lighting facilities and other site improvements; all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone, telecommunications and other utility equipment and facilities; all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address, communications and telecommunications equipment and systems; all screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; and all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the buildings and other improvements located on the Land which by the nature of their location thereon or affixation thereto are real property under applicable law; and including all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Trust Property immediately upon delivery thereof on the Land and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called the “Improvements”).

HI. GRANTING CLAUSE

Equipment. All estate, right, title and interest of the Grantor in, to, under or derived from: all equipment, fixtures, chattels and articles of personal property owned by the Grantor or in which the Grantor has or shall acquire an interest, wherever situated, and now or hereafter located on, or in, or affixed (actually or constructively) to, the Land or the Improvements, whether or not affixed thereto and which are not real property under applicable law, including all partitions, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; all radio and cable antennae and systems, satellite dishes and systems, audio and video systems, equipment and facilities; all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment; all elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and ex-

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tinguishing apparatus and materials; and all motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures, and including any of the foregoing that is temporarily removed from the Land or Improvements to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the “Equipment”; and the Land with the Improvements thereon and the Equipment therein being collectively called the “Property”).

IV. GRANTING CLAUSE

Appurtenant Rights. All estate, right, title and interest of the Grantor in, to, under or derived from: all tenements, hereditaments and appurtenances now or hereafter relating to the Property; the streets, roads, sidewalks and alleys abutting the Property; all strips and gores within or adjoining the Land; all land in the bed of any body of water adjacent to the Land; all land adjoining the Land created by artificial means or by accretion; all air space and rights to use air space above the Land; all development or similar rights now or hereafter appurtenant to the Land; all rights of ingress and egress now or hereafter appertaining to the Property; all easements, servitudes, privileges and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property, including alley, party walls, support, drainage, crop, timber, agricultural, horticultural, oil, gas and other mineral, water stock, riparian and other water rights now or hereafter appertaining to the use and enjoyment of the Property.

V. GRANTING CLAUSE

Agreements. All estate, right, title and interest of the Grantor in, to, under or derived from: all Insurance Policies (including all unearned premiums and dividends thereunder) and other policies of insurance maintained by the Borrower (for the benefit of Grantor) or Grantor with respect to the Property (even if not required to be maintained hereunder); all guarantees and warranties relating to the Property and all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities now or hereafter relating to the Property and all other contracts and agreements affecting or relating to the use, enjoyment or occupancy of the Property.

VI. GRANTING CLAUSE

Leases. All estate, right, title and interest of the Grantor in, to, under or derived from: all Leases now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property.

VII GRANTING CLAUSE

Rents, Issues and Profits. All estate, right, title and interest of the Grantor in, to, under or derived from: all rents, royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, including all rents and other sums now or hereafter payable pursuant to the Leases; all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the “Rents”), all of which

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the Grantor hereby irrevocably directs be paid to the Beneficiary, subject to the license granted to the Grantor pursuant to Section 5.07(b), to be held, applied and disbursed as provided in this Deed of Trust.

VIII. GRANTING CLAUSE

Permits. All estate, right, title and interest of the Grantor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the “Permits”).

IX. GRANTING CLAUSE

Books and Records. All estate, right, title and interest of the Grantor in, to, under or derived from all books and records, including tenant files, credit files, customer files, computer printouts, files, programs and other computer and electronic materials and records, now or hereafter relating to the Property.

X. GRANTING CLAUSE

Intangible Property. All estate, right, title and interest of the Grantor in, to, under or derived from the Property and other intangible property not described in the foregoing Granting Clauses now or hereafter relating to the use and operation of the Property as a going concern.

XL GRANTING CLAUSE

Deposits, Proceeds and Awards. All estate, right, title and interest of the Grantor in, to, under or derived from all amounts deposited with the Beneficiary under the Loan Documents with respect to the Property, including all Net Cash Proceeds, Awards and title net cash proceeds under any title insurance policy now or hereafter held by the Grantor, proceeds of any Transfer, financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Trust Property; and all rights, dividends and other claims of any kind whatsoever (including damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Trust Property, all of which the Grantor hereby irrevocably directs be paid to the Beneficiary to the extent provided hereunder, to be held, applied and disbursed as provided in this Deed of Trust.

XH. GRANTING CLAUSE

Additional Property. All greater, additional or other estate, right, title and interest of the Grantor in, to, under or derived from the Trust Property hereafter acquired by the Grantor, including all right, title and interest of the Grantor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Trust Property hereafter acquired by or released to the Grantor or constructed or located on, or attached to, the Property, in each case, immediately upon such acquisition, release, construction, location or attachment; all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are, by the provisions of the Security Documents, required to be subjected to the lien hereof; all estate, right, title and interest of the Grantor in, to, under or derived from any other property and rights which are necessary to maintain the Property and the Grantor’s business or operations conducted therein as a going concern in each case, to the fullest extent permitted by law, without any further conveyance, mortgage, assignment or other act by the Grantor; and all estate, right, title and interest of the Grantor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Hen hereof by the Grantor.

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EXCLUDING, however, from the foregoing grants, the Excluded Assets (as defined in the Guarantee and Collateral Agreement).

TO HAVE AND TO HOLD the Trust Property, together with all estate, right, title and interest of the Grantor and anyone claiming by, through or under the Grantor in, to, under or derived from the Trust Property and all rights and appurtenances relating thereto, to the Trustee for the benefit of the Beneficiary and its successors and assigns, forever for the benefit of the Secured Parties for the purpose of securing the payment and performance in full of all the Obligations.

PROVIDED ALWAYS that this Deed of Trust is upon the express condition that the Trust Property shall be released from the lien of this Deed of Trust in full or in part in the manner and at the time provided in Section 7.02.

THE GRANTOR ADDITIONALLY COVENANTS AND AGREES WITH THE BENEFICIARY AS FOLLOWS:

ARTICLE 1 Definitions and Interpretations

Section 1.01. Definitions.

(a) Capitalized terms used in this Deed of Trust, but not otherwise defined herein, are defined in, or are defined by reference in, the Credit Agreement, and if not defined therein, then in the Guarantee and Collateral Agreement, and have the same meanings herein as therein.

(b) In addition, as used herein, the following terms have the following meanings: “Collateral Agent” is defined in the Recitals.

“Bankruptcy Code” means the Bankruptcy Code of 1978, as amended.

“Beneficiary” is defined in the Preamble.

“Borrower” shall be deemed to mean, prior to the Acquisition Date, the Escrow Borrower and, on and after the Acquisition Date, ADS.

“Casualty” means any damage to, or destruction of, the Property by reason of fire or any other cause or event.

“Condemnation” means any condemnation or other taking or temporary or permanent requisition of the Property, any interest therein or right appurtenant thereto, or any change of grade affecting the Property, as the result of the exercise of any right of condemnation or eminent domain. A Transfer to a governmental authority in lieu or anticipation of Condemnation shall be deemed to be a Condemnation.

“Credit Agreement” is defined in the Recitals.

“Deed of Trust” is defined in the Preamble.

“Equipment” is defined in Granting Clause IE.

“Grantor” is defined in the Preamble.

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“Guarantee and Collateral Agreement” is defined in the Recitals.

“Impositions” means all taxes (including real estate taxes and transfer taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), gas, electricity, steam, water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon, (i) the Property, any other Trust Property or any interest therein, (ii) any occupancy, use or possession of, or activity conducted on, the Property, (iii) the Rents, or (iv) the Obligations or the Security Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of the Grantor or any Secured Party, except to the extent that such taxes of the Grantor or any Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions.

“Improvements” is defined in Granting Clause II.

“Insurance Policies” means the insurance policies and coverages required to be maintained by the Grantor with respect to the Property pursuant to Section 3.01.

“Insurance Premiums” means all premiums payable under the Insurance Policies.

“Insurance Requirements” means all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to the

Property, any adjoining vaults, sidewalks, parking areas or driveways, or any use or condition thereof.

“Land” is defined in Granting Clause I.

“Lease” means each lease, sublease, tenancy, subtenancy, license, franchise, concession or other occupancy agreement relating to the Property, together with any guarantee of the obligations of the tenant thereunder or any right to possession under the Bankruptcy Code or any other applicable law in the event of the rejection of any Lease by the landlord or its trustee pursuant to said Code or said applicable law.

“Legal Requirements” means all provisions of Permits and applicable laws (including Environmental Laws), statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, directions and requirements of, and agreements with, governmental bodies, agencies or officials, now or hereafter applicable to the Property, or any use or condition thereof.

“Lenders” is defined in the Recitals.

“Obligations” is defined in the Guarantee and Collateral Agreement.

“Permits” is defined in Granting Clause VIII.

“Permitted Contest” means a contest permitted by and in accordance with Section 5.04, 6.01(c) or (d) of the Credit Agreement.

“Permitted Encumbrances” means the Liens described in Exhibit B.

“Permitted Collateral Liens” is defined in the Credit Agreement.

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“Post-Default Rate” means, for any day, the applicable rate provided in Section 2.07 of the

Credit Agreement.

“Proceeds” is defined in the Guarantee and Collateral Agreement.

“Property” is defined in Granting Clause III.

“Receiver” is defined in Section 5.02fa)(iv).

“Rents” is defined in Granting Clause VII.

“Restore” means to restore, repair, replace or rebuild the Property after a Casualty or Condemnation, in each case as nearly as possible to a value, utility and condition existing immediately prior to such Casualty or Condemnation.

[“Secured Loan Amount” is defined in the Recitals.]

“Secured Parties” is defined in the Guarantee and Collateral Agreement,

“Security Deposit” means any payment, note, letter of credit or other security or deposit made or given by or on behalf of a tenant under a Lease as security for the performance of its obligations thereunder, and any interest accrued thereon.

“Transfer” means, when used as a noun, any sale, transfer, lease, or other disposition and, when used as a verb, to sell, transfer, assign, lease, or otherwise dispose of, in each case (i) whether voluntary or involuntary, (ii) whether direct or indirect and (iii) including any agreement providing for a Transfer or granting any right or option providing for a Transfer.

“Trust Property” is defined in the Granting Clauses.

“UCC” means the Uniform Commercial Code as in effect in the State in which the Trust Property is located, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State in which the Trust Property is located, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

(c) In this Deed of Trust, unless otherwise specified, references to this Deed of Trust, the Credit Agreement, Notes, Guarantee and Collateral Agreement, Loan Documents, Security Documents, and Letters of Credit include all amendments, supplements, consolidations, replacements, restatements, extensions, renewals and other modifications thereof, in whole or in part.

Section 1.02. Interpretation. In this Deed of Trust, unless otherwise specified: (a) singular words include the plural and plural words include the singular; (b) words which include a number of constituent parts, things or elements, including the terms Leases, Improvements, Land, Obligations, Property and Trust Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (c) words importing any gender include the other genders; (d) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives; (e) references to any statute or other law in-

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elude all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; (f) the words “consent,” “approve,” “agree” and “request,” and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question; (g) the words “include” and “including,” and words of similar import, shall be deemed to be followed by the words “without limitation”; (h) the words “hereto,” “herein,” “hereof and “hereunder,” and words of similar import, refer to this Deed of Trust in its entirety; (i) references to Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are to the Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses of this Deed of Trust; (j) the Schedules and Exhibits to this Deed of Trust are incorporated herein by reference; (k) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Deed of Trust; (1) all obligations of the Grantor hereunder shall be satisfied by the Grantor at the Grantor’s sole cost and expense; and (m) all rights and powers granted to the Beneficiary hereunder shall be deemed to be coupled with an interest and be irrevocable,

Section 1.03. Resolution of Drafting Ambiguities. The Grantor acknowledges that it was represented by counsel in connection with this Deed of Trust, that it and its counsel reviewed and participated in the preparation and negotiation of this Deed of Trust and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party or the Beneficiary shall not be employed in the interpretation of this Deed of Trust.

ARTICLE 2 Certain Representations, Warranties and Covenants

Section 2.01. Title, Authority and Effectiveness.

The Grantor represents and warrants that (i) the Grantor has good and marketable title to the fee simple interest in the Land and the Improvements, free and clear of all Liens other than the Permitted Encumbrances; (ii) the Grantor is the owner of, or has a valid leasehold interest in, the Equipment and all other items constituting the Trust Property, in each case free and clear of all Liens other than the Permitted Collateral Liens; (iii) the Permitted Encumbrances do not materially interfere with the use, enjoyment or operation of the Trust Property or materially and adversely affect the value thereof; (iv) the Improvements located on the Land do not materially interfere with any of the Permitted Encumbrances; (v) the execution, delivery and performance by the Grantor of this Deed of Trust are within the Grantor’s [corporate] power, have been duly authorized by all necessary [corporate and, if required, stockholder] action, require no consent or approval of, registration or filing with, or other action by, any governmental authority (except for the recording or filing of this Deed of Trust and UCC financing statements) and do not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Grantor or any order of any governmental authority, will not violate or result in a default under any indenture, agreement or other instrument binding upon the Grantor or its assets, or give rise to a right thereunder to require any payment to be made by the Grantor, and will not result in the creation or imposition of any Lien on any asset of the Grantor (other than the lien of this Deed of Trust on the Trust Property); and (vi) this Deed of Trust constitutes a valid, binding and enforceable agreement of the Grantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

The Grantor shall cause the warranties in subsection (a) of this Section to be true and correct in each and every respect; and forever preserve, protect, warrant and defend (i) its estate, right, title and interest in and to the Trust Property and (ii) the validity, enforceability and priority of the

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lien of this Deed of Trust on the Trust Property, in each case, against all other Liens and claims whatsoever, subject only to the Permitted Collateral Liens.

The Grantor, at its sole cost and expense, shall (i) upon the request of the Beneficiary, promptly correct any defect or error which may be discovered in this Deed of Trust or any financing statement or other document relating hereto; and (ii) promptly execute, acknowledge, deliver, record and re-record, register and re-register, and file and re-file this Deed of Trust and any financing statements or other documents which the Beneficiary may require from time to time (all in form and substance reasonably satisfactory to the Beneficiary) in order to effectuate, complete, perfect, continue or preserve (A) the hen of this Deed of Trust as a first lien on the Trust Property, whether now owned or hereafter acquired, subject only to the Permitted Collateral Liens, or (B) any right, power or privilege granted or intended to be granted to the Beneficiary hereunder or otherwise accomplish the purposes of this Deed of Trust. To the fullest extent permitted by applicable law, the Grantor hereby authorizes the Beneficiary to file financing statements or continuation statements. The Grantor shall pay on demand the costs of, or incidental to, any recording or filing of any financing or continuation statement, or amendment thereto, concerning the Trust Property.

Upon the recording of this Deed of Trust in the appropriate county recording offices, the lien of this Deed of Trust in the Trust Property constituting real property and fixtures granted hereby shall be a perfected first Lien on such Trust Property (including fixtures) prior to all Liens on and security interests in such Property other than the Permitted Collateral Liens.

Nothing herein shall be construed to subordinate the lien of this Deed of Trust to any Permitted Collateral Lien to which the hen of this Deed of Trust is not otherwise subordinate.

Section 2.02. Impositions. The Grantor shall (a) duly and punctually pay all Impositions before any penalty or fine accrues thereon other than Impositions that are the subject of a Permitted Contest; (b) duly and punctually file all returns and other statements required to be filed with respect to any Imposition prior to the due date thereof; (c) promptly notify the Beneficiary of the receipt by the Grantor of any notice of default in the payment of any Imposition or in the filing of any return or other statement relating to any Imposition and simultaneously furnish to the Beneficiary a copy of such notice of default; and (d) not make any deduction from or claim any credit on any Obligation by reason of any Imposition and, to the extent permitted under applicable law, hereby irrevocably waives any right to do so.

Section 2.03. Legal and Insurance Requirements.

The Grantor represents and warrants that (i) as of the date hereof, the Property and the use and operation thereof comply in all material respects with all Legal Requirements and Insurance Requirements; (ii) there is no material default under any Legal Requirement or Insurance Requirement; and (iii) the execution, delivery and performance of this Deed of Trust will not contravene any provision of or constitute a default under any Legal Requirement or Insurance Requirement.

The Grantor shall (i) duly and punctually comply in all material respects with all Legal Requirements and Insurance Requirements other than any Legal Requirement or Insurance Requirement that is the subject of a Permitted Contest; (ii) procure, maintain and duly and punctually comply with all Permits required for the Property other than any Permit that is the subject of a Permitted Contest; (iii) promptly notify the Beneficiary of the receipt by the Grantor of any notice of material default regarding any Legal Requirement or Insurance Requirement or any possible or actual termination of any Permit or Insurance Policy and furnish to the Beneficiary a copy of such notice of default or termination except terminations not having a material adverse effect on the use or operation of the Property as then

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conducted; and (iv) upon request, promptly furnish to the Beneficiary a copy of any material Permit obtained by the Grantor with respect to the Property after the date hereof.

Section 2.04. Status and Care of the Property’.

(a) The Grantor represents and warrants that (i) the Property is served by all necessary water, sanitary and storm sewer, drainage, electric, steam, gas, telephone and other utility facilities, which facilities have capabilities sufficient to serve the current use and operation of the Property; and (ii) the Property has legal access to all streets or roads necessary for the use and operation of the Property, including as appropriate access over properly granted, perpetual, private easements, rights of way or servitudes that are specifically included in the Trust Property.

The Grantor shall (i) use and operate the Property, or cause the same to be used and operated, for substantially the same uses and purposes as they are used and operated as of the date hereof; (ii). maintain the Property as required by Section 5.06 of the Credit Agreement; and (iii) not initiate or affirmatively support any change in the applicable zoning adversely affecting the Property, seek any variance (or any change in any variance) under the zoning adversely affecting the Property, execute or file any subdivision or other plat or map adversely affecting the Property or consent to any of the foregoing.

The Grantor represents and warrants that prior to the date hereof, the Grantor has delivered to the Benefciary a completed “Life-of Loan” Federal Emergency Management Agency Standard Rood Hazard Determination (together with notices about special flood hazard area status and flood disaster assistance relating thereto, duly executed by [the Borrower]45 and the Grantor) with respect to each portion of the Trust Property

Section 2.05. Liens. The Grantor shall not create or permit to be created or to remain, and, subject to Permitted Contests, shall immediately discharge or cause to be discharged, any Lien on the Trust Property or any interest therein, in each case (a) whether voluntarily or involuntarily created, (b) whether directly or indirectly a Lien thereon and (c) whether or not subordinated hereto, except Permitted Collateral Liens. The provisions of this Section shall apply to each and every Lien (other than Permitted Collateral Liens) on the Trust Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Lien thereon has been previously obtained in accordance with the terms of the Loan Documents. Nothing herein shall obligate the Grantor to remove any inchoate statutory Lien in respect of obligations not yet due and payable.

Section 2.06. Transfers. The Grantor shall not Transfer, or suffer any Transfer of, the Trust Property or any part thereof or interest therein, except as permitted or contemplated by the Credit Agreement. The provisions of this Section shall apply to each and every Transfer of the Trust Property or any interest therein, regardless of whether or not a consent to, or waiver of a right to consent to, any other Transfer thereof has been previously obtained in accordance with the provisions of the Loan Documents.

Section 2.07. Credit Agreement. This Deed of Trust is given pursuant to the Credit Agreement. The Grantor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents, subject to any applicable grace and cure periods. The Grantor represents, warrants, covenants and agrees that each of the representations, warranties, covenants and other agree-

45 INCLUDE ONLY IF THE MORTGAGOR IS NOT THE BORROWER.

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merits of the Grantor (as a Loan Party) under and as contained in the Credit Agreement are hereby incorporated herein in their entirety by this reference.

ARTICLE 3

Insurance, Casualty and Condemnation

Section 3.01. Insurance.

The Grantor shall maintain in full force and effect Insurance Policies with respect to the Property as required by, and otherwise comply with, Section 5.07 of the Credit Agreement.

If any portion of the Trust Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Grantor shall maintain, or cause to be maintained, with a financially sounds and reputable insurer, flood insurance in amounts and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) delivery to the Beneficiary evidence of such compliance in form and substance reasonably acceptable to the Beneficiary.

Section 3.02. Casualty.

The Grantor represents and warrants that, as of the date hereof, there is no material Casualty affecting the Property.

In the event of any material Casualty, the Grantor shall (i) promptly give notice thereof to the Grantor, (ii) immediately take such action as may be necessary or appropriate to preserve the undamaged portion of such Property and to protect against personal injury or property damage, and (iii) Restore the Property to the extent required by the Credit Agreement.

Section 3.03. Insurance Claims and Proceeds. Subject to the terms of the Credit Agreement, Grantor (a) assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property and (b) upon the occurrence and during the continuance of an Event of Default, authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly. All Net Cash Proceeds with respect to any Casualty shall be held, applied and disbursed as required by the Credit Agreement.

Section 3.04. Condemnation.

The Grantor represents and warrants that, as of the date hereof, (i) except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no Condemnation affecting the Property, and (ii) to the knowledge of Grantor, there are no negotiations or proceedings which might result in such a Condemnation.

In the event of any Condemnation or the commencement of any negotiation or proceeding which might result in a Condemnation, except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Grantor shall promptly after receiving notice or obtaining knowledge thereof give notice thereof to the Beneficiary.

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Section 3.05. Condemnation Awards. Grantor assigns all Net Cash Proceeds resulting from a Condemnation to Beneficiary and, upon the occurrence and during the continuance of an Event of Default, authorizes Beneficiary to collect and receive such Net Cash Proceeds and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. All Net Cash Proceeds with respect to such Condemnation shall be held, applied and disbursed as required by the Credit Agreement.

ARTICLE 4 Certain Obligations

Section 4.01. Revolving Loans. The Obligations secured by this Deed of Trust include Revolving Loans made, and reimbursement obligations relating to Letters of Credit issued, under the Credit Agreement [in the maximum principal or face amount of $[ ]4S which are advanced, paid and read-

vanced from time to time. Notwithstanding the amount outstanding at any particular time, this Deed of Trust secures the total amount of Obligations [up to the Secured Loan Amount]. The unpaid balance of the Revolving Loans and the unpaid balance of the reimbursement obligations may at certain times be, or be reduced to, zero. A zero balance, by itself, does not affect any Lender’s obligations to issue Letters of Credit or to advance Revolving Loans, or to make payments upon draws under Letters of Credit, all of which are obligatory subject to the conditions stated in the Credit Agreement. Each of the interest of the Beneficiary hereunder and the priority of the lien of this Deed of Trust will remain in full force and effect with respect to all of the Obligations notwithstanding such a zero balance of the L/C Disbursements or the reimbursement obligations relating thereto, and the hen of this Deed of Trust will not be extinguished until this Deed of Trust has been terminated pursuant to Section 7.02.

Section 4.02. Right to Perform Obligations. If the Grantor fails to pay or perform any of its obligations with respect to the Property hereunder or under any other Loan Document, the Beneficiary shall have the right, (a) without notice if any Event of Default has occurred and is continuing, (b) with simultaneous notice if such payment or performance is necessary in the opinion of the Beneficiary to preserve the Beneficiary’s rights under this Deed of Trust or with respect to the Trust Property, or (c) after notice given reasonably in advance to allow the Grantor an opportunity to cure, if no Event of Default has occurred and is continuing, to pay or perform such obligation, provided the Grantor is not contesting payment or performance thereof pursuant to a Permitted Contest and further provided that no such payment or performance shall be construed to be a cure of any Event of Default or constitute a waiver of any Event of Default. If pursuant to this Section 4.02, the Beneficiary shall make any payment on behalf of the Grantor or shall incur hereunder any expense for which the Beneficiary is entitled to reimbursement pursuant to the provisions of the Loan Documents, such Obligation shall be repayable on demand and shall bear interest from the date incurred at the Post-Default Rate. Such interest, and any other interest on the Obligations payable at the Post-Default Rate pursuant to the terms of the Loan Documents, shall accrue through the date paid notwithstanding any intervening judgment of foreclosure or sale. All such interest shall be part of the Obligations and shall be secured by this Deed of Trust.

Section 4.03. Changes in the Laws Regarding Taxation. If after the date hereof there is enacted any applicable law deducting from the value of the Property for the purpose of taxation the Lien of any Security Document or changing in any way the applicable law for the taxation of mortgages, deeds of trust or other Liens or obligations secured thereby, or the manner of collection of such taxes, so as to adversely affect this Deed of Trust, the Obligations, or any Secured Party, upon demand by the Beneficiary or any other affected Secured Party and to the fullest extent permitted under applicable law, the Grantor shall pay all taxes, assessments or other charges resulting therefrom or shall reimburse such Secured Party

45 Local counsel: please advise if amount is required to be stated.

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for all such taxes, assessments or other charges which such Secured Party is obligated to pay as a result thereof.

Section 4.04. Indemnification. The Grantor shall protect, indemnify and defend each of the Beneficiary and each other Indemnitee from and against all losses, claims, damages, liabilities and related expenses, including the fees, charges or disbursements of counsel for the Beneficiary or any other Indemnitee, incurred by or asserted against the Beneficiary or any other Indemnitee arising out of, in connection with, or as a result of (a) the Beneficiary’s exercise of any of its rights and remedies hereunder; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, street or ways; (c) any failure on the part of the Grantor to perform or comply with any of the terms of this Deed of Trust; (d) the performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof; (e) any Environmental Liability; or (f) any other conduct or misconduct of the Grantor, any lessee or other occupant of any of the Property, or any of their respective agents, contractors, subcontractors, servants, employees, licensees or invitees; provided, that such indemnity shall not be available to any Indemnitee to the extent that such losses, claims, damages, liabilities or related expense resulted from such Indemnitee’s bad faith, gross negligence or willful misconduct. Any amount payable under this Section will be payable on demand, be deemed a Obligation and will bear interest at the Post-Default Rate. The obligations of the Grantor under this Section shall continue in full force and effect notwithstanding the satisfaction of the Release Conditions and the discharge of all Obligations; provided, however, that the obligations of the Mortgagor hereunder shall be limited to the same extent that the obligations of the Borrower are limited pursuant to Section 9.05 of the Credit Agreement.

Section 4.05. Title. The Grantor shall

(i)	protect, preserve and defend all its right, title and interest in the Trust Property and title thereto;

(ii) (A) comply with each of the terms, conditions and provisions of any obligation of the Grantor which is secured by the Trust Property or the noncompliance with which may result in the imposition of a Lien on the Trust Property subject to Permitted Collateral Liens, (B) forever warrant and defend to the Beneficiary the Lien and security interests created and evidenced hereby and the validity and first priority position hereof in any action or proceeding against the claims of any and all persons whomsoever affecting or purporting to affect the Trust Property or any of the rights of the Beneficiary hereunder and (C) maintain this Deed of Trust as a valid and enforceable first priority mortgage Lien on the Trust Property and, to the extent any of the Trust Property shall consist of fixtures, or other personal property, a first priority security interest in such fixtures and personal property which first priority Lien and security interest shall be subject only to Permitted Collateral Liens and all Permitted Encumbrances; and

(iii) immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of the Grantor from the Trust Property or any part thereof, except for as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, by paramount title or otherwise questioning the Grantor’s right, title and interest in, to and under the Trust Property as warranted in this Deed of Trust, or of any condition that could give rise to any such proceedings, notify the Beneficiary thereof. The Beneficiary may participate in such proceedings and the Grantor will deliver or cause to be delivered to the Beneficiary all instruments requested by the Beneficiary to permit such participation. In any such proceedings, the Beneficiary may be represented by counsel satisfactory to the Beneficiary at the reasonable expense of the Grantor. If, upon the resolution of such proceedings, the Grantor shall suffer a loss of the

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Trust Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to the Beneficiary to be applied as Net Cash Proceeds to the payment of the Obligations or otherwise in accordance with the provisions of the Credit Agreement.

(iv) not initiate, join in or consent to any change in the zoning or any other permitted use classification of the Property without the prior written consent of the Beneficiary.

ARTICLE 5 Defaults, Remedies and Rights

Section 5.01. Events of Default,

Any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder; for the avoidance of doubt, all periods of time or other conditions or circumstances necessary for the existence of an Event of Default under the Credit Agreement shall likewise be necessary for the existence of an Event of Default hereunder.

All notice and cure periods provided in the Credit Agreement and the other Loan Documents shall run concurrently with any notice or cure periods provided under applicable law.

Section 5.02. Remedies.

(a) If an Event of Default has occurred and is continuing, the Trustee and/or the Beneficiary (as applicable) shall have the right and power to exercise any of the following remedies and rights, subject to mandatory provisions of applicable law, whether or not the maturity of the Obligations has been accelerated, to wit:

(i) to institute a proceeding or proceedings, by advertisement, judicial process or otherwise as provided under applicable law, for the complete or partial foreclosure of this Deed of Trust or the complete or partial sale of the Trust Property under the power of sale hereunder or under any applicable provision of law; or

(ii) to sell the Trust Property, and all estate, right, title, interest, claim and demand of the Grantor therein and thereto, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real or personal property, at such time and place and upon such terms as the Beneficiary may deem expedient or as may be required under applicable law, and in the event of a sale hereunder or under any applicable provision of law of less than all of the Trust Property, this Deed of Trust shall continue as a Lien on the remaining Trust Property [up to the remaining balance of the Secured Loan Amount]; or

(iii) to institute a suit, action or proceeding for the specific performance of any of the provisions of this Deed of Trust; or

(iv) to be entitled to the appointment of a receiver, supervisor, trustee, liquidator, conservator or other custodian (a “Receiver”) of the Trust Property, without notice to Grantor, to the fullest extent permitted by law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Obligations or the solvency of the Grantor or any other Loan Party, and the Grantor hereby, to the fullest extent permitted by applicable law, irrevocably waives such necessity and consents to such appointment, without notice, said appointee to

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be vested with the fullest powers permitted under applicable law, including to the fullest extent permitted under applicable law those under Section 5.02fa)fv); or

(v) to enter upon the Property, by the Trustee, the Beneficiary or a Receiver (whichever is the Person exercising the rights under this clause), and, to the extent permitted under applicable law, exclude the Grantor and its managers, employees, contractors, agents and other representatives therefrom in accordance with applicable law, without liability for trespass, damages or otherwise, and take possession of all other Trust Property and all books, records and accounts relating thereto, and upon demand the Grantor shall surrender possession of the Property, the other Trust Property and such books, records and accounts to the Person exercising the rights under this clause after the occurrence of any Event of Default; and having and holding the same, the Person exercising the rights under this clause may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, either personally or by its managers, employees, contractors, agents or other representatives, without interference from the Grantor or its managers, employees, contractors, agents and other representatives; and, upon each such entry and from time to time thereafter, at the expense of the Grantor and the Trust Property, without interference by the Grantor or its managers, employees, contractors, agents and other representatives, the Person exercising the rights under this clause may, as such Person deems expedient, (A) insure or reinsure the Property, (B) make all necessary or proper repairs, renewals, replacements, alterations, additions, restorations, betterments and improvements to the Property and (C) in such Person’s own name or, at the option of such Person, in the Grantor’s name, exercise all rights, powers and privileges of the Grantor with respect to the Trust Property, including the right to enter into Leases with respect to the Property, including Leases extending beyond the time of possession by the Person exercising the rights under this clause; and the Person exercising the rights under this clause shall not be liable to account for any action taken hereunder, other than for Rents actually received by such Person, and shall not be liable for any loss sustained by the Grantor resulting from any failure to let the Property or from any other act or omission of such Person, except to the extent such loss is caused by such Person’s own bad faith, willful misconduct or gross negligence; or

(vi) with or, to the fullest extent permitted by applicable law, without entry upon the Property, in the name of the Trustee, the Beneficiary or a Receiver (as required by law and whichever is the Person exercising the rights under this clause) or, at such Person’s option, in the name of the Grantor, to collect, receive, sue for and recover all Rents and proceeds of or derived from the Trust Property, and after deducting therefrom all costs, expenses and liabilities of every character incurred by the Person exercising the rights under this clause in collecting the same and in using, operating, managing, preserving and controlling the Trust Property and otherwise in exercising the rights under Section 5,02fa)(v) or any other rights hereunder, including all amounts necessary to pay Impositions, Rents, Insurance Premiums and other costs, expenses and liabilities relating to the Property, as well as compensation for the services of such Person and its managers, employees, contractors, agents or other representatives, to apply the remainder as provided in Section 5.06; or

(vii) to take any action with respect to any Trust Property permitted under the UCC; or

(viii) to take any other action, or pursue any other remedy or right, as the Trustee or the Beneficiary may have under applicable law, and the Grantor does hereby grant the same to the Trustee and the Beneficiary; or

(ix) to exercise any statutory power of sale; or

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(x) to declare all sums secured hereby to be immediately due and payable, without presentment, demand, notice of any kind, protest or notice of protest, all of which are expressly waived.

(b)	To the fullest extent permitted by applicable law,

(i) each remedy or right hereunder shall be in addition to, and not exclusive or in limitation of, any other remedy or right hereunder, under any other Loan Document or under applicable law;

(ii) every remedy or right hereunder, under any other Loan Document or under applicable law may be exercised concurrently or independently and whenever and as often as deemed appropriate by the Beneficiary;

(iii) no failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law shall be construed as a waiver of any Default hereunder or under any other Loan Document;

(iv) no waiver of, failure to exercise or delay in exercising any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default hereunder or under any other Loan Document shall be construed as a waiver of, or otherwise limit the exercise of, such remedy or right upon any other or subsequent Default hereunder or under any other Loan Document;

(v) no single or partial exercise of any remedy or right hereunder, under any other Loan Document or under applicable law upon any Default hereunder or under any other Loan Document shall preclude or otherwise limit the exercise of any other remedy or right hereunder, under any other Loan Document or under applicable law upon such Default or upon any other or subsequent Default hereunder or under any other Loan Document;

(vi) the acceptance by the Beneficiary or any other Secured Party of any payment less than the amount of the Obligation in question shall be deemed to be an acceptance on account only and shall not be construed as a waiver of any Default hereunder or under any other Loan Document with respect thereto; and

(vii) the acceptance by the Beneficiary or any other Secured Party of any payment of, or on account of, any Obligation shall not be deemed to be a waiver of any Default hereunder or under any other Loan Document with respect to any other Obligation.

If the Trustee or the Beneficiary has proceeded to enforce any remedy or right hereunder or with respect hereto by foreclosure, sale, entry or otherwise, it may compromise, discontinue or abandon such proceeding for any reason without notice to the Grantor or any other Person (other than other Secured Parties as may be required by the other Loan Documents), and, in the event that any such proceeding shall be discontinued, abandoned or determined adversely for any reason, the Grantor, the Trustee and the Beneficiary shall retain and be restored to their former positions and rights hereunder with respect to the Trust Property, subject to the Lien hereof except to the extent any such adverse determination specifically provides to the contrary.

For the purpose of carrying out any provisions of Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi), 5.05 or 5.07 or any other provision hereunder authorizing the Trustee, the Beneficiary or any other Person to perform any action on behalf of the Grantor, the Grantor hereby irrevocably

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appoints the Trustee, the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)fvi) or such other Person (as the case may be as the Person appointed under this subsection) as the attorney-in-fact of the Grantor (with a power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Grantor or, at the option of the Person appointed to act under this subsection, in such Person’s own name, to take the action authorized under Section 2.01(c), 4.02, 5.02(a)(v), 5.02(a)(vi), 5.05 or 5.07 or such other provision, and to execute, acknowledge and deliver any document in connection therewith or to take any other action incidental thereto as the Person appointed to act under this subsection shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to rely and act on behalf of the foregoing appointment and a certificate of the Person appointed to act under this subsection that such Person is authorized to act under this subsection.

Section 5.03. Waivers by the Grantor. To the fullest extent permitted under applicable law, the Grantor shall not assert, and hereby irrevocably waives, any right or defense the Grantor may have under any statute or rule of law or equity now or hereafter in effect relating to (a) appraisement, valuation, homestead exemption, extension, moratorium, stay, statute of limitations, redemption, marshalling of the Trust Property or the other assets of the Grantor, sale of the Trust Property in any order or notice of deficiency or intention to accelerate any Obligation; (b) impairment of any right of subrogation or reimbursement; (c) any requirement that at any time any action must be taken against any other Person, any portion of the Trust Property or any other asset of the Grantor or any other Person; (d) any provision barring or limiting the right of the Beneficiary to sell any Trust Property after any other sale of any other Trust Property or any other action against the Grantor or any other Person; (e) any provision barring or limiting the recovery by the Beneficiary of a deficiency after any sale of the Trust Property; (f) any other provision of applicable law which might defeat, limit or adversely affect any right or remedy of the Trustee, the Beneficiary or the holders of the Obligations under or with respect to this Deed of Trust or any other Security Document as it relates to any Trust Property; or (g) the right of the Trustee or the Beneficiary to foreclose this Deed of Trust in its own name on behalf of all of the Secured Parties by judicial action as the real party in interest without the necessity of joining any other Secured Party.

Section 5.04. Jurisdiction; Process and Waiver of Jury Trial.

To the extent permitted under applicable law, in any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Security Document as it relates to any Trust Property, the Grantor irrevocably consents to (i) the jurisdiction of any state or federal court sitting in the State in which the Property is located and irrevocably waives any defense or objection which it may now or hereafter have to the jurisdiction of such court or the venue of such court for or the convenience of such court as the forum for any such suit, action or proceeding, and (ii) the service of (A) any process in any such suit, action or proceeding, or (B) any notice relating to any sale, or the exercise of any other remedy by the Trustee or the Beneficiary hereunder by sending a copy of such process or notice by prepaid overnight courier or United States registered or certified mail, postage prepaid, return receipt requested to the Grantor at its address specified in or pursuant to Section 7.03, such service to be effective when received at the address specified or when delivery at such address is refused.

Nothing in this Section shall affect the right of the Beneficiary to bring any suit, action or proceeding arising out of or relating to this Deed of Trust or any other Security Document in any court having jurisdiction under the provisions of any other Security Document or applicable law or to serve any process, notice of sale or other notice in any manner permitted by any other Security Document or applicable law.

GRANTOR AND BENEFICIARY EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY IURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING

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OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST. EACH OF GRANTOR AND BENEFICIARY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAS BEEN INDUCTED TO ENTER INTO THIS DEED OF TRUST BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.04.

Section 5.05. Sales. Except as otherwise provided herein, to the fullest extent permitted under applicable law, at the election of the Trustee or the Beneficiary, the following provisions shall apply to any sale of the Trust Property hereunder, whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise:

(a) The Trustee, the Beneficiary or the court officer (whichever is the Person con ducting any sale) may conduct any number of sales from time to time. The power of sale hereunder shall not be exhausted by any sale as to any part or parcel of the Trust Property which is not sold, unless and until the Obligations shall have been paid in full, and shall not be exhausted or impaired by any sale which is not completed or is defective. Any sale may be as a whole or in part or parcels and as provided in Section 5.03, the Grantor has thereby waived its right to direct the order in which the Trust Property or any part or parcel thereof is sold.

Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice.

After each sale, the Person conducting such sale shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of the Grantor in and to the Trust Property sold and shall receive the proceeds of such sale [up to the Secured Loan Amount] and apply the same as provided in Section 5.06. The Grantor hereby irrevocably appoints the Person conducting such sale as the attomey-in-fact of the Grantor (with full power to substitute any other Person in its place as such attorney-in-fact) to act in the name of the Grantor or, at the option of the Person conducting such sale, in such Person’s own name, to make without warranty by such Person any conveyance, assignment, transfer or delivery of the Trust Property sold, and to execute, acknowledge and deliver any instrument of conveyance, assignment, transfer or delivery or other document in connection therewith or to take any other action incidental thereto, as the Person conducting such sale shall deem appropriate in its discretion; and the Grantor hereby irrevocably authorizes and directs any other Person to rely and act upon the foregoing appointment and a certificate of the Person conducting such sale that such Person is authorized to act hereunder. Nevertheless, upon the request of such attorney-in-fact the Grantor shall promptly execute, acknowledge and deliver any documentation which such attorney-in-fact may require for the purpose of ratifying, confirming or effectuating the powers granted hereby or any such conveyance, assignment, transfer or delivery by such attorney-in-fact.

Any statement of fact or other recital made in any instrument referred to in Section 5.05(c) given by the Person conducting any sale as to the nonpayment of any Obligation, the occurrence of any Event of Default, the amount of the Obligations due and payable, the request to the Beneficiary to sell, the notice of the time, place and terms of sale and of the Trust Property to be sold having been duly given, the refusal, failure or inability of the Beneficiary to act, the appointment of any substitute or successor agent, any other act or thing having been duly done by the Grantor, the Beneficiary or any other such Person, shall be taken as conclusive and binding against all other Persons as evidence of the truth of the facts so stated or recited. The Person con-

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ducting any sale may appoint or delegate any other Person as agent to perform any act necessary or incident to such sale, including the posting of notices and the conduct of such sale, but in the name and on behalf of the Person conducting such sale,

The receipt by the Person conducting any sale of the purchase money paid at such sale shall be sufficient discharge therefor to any purchaser of any Trust Property sold, and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Deed of Trust or, in any manner whatsoever, be answerable for any loss, misapplication or nonapplication of any such purchase money or be bound to inquire as to the authorization, necessity, expediency or regularity of such sale.

Subject to mandatory provisions of applicable law, any sale shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Grantor in and to the Trust Property sold, and shall be a perpetual bar both at law and in equity against the Grantor and any and all Persons claiming such Trust Property or any interest therein by, through or under the Grantor.

At any sale, the Trustee or the Beneficiary may bid for and acquire the Trust Property sold and, in lieu of paying cash therefor, may make settlement for the purchase price by causing the Secured Parties to credit against the Obligations, including the expenses of the sale and the cost of any enforcement proceeding hereunder, the amount of the bid made therefor to the extent necessary to satisfy such bid.

(h) If the Grantor or any Person claiming by, through or under the Grantor shall transfer or Ml to surrender possession of the Trust Property, after the exercise by the Trustee or the Beneficiary of the Trustee’s or the Beneficiary’s remedies under Section 5.02(a)(v) or after any sale of the Trust Property pursuant hereto, then the Grantor or such Person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of summary process for possession of land, or subject to any other right or remedy available hereunder or under applicable law.

(i)	Upon any sale, it shall not be necessary for the Person conducting such sale to have any Trust Property being sold present or constructively in its possession.

(j) If a sale hereunder shall be commenced by the Trustee or the Beneficiary, the Beneficiary may at any time before the sale abandon the sale, and may institute suit for the collection of the Obligations or for the foreclosure of this Deed of Trust; or if the Trustee or the Beneficiary should institute a suit for collection of the Obligations or the foreclosure of this Deed of Trust, the Trustee or the Beneficiary may at any time before the entry of final judgment in said suit dismiss the same and sell the Trust Property in accordance with the provisions of this Deed of Trust.

Section 5.06. Proceeds. Except as otherwise provided herein or required under applicable law, the proceeds of any sale of the Trust Property hereunder [up to the Secured Loan Amount], whether made pursuant to the power of sale hereunder, any judicial proceeding or any judgment or decree of foreclosure or sale or otherwise shall be applied and paid as follows:

(a) First: to pay of all expenses of such sale, including compensation for the Person conducting such sale (which may include the Trustee or the Beneficiary), the cost of title searches, foreclosure certificates and attorneys’ fees and expenses incurred by such Person;

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Second: to the payment of the expenses and other amounts payable under Section 4.02 and Section 4.04. if any; and

Third: to the payment of the other Obligations in the order and priority set forth in Section 17 of the Guarantee and Collateral Agreement, until all Obligations shall have been paid in full.

Section 5.07. Assignment of Leases.

Subject to paragraph 5.07(d) below, the assignments of the Leases and the Rents under Granting Clauses VI and VII are and shall be present, absolute and irrevocable assignments by the Grantor to the Beneficiary and, subject to the license to the Grantor under Section 5.07(b), the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the absolute, immediate and continuing right to collect and receive all Rents now or hereafter, including during any period of redemption, accruing with respect to the Property. At the request of the Beneficiary or such Receiver, the Grantor shall promptly execute, acknowledge, deliver, record, register and file any additional general assignment of the Leases or specific assignment of any Lease which the Beneficiary or such Receiver may require from time to time (all in form and substance satisfactory to the Beneficiary or such Receiver) to effectuate, complete, perfect, continue or preserve the assignments of the Leases and the Rents under Granting Clauses VI and VII. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder shall be construed to be an assumption by the Beneficiary or any such Person of, or to otherwise make the Beneficiary or such Person liable or responsible for, any of the obligations of the Grantor under or with respect to the Leases or for any Rent, Security Deposit or other amount delivered to the Grantor, provided that the Beneficiary or any such Person exercising the rights of the Beneficiary hereunder shall be accountable as provided in Section 5.07(c) for any Rents, Security Deposits or other amounts actually received by the Beneficiary or such Person, as the case may be. Neither the acceptance hereof nor the exercise of the rights and remedies hereunder nor any other action on the part of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder shall be construed to obligate the Beneficiary or any such Person to take any action under or with respect to the Leases or with respect to the Property, to incur any expense or perform or discharge any duty or obligation under or with respect to the Leases or with respect to the Property, to appear in or defend any action or proceeding relating to the Leases or the Property, to constitute the Beneficiary as a mortgagee in possession (unless the assignee hereunder actually enters and takes possession of the Property), or to be liable in any way for any injury or damage to person or property sustained by any Person in or about the Property other than to the extent caused by the bad faith, willful misconduct or gross negligence of the Beneficiary or any Person exercising the rights of the Beneficiary hereunder.

In the absence of an Event of Default, the Grantor shall have a license granted hereby to collect and receive all Rents and apply the same subject to the provisions of the Loan Documents. This license shall terminate, at the option of the Beneficiary, upon the occurrence of an Event of Default.

If any Event of Default has occurred and is continuing, the Beneficiary or a Receiver appointed pursuant to Section 5.02(a)(iv) (as the case may be as the Person exercising the rights under this Section) shall have the right to terminate the license granted under Section 5.07(b) by notice to the Grantor and to exercise the rights and remedies provided under Section 5.07(a), under Section 5.02(a)(v) and Section 5.02(a)(vi) or under applicable law. If an Event of Default is continuing, upon demand by the Person exercising the rights under this Section, the Grantor shall promptly pay to such Person all Security Deposits under the Leases and all Rents allocable to any period after the occurrence of such Event of Default. Subject to Section 5,02(a)(v) and Section 5.02(a)(vi) and any applicable requirement

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of law, any Rents received hereunder by such Receiver shall be promptly paid to the Beneficiary, and any Rents received hereunder by the Beneficiary shall be deposited in the Collateral Account, to be held, applied and disbursed as provided in the Guarantee and Collateral Agreement, provided that, subject to Section 5.02(a)(v) and Section 5.02(aKvi) and any applicable requirement of law, any Security Deposits actually received by such Receiver shall be promptly paid to the Beneficiary, and any Security Deposits actually received by the Beneficiary shall be held, applied and disbursed as provided in the applicable Leases and applicable law.

(d) Nothing herein shall be construed to be an assumption by the Person exercising the rights under this Section, or otherwise to make such Person liable for the performance, of any of the obligations of the Grantor under the Leases, provided that such Person shall be accountable as provided in Section 5.07(c) for any Rents or Security Deposits actually received by such Person.

Section 5.08. Dealing with the Trust Property. Subject to Section 7.02, the Trustee and/or the Beneficiary shall have the right to release any portion of the Trust Property to or at the request of the Grantor, for such consideration as the Beneficiary may require without, as to the remainder of the Trust Property, in any way impairing or affecting the Lien or priority of this Deed of Trust, or improving the position of any subordinate lienholder with respect thereto, or the position of any guarantor, endorser, comaker or other obligor of the Obligations, except to the extent that the Obligations shall have been reduced by any actual monetary consideration received for such release and applied to the Obligations, and may accept by assignment, pledge or otherwise any other property in place thereof as the Beneficiary may require without being accountable therefor to any other lienholder.

Section 5.09. Information and Right of Entry.

Upon reasonable request by the Beneficiary, the Grantor shall deliver to the Beneficiary promptly after such request or, if requested by the Beneficiary, on a continuing or periodic basis, any information, certificates and documents with respect to the matters referred to in this Deed of Trust as the Grantor shall reasonably request.

The Beneficiary and the representatives of the Beneficiary shall have the right, (i) without notice, if any Event of Default has occurred and is continuing, (ii) with simultaneous notice, if any payment or performance is necessary in the opinion of me Beneficiary to preserve the Beneficiary’s rights under this Deed of Trust or with respect to the Trust Property, or (iii) after reasonable notice, in all other cases, to enter upon the Property at reasonable times, and with reasonable frequency, to inspect the Trust Property or, subject to the provisions hereof, to exercise any right, power or remedy of the Beneficiary hereunder, provided that any Person so entering the Property shall not unreasonably interfere with the ordinary conduct of the Grantor’s business, and provided further that no such entry on the Property, for the purpose of performing obligations under Section 4.02 or for any other purpose, shall be construed to be (x) possession of the Property by such Person or to constitute such Person as a Beneficiary in possession, unless such Person exercises its right to take possession of the Property under Section 5.02(a)(v), or (y) a cure of any Default or waiver of any Default.

ARTICLE 6

Security Agreement and Fixture Filing

Section 6.01. Security Agreement.

(a) To the extent that the Trust Property constitutes or includes personal property and equipment, including goods or items of personal property or equipment which are or are to become fixtures under applicable law, the Grantor hereby grants a security interest therein (and any Proceeds there-

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of) and this Deed of Trust shall also be construed as a pledge and a security agreement under the UCC; and, if an Event of Default has occurred and is continuing, the Beneficiary shall be entitled with respect to such personal property and equipment to all remedies available under the UCC, the Guarantee and Collateral Agreement and all other remedies available under applicable law. For purposes of this Article 6, “equipment” shall have the meaning assigned to such term in the UCC. Without limiting the foregoing, any personal property or equipment may, at the Beneficiary’s option and, except as otherwise required by applicable law, without the giving of notice, (i) be sold hereunder or under the Guarantee and Collateral Agreement, (ii) be sold pursuant to the UCC or (iii) be dealt with by the Beneficiary in any other manner permitted under applicable law. The Beneficiary may require the Grantor to assemble the personal property and make it available to the Beneficiary at a place to be designated by the Beneficiary. If any Event of Default has occurred and is continuing, the Beneficiary shall be the attorney-in-fact of the Grantor with respect to any and all matters pertaining to the personal property and equipment (and Proceeds thereof) with full power and authority to give instructions with respect to the collection and remittance of payments, to endorse checks, to enforce the rights and remedies of the Grantor and to execute on behalf of the Grantor and in Grantor’s name any instruction, agreement or other writing required therefor. The Grantor acknowledges and agrees that a disposition of the personal property in accordance with the Beneficiary’s rights and remedies in respect to the Property as heretofore provided is a commercially reasonable disposition thereof. Notwithstanding the foregoing, to the extent that the Trust Property includes Collateral (as defined in the Guarantee and Collateral Agreement), the provisions of the Guarantee and Collateral Agreement shall govern with respect to such property.

(b) The Grantor hereby authorizes the Beneficiary to file a Record or Records (as defined in the UCC), including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Beneficiary may determine, in its sole discretion, are necessary or advisable to perfect the lien and security interest granted to the Beneficiary herein. Such financing statements may describe the collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Beneficiary may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Beneficiary herein. The Grantor constitutes the Beneficiary its attorney-in-fact to file any filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens (as defined in the Guarantee and Collateral Agreement) terminate pursuant to the Loan Documents. The Grantor shall pay the costs of, or reasonable costs incidental to, any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto concerning the collateral described herein.

Section 6.02. Fixture Filing. To the extent that the Trust Property includes goods or items of personal property which are or are to become fixtures under applicable law, and to the extent permitted under applicable law, the filing of this Deed of Trust in the real estate records of the county in which the Trust Property is located shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

(a)	Name and Address of the debtor:

c/o ADS Waste Holdings, Inc. 7915 Baymeadows Way, Suite 400 Jacksonville, Florida 32256

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(b)	Name and Address of the secured party:

[Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005]

This document covers goods or items of personal property which are or are to become fixtures upon the Property,

The name of the record owner of the real estate on which such fixtures are or are to be located is Grantor.

ARTICLE 7

Miscellaneous

Section 7,01. Concerning the Beneficiary.

(a) The provisions of Article 8 of the Credit Agreement and Sections 19, 20 and 21 of the Guarantee and Collateral Agreement are incorporated herein by reference as if fully restated herein and shall inure to the benefit of the Beneficiary in respect of this Deed of Trust and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Beneficiary therein set forth:

(i) The Beneficiary is authorized to take all such action as is provided to be taken by it as Beneficiary hereunder and under any other Security Document and all other action incidental thereto. As to any matters not expressly provided for herein (including the timing and methods of realization upon the Trust Property) the Beneficiary shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion,

(ii) The Beneficiary shall not be responsible for the existence, genuineness or value of any of the Trust Property or for the validity, perfection, priority or enforceability of the lien of this Deed of Trust on any of the Trust Property, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Beneficiary shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Deed of Trust by the Grantor.

(iii) For all purposes of the Security Documents the Beneficiary will be entitled to rely on information from (A) its own records for information as to the Lenders, its Obligations and actions taken by it, (B) any Secured Party for information as to its Obligations and actions taken by it, to the extent that the Beneficiary has not obtained such information from the foregoing sources, and (C) Grantor, to the extent that the Beneficiary has not obtained information from the foregoing sources.

(b) At any time or times, in order to comply with any Legal Requirement, the Beneficiary may appoint another bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Beneficiary, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Beneficiary, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 7.01).

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Section 7.02. Release of Trust Property.

This Deed of Trust and the security interest and Lien granted hereby shall cease, terminate and thereafter be of no further force or effect in the event all of the Release Conditions (as defined in the Guarantee and Collateral Agreement) shall have been satisfied.

At any time and from time to time, the Beneficiary may release all or a portion of the Trust Property from the lien of this Deed of Trust in connection with an asset disposition or release of the Grantor as permitted under the Credit Agreement.

At any time and from time to time, the Beneficiary may release all or any part of the Trust Property from the lien of this Deed of Trust with the prior written consent of the Required Lenders; provided that if any such release is in connection with a release of all or substantially all of the security for the Obligations, such release shall require the prior written consent of all the Lenders.

The Beneficiary may request Grantor deliver and may conclusively rely on any certificate delivered to it by the Borrower or the Grantor stating that the execution of such documents and release of the Trust Property is in accordance with and permitted by the terms of the Credit Agreement and this Deed of Trust. Upon any termination of this Deed of Trust or release or reconveyance of Trust Property, or any portion thereof, the Beneficiary shall, at the expense of the Grantor, execute, acknowledge and deliver to the Grantor such documents, without warranty, as the Grantor shall reasonably request to evidence the release of Trust Property or termination of this Deed of Trust, as the case may be.

Section 7.03. Notices. Each notice, request or other communication given to any party hereun-der shall be given in accordance with Section 9.01 of the Credit Agreement [and in the case of Grantor, shall be given to it care of the Borrower]47.

Section 7.04. Amendments in Writing. No provision of this Deed of Trust shall be modified, waived, amended or terminated, and no consent to any departure by the Grantor from any provision of this Deed of Trust shall be effective, unless the same shall be pursuant to an agreement or agreements in writing entered into by the Beneficiary, with the consent of such Lenders as are required to consent thereto under Section 9.08 of the Credit Agreement. No such waiver, amendment or modification shall (i) be binding upon Grantor, except with its written consent or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

Section 7.05. Severability. All rights, powers and remedies provided in this Deed of Trust may be exercised only to the extent that the exercise thereof does not violate applicable law, and all the provisions of this Deed of Trust are intended to be subject to all mandatory provisions of applicable law and to be limited to the extent necessary so that they will not render this Deed of Trust illegal, invalid, unenforceable or not entitled to be recorded, registered or filed under applicable law. If any provision of this Deed of Trust or the application thereof to any Person or circumstance shall, to any extent, be illegal, invalid or unenforceable, or cause this Deed of Trust not to be entitled to be recorded, registered or filed, the remaining provisions of this Deed of Trust or the application of such provision to other Persons or circumstances shall not be affected thereby, and each provision of this Deed of Trust shall be valid and be enforced to the fullest extent permitted under applicable law.

To be inserted if Grantor is not the Borrower.

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Section 7,06. Binding Effect.

The provisions of this Deed of Trust shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

To the fullest extent permitted under applicable law, the provisions of this Deed of Trust binding upon the Grantor shall be deemed to be covenants which run with the land.

Section 7.07. Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY

IS LOCATED, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State in which the Trust Property is located are governed by the laws of such jurisdiction.

Section 7.08. Local Law Provisions. The terms and provisions set forth in Appendix A attached hereto are incorporated by reference as though fully set forth herein. In the event of any conflict between the terms and provisions of the body of the Deed of Trust and the terms and provisions of Appendix A, the latter shall control.

Section 7.09. Multisite Real Estate Transaction. The Grantor acknowledges that this Deed of Trust is one of a number of mortgages, deeds of trust and other security documents (“Other Deeds of Trust”) that secure the Obligations. Grantor agrees that the lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Beneficiary of any security for or guarantees of the Obligations, or by any failure, neglect or omission on the part of Beneficiary to realize upon or protect any Obligation or any collateral security therefor including the Other Deeds of Trust. The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations or of any of the collateral security therefor, including the Other Deeds of Trust or of any guarantee thereof, and, to the fullest extent permitted by applicable law, Beneficiary may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Deeds of Trust without first exercising or enforcing any of its rights and remedies hereunder. Such exercise of Beneficiary’s rights and remedies under any or all of the Other Deeds of Trust shall not in any manner impair the indebtedness hereby secured or the hen of this Deed of Trust and any exercise of the rights or remedies of Beneficiary hereunder shall not impair the lien of any of the Other Deeds of Trust or any of Deed of Trust’s rights and remedies thereunder. To the fullest extent permitted by applicable law, Grantor specifically consents and agrees the Beneficiary may exercise its rights and remedies hereunder and under the Other Deeds of Trust separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

Section 7.10. Intentionally deleted

Section 7.11, Trustee.

The Beneficiary hereby irrevocably appoints the Trustee to act in that capacity hereunder and the Trustee hereby accepts such appointment. The Beneficiary hereby irrevocably ratifies and confirms all acts which the Trustee shall lawfully take in accordance with the provisions hereof.

The Trustee may, at its option, resign as trustee hereunder by notice given to the Beneficiary, and such resignation shall be effective on the earlier to occur of the date which is 30 days

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after the date on which the Trustee gives such notice to the Beneficiary or the date on which a successor trustee is appointed by the Beneficiary and accepts such appointment.

The Beneficiary may, at its option, with or without cause or notice, remove the Trustee, appoint a successor trustee or appoint an additional trustee or trustees (including a separate trustee for each jurisdiction in which the Trust Property is located) hereunder by an instrument in writing executed and acknowledged by the Beneficiary and accepted by such successor or additional trustee and recorded, registered or filed in the real estate records of the jurisdiction in which the Trust Property affected by such instrument is located; and, thereupon, without further act, deed or conveyance, such substitute or additional trustee shall be fully vested with all estate, right, title and interest of its predecessor or co-trustee in, to, under or derived from the Trust Property and all rights, powers, privileges and obligations of such predecessor or co-trustee, with the same effect as if such successor or additional trustee had originally been named as trustee or co-trustee hereunder. The execution, acknowledgment and recording, registration or filing of such an instrument shall be conclusive evidence against the Grantor and all other Persons of the proper removal of the Trustee and substitution or addition of the successor or additional trustee; and, if the Beneficiary or such successor or additional trustee is a corporation, the execution and acknowledgment by an officer of such corporation shall be conclusive evidence against all other Persons of the due authorization, execution and delivery thereof by such corporation.

Notwithstanding anything herein to the contrary, the Trustee shall not exercise or waive the exercise of any of its rights, powers or remedies hereunder or otherwise act or refrain from acting hereunder unless directed to do so by the Beneficiary, and the Trustee shall exercise or waive the exercise of any of its rights, powers or remedies hereunder and otherwise act or refrain from acting when and in the manner directed by the Beneficiary, provided that the Trustee (i) shall not be required to follow any direction of the Beneficiary if the Trustee has been advised by counsel that such action would violate applicable law, (ii) shall not be required to expend or risk its own funds or otherwise incur any financial liability in connection with such action if it has grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and (iii) shall be entitled to exercise its rights under Section 7.11 without such direction by the Beneficiary.

The Trustee shall be entitled to receive, and the Grantor shall pay, reasonable and customary compensation to the Trustee for its services rendered hereunder after any Event of Default and reimbursement to the Trustee for its expenses (including attorneys’ fees and expenses) in connection herewith or the exercise of any right, power or remedy hereunder.

The Trustee shall not be liable with respect to any act taken or omitted by it in good faith in accordance with any direction of the Beneficiary. Except for willful misconduct or gross negligence, the Trustee shall not be liable (i) in acting upon any direction, demand, request, notice, statement or other document believed by it in good faith to be genuine and delivered by the Person empowered to do so, (ii) for any error in judgment or mistake of fact or law made in good faith, or (iii) for any action taken or omitted by it in accordance with the provisions of this Deed of Trust. The Trustee shall not be responsible to see to the recording, registration or filing of this Deed of Trust or any financing statement relating hereto in any jurisdiction or for the payment of any fees, charges or taxes in connection therewith. No co-trustee hereunder shall be liable for any act or omission of any other co-trustee.

All moneys received by the Trustee hereunder (other than amounts payable to the Trustee pursuant to Section 7.11 shall be held by the Trustee in trust for the purposes for which such moneys were received; and, except as provided herein or under mandatory provisions of applicable law, the Trustee need not segregate such moneys from any other moneys and shall have no liability to pay interest thereon, except such interest as it may actually earn thereon.

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[Remainder of Page Intentionally Blank]

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EN WITNESS WHEREOF, the Grantor has executed and delivered this Deed of Trust as of the day first set forth above.

[NAME OF GRANTOR]

By:

Name: Title:

[ATTEST:

Name:

Title: ]

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[Add State form of acknowledgment]

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EXHIBIT A

Description of the Land

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EXHIBIT B

Permitted Encumbrances

Each of the liens and other encumbrances excepted as being prior to the Lien hereof as set forth in Schedule B to the marked [Pro Forma Policy] issued by [Title Insurance Company], dated as of the date hereof and delivered to Collateral Agent on the date hereof, bearing [Title Insurance Company] reference number [Title Number] relating to the real property described in Exhibit A attached hereto.

Appendix A Local Law Provisions

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EXHIBIT J-l

[Form of] TERM NOTE

$ New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, [ADS WASTE ESCROW CORP. II, a Delaware corporation (which, on the Acquisition Date, shall be merged with and into ADS Waste Holdings, Inc.)][ADS WASTE HOLDINGS, INC.], a Delaware corporation, (the “Borrower”), hereby promises to pay to [ ] or its registered assigns (the “Lender”) on the Term Loan Maturity Date

(as defined in the Credit Agreement referred to below) in lawful money of the United States and in immediately available funds, the principal amount DOLLARS ($ ), or, if less, the aggregate unpaid principal amount of all Term Loans of the Lender outstanding under the Credit Agreement referred to below, which sum shall be due and payable in such amounts and on such dates as are set forth in the Credit Agreement. The Borrower further agrees to pay interest in like money at such office specified in Section 2.19 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The Lender may endorse and attach a schedule to reflect the date, Type and amount of each Term Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Term Note is one of the Notes referred to in the Credit Agreement, dated as of October 9,

2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayments in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Term Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Term Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note may be declared to be immediately due and payable all as provided in Section 7.01 thereof.

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All parties now and hereafter liable with respect to this Term Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS TERM NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS TERM NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS TERM NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERM NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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[ADS WASTE ESCROW CORP. II] [ADS WASTE HOLDINGS, INC.] as Borrower

By:

Name: Title:

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EXHIBIT J-2

[Form of] REVOLVING NOTE

$ New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, [ADS WASTE ESCROW CORP. II, a Delaware coiporation (which, on the Acquisition Date, shall be merged with and into ADS Waste Holdings, Inc.)][ADS WASTE HOLDINGS, INC.], a Delaware corporation, the “Borrower”), hereby promises to pay to [ ] or its registered assigns (the “Lender”) on the Revolving Credit Maturity Date (as de fined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a) DOLLARS ($ )

and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. The Borrower further agrees to pay interest in like money at such office specified in Section 2.19 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The Lender may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.10 of the Credit Agreement and the principal amount subject thereto; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Revolving Note is one of the Notes referred to in the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the ‘“Credit Agreement), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Revolving Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Revolving Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Note may be declared to be immediately due and payable, all as provided in Section 7.01 thereof.

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All parties now and hereafter liable with respect to this Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS REVOLVING NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS REVOLVING NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS REVOLVING NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS REVOLVING NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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[ADS WASTE ESCROW CORP. II] [ADS WASTE HOLDINGS, INC.]

as Borrower

By:

Name: Title:

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EXHIBIT J-3

[Form of] SWINGLINE NOTE

$ New York, New York

[Date]

FOR VALUE RECEIVED, the undersigned, [ADS WASTE ESCROW CORP. II, a Delaware corporation (which, on the Acquisition Date, shall be merged with and into ADS Waste Holdings, Inc.)][ADS WASTE HOLDINGS, INC.], a Delaware corporation, the “Borrower”), hereby promises to pay to [ ] or its registered assigns (the “Lender”) on the earlier of (x) the date ten Business

Days after the applicable Swingline Loan (as defined in the Credit Agreement referred to below) is made and (y) the Revolving Credit Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of

DOLLARS ($ __). The Borrower further agrees to pay interest in like money at such office specified in Section 2.19 of the Credit Agreement on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of such Credit Agreement.

The Lender may endorse and attach a schedule to reflect the date and amount of each Swingline Loan of the Lender outstanding under the Credit Agreement and the date and amount of each payment or prepayment of principal hereof; provided that the failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Swingline Note is one of the Notes referred to in the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto, is subject to the provisions thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

This Swingline Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Swingline Note in respect thereof.

During the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note may be declared to be immediately due and payable, all as provided in Section 7.01 thereof.

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All parties now and hereafter liable with respect to this Swingline Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS SWINGLINE NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS SWINGLINE NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS SWINGLINE NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SWINGLINE NOTE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF

THE SUBJECT MATTER HEREOF) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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[ADS WASTE ESCROW CORP. II] [ADS WASTE HOLDINGS, INC.] as Borrower

By:

Name: Title:

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EXHIBIT K-l

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto.

Pursuant to the provisions of Section 2.20(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name: Title:

Date: ,201[ ]

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EXHIBIT K-2

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto.

Pursuant to the provisions of Section 2.20(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name: Title:

Date: ,201[ ]

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EXHIBIT K-3

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto.

Pursuant to the provisions of Section 2.20(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881 (c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8MY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:

Date: ,201[]

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EXHIBIT K-4

[Form of] U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement’), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto.

Pursuant to the provisions of Section 2.20(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

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Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name: Title:

Date: ,201[]

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EXHIBIT L

[Form of]

SOLVENCY CERTIFICATE

[ ], 2012

This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section 4.02(k) of the Credit Agreement, dated as of October 9, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ADS WASTE ESCROW CORP. II, a Delaware corporation, as Escrow Borrower, ADS WASTE HOLDINGS INC., as Borrower upon the Acquisition Date, ADVANCED DISPOSAL WASTE HOLDINGS CORP., a Delaware corporation, as Intermediate Holdings upon the Acquisition Date, the Lenders from time to time party thereto, DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and as Collateral Agent and the other parties thereto. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

I, [ ], the [Responsible Officer] of Intermediate Holdings, in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Borrower that as of the date hereof, after giving effect to the consummation of the Transactions (including the execution and delivery of the Merger Agreement and the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof):

The sum of the liabilities (including contingent liabilities) of the Loan Parties, taken as a whole, on a consolidated basis, does not exceed the present fair saleable value of the assets of the Loan Parties, taken as a whole, on a consolidated basis.

The present fair saleable value of the assets of the Loan Parties, taken as a whole, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Loan Parties, taken as a whole, on a consolidated basis, as they become absolute and matured.

The capital of the Loan Parties, taken as a whole, on a consolidated basis, is not unreasonably small in relation to their business as conducted on the date hereof.

The Loan Parties, taken as a whole, on a consolidated basis, have not, giving effect to the Transactions, incurred debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).

The Loan Parties, taken as a whole, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business.

For purposes of this Certificate, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances known to the undersigned as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section 4.02(j) of the Credit Agreement

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(the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed reasonably appropriate.

8. The undersigned confirms and acknowledges that the Administrative Agent and the

Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

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EN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:

Name:

Title: [Responsible Officer]

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EXHIBIT M

[Form of] LETTER OF CREDIT REPORT

[Letterhead of Issuing Bank] Date: ,201

Deutsche Bank Trust Company Americas, as Administrative Agent 5022 Gate Parkway, Suite 200 Jacksonville, Florida 32256 Attention: SaraPelton Fax No. (904) 779-3080

Current Letters of Credit Outstanding for ADS WASTE HOLDINGS, INC.

Current Closure/Post Auto

Beneficiary LC# Issue Date Expiry Date Outstanding Type Closure Extension

Total: $[ ]

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EXHIBIT N FORM OF LETTER OF CREDIT NOTICE

Dated 48

Deutsche Bank Trust Company Americas as Administrative Agent for the Lenders party to the Credit Agreement referred to below

5022 Gate Parkway, Suite 200

Jacksonville, Florida 32256

Attention: Sara Pelton Fronting Bank: { ff

Dear Ladies and Gentlemen:

We hereby request that the Issuing Bank, in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the undersigned on [ ]^ (the “Date of Issuance”), which Letter of Credit shall be denominated in United States Dollars and shall be in the aggregate amount of [

For the purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meaning provided such terms in the Credit Agreement,

The beneficiary of the requested Letter of Credit will be { £, and such Letter of Credit will be in support of { £ and will have a stated expiration date off f\

Date of Letter of Credit Request. On or after the Initial Borrowing Date and prior to the 5th day prior to the Revolving Loan Maturity Date.

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If standby Letter of Credit is to be issued by Deutsche Bank Trust Company Americas insert: Deutsche Bank Trust Company Americas, Global Loan Operations, Standby Letter of Credit Unit, 60 Wall Street, New York, New York 10005, MS NYC 60-3812. For standby Letters of Credit to be issued by other Issuing Bank insert name and address of applicable Issuing Bank.

50 Date of Issuance, which shall be at least two (2) Business Days from the date hereof (or such shorter period as is reasonably acceptable to the Issuing Bank).

Aggregate initial amount of the Letter of Credit.

Insert name and address of beneficiary.

Insert brief description of supportable obligations.

54 Insert the last date upon which drafts may be presented which may not be later dian the dates referred to in

We hereby certify that:

the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.

By

Name: Title:

Section 2.23(c) of the Credit Agreement.

EXHIBIT O AUCTION PROCEDURES

[Form of] AUCTION PROCEDURES

This outline is intended to summarize certain basic terms of procedures with respect to Dutch Auctions pursuant to and in accordance with the terms and conditions of Section 9.04(1) of the Credit Agreement to which this Exhibit O is attached. It is not intended to be a definitive list of all of the terms and conditions of a Dutch Auction and all such terms and conditions shall be set forth in the applicable auction procedures documentation set for each Dutch Auction (the “Offer Documents “). None of the Administrative Agent, Deutsche Bank (or, ifDeustche Bank declines to act in such capacity, an investment bank of recognized standing selected by the Borrower) (the “Auction Manager”) or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Term Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Dutch Auction as a Term Lender) or whether or not Intermediate Holdings, the Borrower or any Restricted Subsidiary should purchase by assignment any Term Loans from any Term Lender pursuant to any Dutch Auction. Each Term Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Term Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Dutch Auction and the Offer Documents. Capitalized terms not otherwise defined in this Exhibit O have the meanings assigned to them in the Credit Agreement.

Summary. Intermediate Holdings, the Borrower and any Restricted Subsidiary may purchase (by assignment) Term Loans on a non-pro rata basis by conducting one or more Dutch Auctions pursuant to the procedures described herein; provided that no more than one Dutch Auction may he ongoing at any one time and no more than four Dutch Auctions may be made in any period of four consecutive fiscal quarters of the Borrower.

Notice Procedures. In connection with each Dutch Auction, Intermediate Holdings, the Borrower or the applicable Restricted Subsidiary (as applicable) (the “Offeror”) will provide notification to the Auction Manager (for distribution to the Term Lenders) of the Term Loans that will be the subject of the Dutch Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain (i) the maximum principal amount of Term Loans the Offeror is willing to purchase (by assignment) in the Dutch Auction (the “Auction Amount”), which shall be no less than $5,000,000 or an integral multiple of $1,000,000 in excess of thereof, (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000, at which the Offeror would be willing to purchase Term Loans in the Dutch Auction and (iii) the date on which the Dutch Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Offeror to the Auction Manager not less than 24 hours before the original Expiration Time. The Auction Manager will deliver a copy of the Offer Documents to each Term Lender promptly following completion thereof.

Reply Procedures. In connection with any Dutch Auction, each Term Lender holding Term Loans wishing to participate in such Dutch Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction

Manager (the “Return Bid” to be included in the Offer Documents) which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000, that such Term Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided, that each Term Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Term Lender at such time. A Term Lender may only submit one Return Bid per Dutch Auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Term Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Term Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager and the Administrative Agent (the “Auction Assignment and Acceptance”). The Offeror will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).

Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Offeror, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Dutch Auction within the Discount Range for the Dutch Auction that will allow the Offeror to complete the Dutch Auction by purchasing the full Auction Amount (or such lesser amount of Terms Loans for which the Offeror has received Qualifying Bids). The Offeror shall purchase (by assignment) Term Loans from each Term Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All principal amount of Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Term Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Term Lender. offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.

Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in any given Dutch Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Offeror shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to com- ? plete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.

Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the next Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Offeror onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Term Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.

Additional Procedures. Once initiated by an Auction Notice, the Offerer may withdraw a Dutch Auction by written notice to the Auction Manager no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from the Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Term Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Dutch Auction shall become void if the Offerer fails to satisfy one or more of the conditions to the purchase of Loans set forth in Section 9.04(1) of the Credit Agreement, as applicable, or to otherwise comply with any of the provisions of such Section 9.04(1). The purchase price for all Term Loans purchased in a Dutch Auction shall be paid in cash by the Offerer directly to the respective assigning Term Lender on a settlement date as determined by the Auction Manager in consultation with the Offerer (which shall be no later than ten (10) Business Days after the date Return Bids are due), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Offerer shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.

All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of a Dutch Auction will be determined by the Auction Manager, in consultation with the Offerer, and the Auction Manager’s determination will be conclusive, absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Offerer, will be final and binding.

None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning Intermediate Holdings, the Borrower, the Restricted Subsidiaries or any of their Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

The Auction Manager acting in its capacity as such under a Dutch Auction shall be entitled to the benefits of the provisions of Article 8 and Section 9.05 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Dutch Auction.

This Exhibit O shall not require Intermediate Holdings, the Borrower or any Restricted Subsidiary to initiate any Dutch Auction, nor shall any Term Lender be obligated to participate in any Dutch Auction.

EXHIBIT P

[Form of] ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of October 9, 2012, (the “Agreement”) by and among ADS Waste Escrow Corp. II, a Delaware corporation (the “Company”), Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as administrative agent (in such capacity, the “Administrative Agent”) under the Credit Agreement (as defined below), and Deutsche Bank Trust Company Americas, a New York banking corporation, a wholly-owned subsidiary of Deutsche Bank AG, as escrow agent (the “Escrow Agent”).

WHEREAS, this Agreement is being entered into in connection with the Credit Agreement (the “Credit Agreement”) dated as -of the date hereof, among the Company, the Administrative Agent and the lenders party thereto (the “Lenders”);

WHEREAS, pursuant to the terms of the Credit Agreement, the Company is incurring indebtedness in the form of a term loan in the aggregate principal amount of $1,800,000,000 (the “Term Loan”);

WHEREAS ( concurrently with the closing of the Credit Agreement and the funding of the Term Loan, (i) the Administrative Agent, on behalf of the Lenders and the Company, will deposit with the Escrow Agent, as hereinafter provided, $1,800,000,000 in cash, representing the gross proceeds received from the making of the Term Loan (the “Proceeds”) and (ii) the Company will cause to be deposited cash in the amount of $9,450,000 (the “Initial Deposit”), representing, when taken together with the Proceeds, an amount sufficient to make the Special Mandatory Repayment on the Initial Outside Date (as defined below);

WHEREAS, such funds, in addition to any Extension Deposits (as defined below) made as required herein, will be used (A) upon satisfaction of the conditions set forth in Section 4(a), for the purposes set forth in Section 4(a) or (B) to fund the Special Mandatory Repayment.

WHEREAS, as security for its obligations under the Credit Agreement, the Company hereby grants to the Administrative Agent, for the sole and exclusive benefit of the Lenders, a first priority security interest in and hen on the Escrow Account (as defined herein), Escrow Property (as defined herein) and the Collateral (as defined herein); and

WHEREAS, the parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, the Escrow Property will be held, disbursed and released from the security interest and lien described above.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Appointment of Escrow Agent. The Company and the Administrative Agent

hereby appoint Deutsche Bank Trust Company Americas as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

Section 2. . Deposit into the Escrow Property; Extension of the Escrow End Date.

The Administrative Agent and the Company, simultaneously with the execution and delivery of this Agreement, have caused to be deposited with the Escrow Agent the sum of the Proceeds and the Initial Deposit (collectively, together with any Extension Deposits, the “Escrowed Proceeds”), and which Escrowed Proceeds shall be held by the Escrow Agent upon the terms and conditions hereinafter set forth. The foregoing property and/or funds, plus all interest, dividends and other distributions and payments thereon (collectively, the “Distributions”) received by the Escrow Agent, less any property and/or funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the “Escrow Property”. The Escrow Agent shall have no duty to solicit the Escrow Property. The Company or the Administrative Agent shall notify the Escrow Agent in writing at or prior to the time when Escrowed Proceeds are sent to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no liability for Escrowed Proceeds, or interest thereon, sent to it that remain unclaimed and/or are returned if such written notification is not given.

(i) If, at any time on or prior to 2:00 p.m. (New York City time) on the Initial Outside Date, the Company delivers a notice (a “First Extension Election”) substantially in the form of Annex II to the Administrative Agent and the Escrow Agent to extend the Initial Outside Date to November 30, 2012 (the “First Extended Outside Date”), and concurrently with such notice the Company deposits an amount in cash (an “Extension Deposit”) sufficient, when taken together with the amount of other Escrow Property as of such date, to pay 100% of the aggregate principal amount of the Term Loan made on the date hereof, together with accrued and unpaid interest on such Term Loan from the date hereof or the most recent date to which interest has been paid or duly provided for on the Term Loan, as the case may be, up to, but not including, the First Extended Outside Date, the Initial Outside Date shall be extended to the First Extended Outside Date.

(ii) If, at any time on or prior to 2:00 p.m. (New York City time) on the First Extended Outside Date, the Company delivers a notice (the “Second Extension Election”) substantially in the form of Annex II to the Administrative Agent and the Escrow Agent to extend the First Extended Outside Date to December 31, 2012 (the “Second Extended Outside Date”), and concurrently with such notice the Company deposits an Extension Deposit, sufficient, when taken together with the amount of other Escrow Property as of such date, to pay 100% of the aggregate principal amount of the Term Loan made on the date hereof, together with accrued and unpaid interest on such Term Loan from the date hereof or the most recent date to which interest has been paid or duly provided for on the Term Loan, as the case may be, up to, but not including, the Second Extended Outside Date, the First Extended Outside Date shall be extended to the Second Extended Outside Date.

(iii) If, at any time on or prior to 2:00 p.m. (New York City time) on the Second Extended Outside Date, the Company delivers a notice (the “Final Extension Election”) substantially in the form of Annex II to the Administrative Agent and the Escrow Agent to extend the Second Extended Outside Date to January 31, 2013 (the “Final Outside Date”), and concurrently with such notice the Company deposits an Extension Deposit, -sufficient, when taken together with the amount of other Escrow Property as of such date, to pay 100% of the aggregate principal amount of the Term Loan made on the date hereof, together with accrued and unpaid interest on such Term Loan from the date hereof or the most recent date to which interest has been paid or duly provided for on the Term Loan, as the case may be, up to, but not including, the Final Outside Date, the Second Extended Outside Date shall be extended to the Final Outside Date.

Section 3. Investment of the Escrow Property. During the term of this Agreement, the Es-

crow Agent shall invest and reinvest the Escrow Property in any of the following investments, in each case at the written direction of an Authorized Person (as hereinafter defined) of the Company:

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Money Market Mutual Funds registered under the Investment Act of 1940; and/or time deposits.

The Escrow Agent shall have no obligation to invest or reinvest the Escrow Property if deposited with the Escrow Agent after 11:00 a.m. New York City time on such day of deposit. Instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrow Property. Any interest or other income received on such investment and reinvestment of the Escrow Property shall become part of the Escrow Property and any losses incurred on such investment and reinvestment of the Escrow Property shall be debited against the Escrow Property. If a selection is not made and a written direction not given to the Escrow Agent, the Escrow Property shall remain uninvested with no liability for interest therein. It is agreed and understood that the entity serving as Escrow Agent may earn fees associated with the investments outlined above in accordance with the terms of such investments. Notwithstanding the foregoing, the Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release all or any portion of the Escrow Property pursuant to Section 4 hereof. In no event shall the Escrow Agent be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

Section 4. Distribution of Escrow Property.

If at any time on or prior to the then applicable Escrow End Date, the Escrow Agent receives the Release Request from the Company or its nominee (a copy of which shall be provided to the Administrative Agent), the Escrow Agent will, as promptly as practicable on the same Business Day, release all Escrow Property (including investment earnings credited to the Escrow Account) (the “Release”) then held by it as directed and in the manner set forth in the Release Request; provided that the Release Request shall be received by the Escrow Agent by 11:00 a.m. New York City time on such Business Day.

If (i) the Escrow Agent shall not have received the Release Request described in clause (a) above at or prior to the Escrow End Date, or (ii) Holdings or the Company shall have notified the Escrow Agent and the Administrative Agent in writing that Holdings will not pursue the consummation of the Acquisition (as such term is defined in the Credit Agreement) (the date on which the earlier of (i) and (ii) occurs, the “Escrow Termination Date”), then in each case, the Escrow Agent shall, upon receipt of a written notice substantially in the form of Annex III (the “Escrow Termination Notice”) (a copy of which will be provided to the Administrative Agent), without requirement of any other notice to or action by the Company or any other Person, release the Escrow Property (including investment earnings credited to the Escrow Property) to the Administrative Agent as the Administrative Agent may direct. The Administrative Agent shall apply the Escrow Property in accordance with Section 2.28(b)(ii) of the Credit Agreement. For the avoidance of doubt, the Administrative Agent will pay to the Company any Escrow Property remaining after repayment of the Term Loan and payment of fees and expenses in accordance with Section 2.28(b)(ii) of the Credit Agreement.

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(c) If the Escrow Agent receives a notice from the Administrative Agent that the principal of and accrued interest on the Term Loan has become immediately due and payable pursuant to Section 7.01 of the Credit Agreement (an “Acceleration Event”) and either (i) a court of competent jurisdiction by final and nonappealable judgment determines that the acceleration of the Term Loan was appropriate as a result of a bona fide Event of Default under the Credit Agreement or (ii) such acceleration is not rescinded on or prior to the Escrow Termination Date, the Escrow Agent will liquidate all Escrow Property then held by it within one Business Day after it receives notice of such court determination or on the Business Day after the Escrow Termination Date, as the case may be, and will release to the Administrative Agent the Escrow Property for application in accordance with Section 2.28(b)(ii) of the Credit Agreement.

If the Escrow Agent receives a notice from the Company that a Special Mandatory Repayment is to occur, this Section 4(c) shall be of no further effect and all Escrowed Property then held by the Escrow Agent shall be released in accordance with Section 4(b).

Section 5. Termination. This Agreement shall terminate upon the distribution of all Escrow

Property from the account established hereunder. The provisions of Sections 6, 8 and 9 shall survive the termination of this Agreement and the earlier resignation or removal of the Escrow Agent.

Section 6. Compensation of Escrow Agent. The Escrow Agent shall be entitled to payment from the Company for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Company and the Escrow Agent (as such fees may be adjusted from time to time). It is understood by all parties that the annual fee may be deducted from the Escrow Property when it becomes due. Annual fees are due annually in advance for each year or any part thereof. The Company shall reimburse the Escrow Agent on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors’ and agents’ reasonable and documented fees and disbursements and all taxes or other governmental charges. Such compensation and expenses shall be paid from the Escrow Property to the extent not otherwise paid within thirty (30) days after an invoice has been rendered. The obligations contained in this Section 6 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

Section 7. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Company and the Administrative Agent. The Company and the Administrative Agent may remove the Escrow Agent at any time by giving thirty (30) calendar days’ prior written notice to the Escrow Agent. Upon such notice, a successor escrow agent shall be appointed by the Company and the Administrative Agent, who shall provide written notice of such to the resigning Escrow Agent. Such successor escrow agent shall become the escrow agent hereunder upon the resignation or removal date specified in such notice. If the Company and the Administrative Agent are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent may, in its sole discretion, deliver the Escrow Property to the Company at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by the Company. Upon receipt of the identity of the successor escrow agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent to be paid from any interest earned in respect of the Escrow Property, or hold any interest earned in respect of the Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid. Upon its resignation and delivery of the Escrow Property as set

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forth in this Section 7, the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with the Escrow Property or this Agreement.

Section 8. Indemnification of Escrow Agent. The Company shall indemnify, defend and hold harmless the Escrow Agent and its officers, directors, employees, representatives and agents, from and against and reimburse the Escrow Agent for any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney’s fees and expenses) of whatever kind or nature regardless of their merit, demanded, asserted or claimed against the Escrow Agent directly or indirectly relating to, or arising from, claims against the Escrow Agent by reason of its participation in the transactions contemplated hereby, including without limitation all reasonable costs required to be associated with claims for damages to persons or property, and reasonable and documented attorneys’ and consultants’ fees and expenses and court costs except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct. The provisions of this Section 8 shall survive the termination of this Agreement or the earlier resignation or removal of the Escrow Agent.

Section 9. The Escrow Agent.

The duties, responsibilities and obligations of Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Escrow Agent. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement to which the Company or the Administrative Agent is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Company or the Administrative Agent or an entity acting on its behalf. The Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrow Property), the Escrow Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

The Escrow Agent shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Company and the .Administrative Agent or any entity acting on behalf of the Company or the Administrative Agent, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Property, or any loss of interest or income incident to any such delays, or (v) for an amount in

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excess of the value of the Escrow Property, valued as of the date of deposit, but only to the extent of direct money damages.

If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent or its counsel hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefore from the Escrow Property and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Escrow Property for such purpose. The Escrow Agent may in its sole discretion withhold from any distribution of any interest earned in respect of the Escrow Property an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Escrow Agent is entitled to hereunder.

As security for the due and punctual performance of any and all of the Company’s obligations to the Escrow Agent hereunder, now or hereafter arising, the Company hereby pledges, assigns and grants to the Escrow Agent a continuing security interest in, and a hen on, the Escrow Property and all Distributions thereon or additions thereto. The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against the Company and all third parties in accordance with the terms of this Agreement.

The Escrow Agent may consult with legal counsel of its own choosing, at the expense of the Company, as to any matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel, except to the extent caused by the Escrow Agent’s gross negligence or willful misconduct.

The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(h) The Escrow Agent shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(i)	The Escrow Agent shall not be responsible in any respect for the form, execution,

validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

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(j)	The Escrow Agent shall not be under any duty to give the Escrow Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(k) When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, email or other form of electronic or data transmission, the Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or the Administrative Agent or is not in the form the Company and the Administrative Agent sent or intended to send (whether due to fraud, distortion or otherwise). The Company shall indemnify the Escrow Agent against any loss, liability, claim or expense (including reasonable and documented legal fees and expenses) it may incur with its acting in accordance with any such communication.

(1) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by the Company and the Administrative Agent, which eliminates such ambiguity or uncertainty.

(m) In the event of any dispute between or conflicting claims among the Company and the Administrative Agent and any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its reasonable discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company and the Administrative Agent for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its reasonable discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the, presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its reasonable discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be an obligation of, the Company.

(n) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(o) The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent

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from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Escrow Agent with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall only be responsible for income reporting with respect to income earned on the Escrow Property and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(p) The Escrow Agent shall provide to the Company and the Administrative Agent monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by the Company and the Administrative Agent unless the Escrow Agent is notified in writing, by the Company and the Administrative Agent, to the contrary within thirty (30) Business Days of the date of such statement.

Section 10. Grant of Security Interest; Instructions to Escrow Agent.

The Company hereby irrevocably grants a first priority security interest in and lien on, and pledges, assigns, transfers and sets over to the Administrative Agent for its own benefit and the benefit of the Lenders, all of its respective right, title and interest in, to the extent applicable, (i) the Escrowed Proceeds, the Escrow Account, the Escrow Property and all other property now or hereafter placed or deposited in, or delivered to the Escrow Agent for placement or deposit in, the Escrow Account in accordance with the terms of this Agreement; (ii) all funds, deposits and all security entitlements (as such term is defined in Section 8-102(a) of the UCC) from time to time credited to the Escrow Account; (iii) all claims and rights of whatever nature which the Company may now have or hereafter acquire against any third party in respect of any of the Collateral described in this Section 10 (including any claims or rights in respect of any security entitlements credited to an account of the Escrow Agent maintained at any clearing corporation) or any other securities intermediary (as such terms are defined in Section 8-102(a) of the UCC); (iv) all rights which the Company has under this Agreement and all rights it may now have or hereafter acquire against the Escrow Agent in respect of its holding and managing all or any part of the Collateral; and (v) all proceeds (as such term is defined in Section 9-102(a) of the UCC) of any of the foregoing (collectively, the “Collateral”), in order to secure all obligations and indebtedness of the Company under this Agreement and the Credit Agreement, and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Credit Agreement to the Lenders or to the Administrative Agent or any predecessor Administrative Agent (collectively, the “Secured Obligations”). The Escrow Agent hereby acknowledges the Administrative Agent’s security interest and lien as set forth above. The Company shall take all actions and shall direct the Escrow Agent in writing to take all actions necessary on its part to insure the continuance of a perfected first priority security interest in the Collateral in favor of the Administrative Agent in order to secure all Secured Obligations. Other than the lien granted hereunder to the Administrative Agent, the Company shall not grant or cause or permit any other person to obtain a security interest, encumbrance, lien or other claim, direct or indirect, in the Company’s right, title or interest in the Escrow Account or any Collateral.

The Company and the Administrative Agent hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent shall:

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(i) maintain the Escrow Account for the sole and exclusive benefit of the Administrative Agent on its behalf and on behalf of the Lenders to the extent specifically required herein; treat all property in the Escrow Account as financial assets (as defined in Section 8-102(a) of the UCC); take all steps reasonably specified in writing by the Company pursuant to this Section 10 to cause the Administrative Agent to enjoy continuous perfected first priority security interest under the UCC (provided, however, that the Escrow Agent shall not be required to file financing or continuation statements), any other applicable statutory or case law or regulation of the State of New York and any applicable law or regulation of the United States in the Collateral and except as otherwise required by law, maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature now or hereafter existing in favor of anyone other than the Escrow Agent;

(ii) promptly notify the Administrative Agent if the Escrow Agent receives written notice that any Person other than the Administrative Agent has or purports to have a lien or security interest upon any portion of the Collateral; and

(iii) in addition to disbursing amounts held in escrow pursuant to and in accordance with the terms of this Agreement, upon receipt of written notice from the Administrative Agent of the acceleration of the maturity of the Term Loan and direction from the Administrative Agent to disburse the Escrow Property to the Administrative Agent, as promptly as practicable, disburse all funds and other Collateral held in the Escrow Account to or as directed by the Administrative Agent and, to the extent permissible by applicable law, transfer title to all Escrow Property held by the Escrow Agent hereunder to or as directed by the Administrative Agent. In addition, upon an Event of Default and for so long as such Event of Default continues, the Administrative Agent may, and the Escrow Agent shall on behalf of the Administrative Agent when instructed by the Administrative Agent, exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC or other applicable law.

The lien and security interest provided for in this Section 10 shall automatically terminate and cease as to, and shall not extend or apply to, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement to the extent not inconsistent with the terms hereof. The Escrow Agent shall not have any right to receive compensation from the Administrative Agent and shall have no authority to obligate the Administrative Agent or to compromise or pledge its security interest hereunder.

(c) Any money collected by the Administrative Agent pursuant to Section 10(b)(iii) shall be applied as provided in Section 2.28(b)(ii) of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after indefeasible payment in full of all the obligations under the Credit Agreement shall be paid over to the Company promptly or as a court of competent jurisdiction may direct. Neither the Administrative Agent nor the Escrow Agent shall have any liability for any shortfall to the extent of the amount of the Special Mandatory Redemption.

The Company will execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Administrative Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Administrative Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Agreement. The Company also hereby authorizes the Administrative Agent to file any financing or continuation statements with respect to the Collateral without its signature (to the extent permitted by applicable law). The Company shall pay all reasonable costs incurred in connection with any of the foregoing, it being understood that the Administrative Agent shall have no duty to determine whether to file or record any document or instrument relating to Collateral. Neither the Administrative Agent nor the Escrow Agent shall have any duty or obligation to file or record any document or otherwise to see to the grant or perfection of any security interest granted hereunder.

The Company hereby appoints the Administrative Agent as attorney-in-fact with full power of substitution to do any act that the Company is obligated hereby to do, and the Administrative Agent may, but shall not be obligated to, exercise such rights as the Administrative Agent might exercise with respect to the Collateral and take any action in the Administrative Agent’s name to protect the Administrative Agent’s security interest hereunder.

If at any time the Escrow Agent shall receive any “entitlement order” (as such term is defined in Section 8-102(a)(8) of the UCC) or any other instructions issued by the Administrative Agent directing the disposition of funds in the Escrow Account or otherwise related to the Escrow Account, the Escrow Agent shall comply with such instructions without further consent by the Company or any other person.

The Escrow Agent represents that it is a “securities intermediary” and that the Escrow Account is a “securities account” (as each such term is defined in the UCC). The “Securities Intermediary’s Jurisdiction” (within the meaning of Section 8-110(e) of the UCC) of the Escrow Agent shall be the State of New York.

(h) The Company hereby confirms that the arrangements established under this Section 10 constitute “control” by the Administrative Agent of the Escrow Account, as each of those terms is defined in Article 9 of the UCC as adopted in the State of New York. Other than the Credit Agreement and the other provisions of this Agreement, the Escrow Agent and the Company have not entered and will not enter into any other agreement with respect to control of the Escrow Account or purporting to limit or condition the obligation of the Escrow Agent to comply with any orders or instructions of the Administrative Agent with respect to the Escrow Account as set forth in this Section 10. In the event of any conflict with respect to control over the Escrow Account between this Agreement and the Credit Agreement (or any portion hereof or thereof), on the one hand, and any other agreement now existing or hereafter entered into, on the other hand, the terms of this Agreement shall prevail.

(i) The Escrow Agent hereby agrees that any security interest in, lien on, encumbrance, claim or right of setoff against, the Escrow Account, the Escrow Property or any other funds therein that it now has or subsequently obtains shall be subordinate to the security interest of the Administrative Agent in the Escrow Account and the funds therein or credited thereto. The Escrow Agent agrees not to exercise any present or future right of recoupment or set-off against the Escrow Account or to assert against the Escrow Account any present or future security interest, banker’s lien or any other lien or claim (including claim for penalties) that the Escrow Agent may at any time have against or in the Escrow Account or any funds therein,

Section 11. Miscellaneous, (a) This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.

Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal Court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such person at such person’s address for purposes of notices hereunder.

All notices and other communications under this Agreement shall be in writing in English and shall be deemed given when delivered personally, on the next Business Day after delivery to a recognized overnight courier or mailed first class (postage prepaid)or when sent by facsimile to the parties (which facsimile copy shall be followed, in the case of notices or other communications sent to the Escrow Agent, by delivery of the original) at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Company, to:

ADS Waste Escrow Corp. II

7915 Baymeadows Way, Suite 400

Jacksonville, Florida 32256

Attention: Steven R. Cam, Chief Financial Officer

Fax: 904-493-3041

with a copy to:

ADS Waste Escrow Corp. II

7915 Baymeadows Way, Suite 400

Jacksonville, Florida 32256

Attention: Scott E. Friedlander, General Counsel

Fax: 904-493-3055

If to the Administrative Agent, to:

If to the Escrow Agent, to:

Deutsehe Bank Trust Company Americas

60 Wall Street, 27* Floor

Mail Stop: NYC60-2710

New York, New York 10005

Facsimile: (732) 578-4593

Attention: Manager, Escrow Team

The headings of the Sections of this Agreement have been inserted for convenience and shall not modify, define, limit or expand the express provisions of this Agreement.

This Agreement and the rights and obligations hereunder of parties hereto may not be assigned except with the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors and permitted assigns. Except as expressly provided herein, no other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11(f)) their respective successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

This Agreement may not be amended, supplemented or otherwise modified without the prior written consent of the parties hereto.

(h) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

(i) The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to the Escrow Agent such information as it may request, from time to time, in order for the Escrow Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

(j) This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(k) The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

(1) Each of the Company and the Administrative Agent hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this

Agreement by the Company and the Administrative Agent does not and will not violate any applicable law or regulation.

(m) The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

(n) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Bankers Trust Company”, “Deutsche Bank Trust Company Americas” or “Deutsche Bank AG” or any of their respective affiliates by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

(o) For purposes of this Agreement, “Business Day” shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted by law or executive order to be closed in the City of New York.

(p) For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Escrow Agent may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Company or the Administrative Agent designated on Scheduled I attached hereto and made a part hereof (each such representative, an “Authorized Person”) which such designation shall include specimen signatures of such representatives, as such Schedule I may be updated from time to time.

Section 12. Defined Terms. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

“Authorized Person” has the meaning set forth in Section ll(p).

“Collateral” has the meaning set forth in Section 10(a).

“Escrow Account” means the escrow account established with the Escrow Agent in which the Escrow Property is held pursuant to the terms of this Agreement as described on Annex IV hereto.

“Escrow End Date” means the latest of the Initial Outside Date, First Extended Outside Date, Second Extended Outside Date or the Final Outside Date, as applicable.

“Escrowed Proceeds” has the meaning set forth in Section 2(a).

“Escrow Property” has the meaning set forth in Section 2(a).

“Escrow Termination Date” has the meaning set forth in Section 4(b).

“Escrow Termination Notice” has the meaning set forth in Section 4(b).

“Extension Deposit” has the meaning set forth in Section (2)(a)(i).

“Final Extension Election” has the meaning set forth in Section 2(a)(iii).

“Final Outside Date” has the meaning set forth in Section 2(a)(iii).

“First Extended Outside Date” has the meaning set forth in Section 2(a)(i).

“First Extension Election” has the meaning set forth in Section 2(a)(i).

“Holdings” means Star Atlantic Waste Holdings II, L.P., or any successor thereto or assignee thereof.

“Initial Deposit” has the meaning set forth in the Recitals.

“Initial Outside Date” means November 15, 2012.

“Proceeds” has the meaning set forth in the Recitals.

“Release Request” means an officer’s certificate requesting release of the Escrow Property signed by an Authorized Person of the Company in the form attached hereto as Annex I, certifying as to the matters specified therein.

“Second Extended Outside Date” has the meaning set forth in Section 2(a)(ii).

“Second Extension Election” has the meaning set forth in Section 2(a)(ii).

“Secured Obligations” has the meaning set forth in Section 10(a).

“Special Mandatory Repayment” means the obligation of the Company to repay the Term Loan, pursuant to Section 2.18(b)(ii) of the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written,

ADS WASTE ESCROW CORP. II

By

Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By

Name: Title:

By

Name: Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Escrow Agent

By

Name: Title:

By

Name: Title:

Schedule I

Authorized Representatives Company Name Title Specimen Signature

Administrative Agent Name Title Specimen Signature

ANNEX I

FORM OF RELEASE REQUEST

ADS Waste Escrow Corp. II

7915 Baymeadows Way, Suite 400

Jacksonville, Florida 32256

[ ], 2012

Deutsche Bank Trust Company Americas 60 Wall Street, 27th Floor Mail Stop: NYC60-2710 New York, New York 10005

Attention: Manager, Escrow Team

Re: Release Request Officer’s Certificate

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of [ ], 2012 (the “Escrow Agreement”)

among you (the “Escrow Agent”), the Administrative Agent under the Credit Agreement dated as of [ ], 2012 (the “Credit Agreement”), and ADS Waste Escrow Corp. n, a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

This officer’s certificate constitutes the Release Request under the Escrow Agreement.

The Company hereby notifies you and certifies to you that the release of the entire amount of the Escrow Property is currently permitted in accordance with Section 4(a) of the Escrow Agreement and requests that you release such amount as set forth on Schedule A hereto. The Escrow Agent is entitled to rely on the foregoing in disbursing Escrow Property as specified in this Release Request.

[SIGNATURE PAGE FOLLOWS]

ADS WASTE ESCROW CORP. 1

By:

Name: Title:

Schedule A WIRE INSTRUCTIONS

[ ]

Proceeds to be delivered: [ ]

Name of Bank: [ ]

ABA Number of Bank: [ ]

Account Number at Bank: [ ]

Name of Account: [ ]

OBI Field F/F/C #: [ ]

Attention: [ ]

ANNEX II FORM OF NOTICE OF EXTENSION OF ESCROW END DATE

Dated: [ ]

NOTICE IS HEREBY GIVEN THAT pursuant to Section 2(b)[(i)][(ii)][(iii)] of the Escrow Agreement, dated as of October [ ], 2012 (the “Escrow Agreement”), by and among ADS Waste Escrow Corp. II, a Delaware corporation (the “Company’”), Deutsche Bank Trust Company Americas, as Administrative Agent and Deutsche Bank Trust Company Americas, as escrow agent (in such capacity, the “Escrow Agent”), as of the date hereof the Company hereby elects to extend the [Initial Outside Date][First Extended Outside Date][Second Extended Outside Date] such that the effective “Escrow End Date” for purposes of the Escrow Agreement shall be as set forth below. Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Credit Agreement referred to therein).

The Company hereby certifies to the Escrow Agent that (i) it is extending the Escrow End Date in accordance with Section 2(b) of the Escrow Agreement, (ii) it has made or is contemporaneously making an Extension Deposit in cash in the amount set forth below and (iii) based on the amount of Escrow Property on deposit with the Escrow Agent as of the date hereof, the amount deposited with the Escrow Agent as set forth below satisfies the requirements set forth in Section 2(b)[(i)] [(ii)] [(iii)] of the Escrow Agreement.

Escrow End Date prior to this Notice:

Escrow End Date after this Notice:

Extension Deposit: $

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this officer’s certificate as of the date first written above,

ADS WASTE ESCROW CORP. II

By:

Name: Title:

ANNEX HI

FORM OF ESCROW TERMINATION NOTICE

ADS Waste Escrow Corp. II

7915 Baymeadows Way, Suite 400

Jacksonville, Florida 32256

[ ], 2012

Deutsche Bank Trust Company Americas 60 Wall Street, 27th Floor Mail Stop: NYC60-2710 New York, New York 10005

Attention: Manager, Escrow Team

Re: Notice of Termination

Ladies and Gentlemen:

We refer to the Escrow Agreement, dated as of [ ], 2012 (the “Escrow Agreement”)

among you (the “Escrow Agent”), the Administrative Agent under the Credit Agreement dated as of [ ], 2012 (the “Credit Agreement”), and ADS Waste Escrow Corp. II, a Delaware corporation (the “Company”). Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

Pursuant to the Escrow Agreement, we hereby notify the Escrow Agent and the Administrative Agent that the Escrow Termination Date has occurred [because Holdings will not pursue the consummation of the Acquisition].

ADS WASTE ESCROW CORP. II

By: ?

Name: Title:

ANNEX IV

ESCROW ACCOUNT INFORMATION

Bank: Deutsche Bank Trust Company Americas

ABA Number: 021001033

Account Name: S80505.1—ADS Waste—Escrow Account

Account Number: 01419647

Beneficiary: Trust and Securities Services

Payment Details: PORT S80505.1

EXHIBIT Q

October 9, 2012

[Form of]

CLOSING DATE SIDE LETTER

Reference is hereby made to that certain Senior Secured Credit Agreement, dated as of October 9, 2012 (such date, the “Closing Date” and such agreement, the “Credit Agreement”), by and among ADS Waste Escrow Corp. II (the “Escrow Borrower”), the Lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent (the “Administrative Agent”) and collateral agent for the Secured Parties. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

Each of Advanced Disposal Waste Holdings Corp., a Delaware corporation (“Intermediate Holdings”), and ADS Waste Holdings, Inc., a Delaware corporation (“ADS” and, together with Intermediate Holdings and each of their subsidiaries that will become Guarantors under the Credit Agreement on the Acquisition Date (other than the Target and its subsidiaries), the “Loan Entities”), hereby certifies to the Administrative Agent as of the Closing Date hereof the following:

The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if Intermediate Holdings and ADS were party thereto.

Set forth in Schedule 1.01(a) to the Credit Agreement is a true and complete list of each Letter of Credit previously issued for the account of any of Loan Entity that is outstanding as of the Closing Date;

Set forth in Schedule 1.01(b) to the Credit Agreement is a list of all properties owned in fee by any Loan Entity as of the Closing Date that have an estimated fair market value in excess of $2,000,000, as reasonably estimated by ADS based on available information including, book value, assessed value, insured replacement values and existing appraisals, and reasonably acceptable to the Collateral Agent.

Set forth in Schedule 1.01(c) to the Credit Agreement is a list of all outstanding Indebtedness of each of Intermediate Holdings and its subsidiaries, including the Existing Credit Agreements, to be repaid in full and terminated as of the Acquisition Date.

Set forth in Schedule 1.01 (d) to the Credit Agreement is a list of the subsidiaries of each of Intermediate Holdings, ADS and IWS, as of the Closing Date, that would be required to be a Guarantor on the Acquisition Date pursuant to the Loan Documents.

Set forth in Schedule 1.01(e) to the Credit Agreement is a list of each Subsidiary of Intermediate Holdings that, as of the Closing Date, would be an Unrestricted Subsidiary on the Acquisition Date.

Intermediate Holdings and ADS agree that, unless otherwise permitted or required by the terms of the Credit Agreement as in effect on the Closing Date, Intermediate Holdings and ADS shall not amend, modify or supplement any of the Schedules to the Credit Agreement without the prior written consent of the Administrative Agent.

On and after the Closing Date and prior to the Acquisition Date, Intermediate Holdings and ADS agree that they shall not cause, or permit, any of the Loan Entities to make any Restricted Payments to Intermediate Holdings or ADS, in the case of the IWS Entities, that would be in breach of the Existing IWS Credit Agreement, and in the case of the ADS Entities, that would be in breach of the Existing Advanced Disposal Credit Agreement.

IN WITNESS WHEREOF, we have hereunto signed this Closing Date Side Letter as of the date first written above.

ADS WASTE HOLDINGS, INC.

By: :

Name: Title:

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:

Name: Title: